Exhibit 10.10

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

originally dated as of July 17, 2006

as amended and restated as of April 24, 2015

by and among

WINDSTREAM SERVICES, LLC,

formerly known as WINDSTREAM CORPORATION,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Collateral Agent,

and

BANK OF AMERICA, N.A.

BARCLAYS BANK PLC

BNP PARIBAS

CITIBANK, N.A.

COBANK, ACB

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

GOLDMAN SACHS BANK USA

MORGAN STANLEY SENIOR FUNDING, INC.

MUFG UNION BANK, N.A.

ROYAL BANK OF CANADA

SUNTRUST BANK

WELLS FARGO BANK, N.A.,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC

as Bookrunner and Lead Arranger

BARCLAYS BANK PLC

BNP PARIBAS

CITIBANK, N.A.

COBANK, ACB

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

GOLDMAN SACHS BANK USA

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

MORGAN STANLEY SENIOR FUNDING, INC.

MUFG UNION BANK, N.A.

ROYAL BANK OF CANADA

SUNTRUST ROBINSON HUMPHREY, INC.

WELLS FARGO SECURITIES LLC

as Joint Bookrunners and Joint Arrangers

SCHEDULES:

Schedule 2.01 – Commitments
Schedule 3.05 – Real Properties
Schedule 3.06 – Disclosed Matters
Schedule 3.12 – Subsidiaries
Schedule 5.10 – Certain Regulated Subsidiaries
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments
Schedule 6.09 – Transactions with Affiliates
Schedule 6.10 – Existing Restrictions

EXHIBITS:

Exhibit A	– Form of Assignment and Assumption
Exhibit B	– Form of Amended and Restated Guarantee Agreement
Exhibit C	– Form of Amended and Restated Security Agreement
Exhibit D	– Form of Pari Passu Intercreditor Agreement
Exhibit E	– Form of Recognition Agreement
Exhibit F	– Form of U.S. Tax Compliance Certificate

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT originally dated as of July 17, 2006, as amended and restated as of April 24, 2015, by and among WINDSTREAM SERVICES, LLC, a Delaware limited liability company, formerly known as WINDSTREAM CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Bank and Wells Fargo Bank, N.A., as Co-Documentation Agents.

PRELIMINARY STATEMENTS

The Original Credit Agreement has been amended and restated in the form of the First ARCA, the Second ARCA, the Third ARCA, the Fourth ARCA and the Fifth ARCA (such terms and other capitalized terms used in these preliminary statements being defined in Section 1.01 hereof). Pursuant to the Sixth Amendment and Restatement Agreement, and upon satisfaction of the conditions set forth therein, the Fifth ARCA is being further amended and restated in the form of this Amended Agreement.

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2007 Amendment Effective Date” means February 27, 2007.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“AC Holdings” means Windstream Holdings of the Midwest, a Nebraska corporation.

“AC Holdings Bonds” means the 6 3⁄4% Notes due 2028 issued by AC Holdings in an aggregate principal amount not to exceed $100,000,000.

“AC Holdings Indenture” means the Indenture dated as of February 23, 1998 under which the AC Holdings Bonds were issued.

“Acquisition” means any purchase or acquisition by any Wireline Company in a single transaction or a series of transactions individually or, together with its Affiliates, of (a) any Equity Interests in another Person which are sufficient to permit such Wireline Company and its Affiliates to Control such other Person or (b) all or substantially all of the assets of, or assets comprising a division, unit or line of business of, another Person, whether or not involving a merger or consolidation with such other Person. “Acquire” has a meaning correlative thereto.

“Act” has the meaning specified in Section 9.13.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not at the relevant time of determination an existing Lender and that agrees to provide any portion of any (a) Incremental Loans in accordance with Section 2.01(i) or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.19.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means the Administrative Agent, the Collateral Agent, the Co-Documentation Agents, the Lead Arranger and the Joint Bookrunners and Arrangers.

“Agreement”, when used with reference to this Agreement, means this Amended Agreement, as it may be further amended from time to time.

“All-in Yield” means, as to any Indebtedness on any date of determination, the yield thereon, based on the interest rate applicable to such Indebtedness on such date, including margin, original issue discount, upfront fees (with original issue discount and upfront fees being equated to interest margins for purposes of determining the yield on any Indebtedness assuming a four-year weighted average life), or otherwise; provided that “All-in Yield” shall not include arrangement, underwriting, structuring or similar fees paid to arrangers or fees that are not paid ratably to the market for such Indebtedness.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus  1⁄2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in effect on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, Federal Funds Effective Rate or Adjusted LIBO Rate, respectively.

“Amended Agreement” means this Sixth Amended and Restated Credit Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Asset Acquisition” has the meaning assigned to such term in the definition of “Asset Disposition”.

“Applicable Asset Disposition” has the meaning assigned to such term in the definition of “Asset Disposition”.

“Applicable Indebtedness” has the meaning assigned to such term in the definition of “Asset Disposition”.

“Applicable Leverage-Based Rate” means, with respect to Eurodollar Revolving Loans and ABR Revolving Loans, in each case for any day, the percentage per annum corresponding to the Leverage Ratio on such day as set forth in the table below in the relevant column:

Leverage Ratio	Eurodollar Revolving Loans	ABR Revolving Loans
Category 1 ≥ 3.25 to 1.0	2.00%	1.00%
Category 2 < 3.25 to 1.0 but ≥ 3.00 to 1.0	1.75%	0.75%
Category 3 < 3.00 to 1.0 but ≥ 2.75 to 1.0	1.50%	0.50%
Category 4 < 2.75 to 1.0	1.25%	0.25%

The Applicable Leverage-Based Rate shall be determined as of the end of each Fiscal Quarter based upon the Borrower’s annual or quarterly consolidated financial statements delivered pursuant to Section 5.01(a) or (b). Each change in the Applicable Leverage-Based Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change, provided that, at the option of the Administrative Agent (or at the request of the Required Revolving Lenders for any Revolving Loans), the Leverage Ratio shall be deemed to be in Category 1 if the Borrower fails to deliver the annual or quarterly consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) and (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

“Applicable Merger” has the meaning specified in Section 6.02(d).

“Applicable Net Proceeds” has the meaning assigned to such term in Section 2.10(c)(ii).

“Applicable Rate” means, for any day and for any Loan, the following percentages per annum set forth opposite such Loans:

Class	Eurodollar Loans	ABR Loans
Revolving Loans	Applicable Leverage-Based Rate for Eurodollar Revolving Loans	Applicable Leverage-Based Rate for ABR Revolving Loans
Tranche B-5 Term Loan	2.75%	1.75%
Incremental Loan	Rate specified in the Incremental Facility Amendment

“Applicable Transaction” has the meaning specified in the definition of “Pro Forma Basis”.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Asset Disposition” means (a) any sale, lease, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any assets of any Wireline Company pursuant to Section 6.05 (h), (k), (n) (but, in the case of clause (n), only to the extent (i) such assets were acquired after the Sixth ARCA Effective Date (including via the acquisition by a Wireline Company of any Person owning such assets) (any such acquisition of assets, an “Applicable Asset Acquisition”) with the proceeds of Indebtedness (the “Applicable Indebtedness”) or (ii) the proceeds of the sale of such assets would be required to be applied to prepay, repay or repurchase (or to offer to prepay, repay or repurchase) any Restricted Indebtedness (other than the Applicable Indebtedness) (such disposition under clause (i) or clause (ii), an “Applicable Asset Disposition”)) or (o), (b) the issuance by any Subsidiary of any Equity Interest, or (c) the receipt by any Subsidiary of any capital contribution, other than (x) any such issuance of an Equity Interest to, or the receipt of any such capital contribution from, another Wireline Company and (y) directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law; provided that, for purposes of Section 2.10(c), any single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than $25,000,000 shall not be deemed to be an Asset Disposition.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Debt” means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Available Cash” means, on any date of determination, an amount (which may be a negative amount) equal to the sum of the following in respect of the Wireline Companies on a consolidated basis for the period commencing on the first day of the Fiscal Quarter during which the Sixth ARCA Effective Date occurs and ending on the last day of the most recent Fiscal Quarter for which a certificate shall have been delivered to the Administrative Agent pursuant to Section 5.01(c) (and which the Administrative Agent shall have had an opportunity to review for not less than five Business Days):

(a) $750,000,000; plus

(b) Consolidated Adjusted EBITDA for such period; plus

(c) to the extent not included in calculating such Consolidated Adjusted EBITDA, any extraordinary or non-recurring cash gain during such period, other than any such gain resulting from any sale, transfer or other disposition of assets; minus

(d) without duplication and to the extent included in determining such Consolidated Adjusted EBITDA, the sum of (i) Consolidated Cash Interest Expense for such period, except to the extent constituting Restricted Payments; (ii) all taxes of the Wireline Companies paid in cash during such period; and (iii) any extraordinary or non-recurring loss, expense or charge paid in cash during such period; provided that amounts shall be included in this clause (d) for any period only to the extent not duplicative of any cost or expense which was (x) included in determining Consolidated Adjusted Net Income for such period and (y) not been added back to such Consolidated Adjusted Net Income in determining Consolidated Adjusted EBITDA for such period.

“Available Distributable Cash” means, on any date of determination, an amount (which may be a negative amount) equal to the sum of:

(a) Available Cash as of such date of determination; minus

(b) without duplication, the sum of the following amounts, in each case for the period commencing on the day immediately following the Sixth ARCA Effective Date and ending on such date of determination:

(i) the aggregate amount of Restricted Payments made by the Wireline Companies during such period, other than any such Restricted Payments (A) made to another Wireline Company, (B) paid from Available Equity Proceeds, or (C) permitted under clause (ii), (v) or (xv) of Section 6.08(a);

(ii) the aggregate amount of Investments, determined net (without duplication of any other netting) of the aggregate amount of cash proceeds received by the Wireline Companies from any subsequent sale or repayment thereof, made by the Wireline Companies during such period, other than any such Investments (A) in connection with a Permitted Acquisition, but only to the extent made or funded with (i) Equity Interests of the Borrower; (ii) the proceeds of Permitted Additional Debt; (iii) the proceeds of Permitted Pari Passu Indebtedness; (iv) the proceeds of Revolving Loans but only to the extent such Revolving Loans have been refinanced within 120 days with Permitted Additional Debt, Incremental Loans consisting of term loans, Permitted Pari Passu Indebtedness or Available Equity Proceeds; or (v) Incremental Loans consisting of term loans, (B) in connection with a Permitted Asset Exchange, but only to the extent the consideration paid by the Wireline Companies consists of assets or properties (other than cash) or cash consideration funded with the proceeds of Permitted Additional Debt, (C) in any Collateral Support Party (except, in the case of any Investment by a Loan Party in a Collateral Support Party that is not a Loan Party, to the extent that the distribution or repayment to such Loan Party of such Investment is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Collateral Support Party or its equity holders), (D) funded from Available Equity Proceeds or (E) permitted under clause (a), (b), (g), (h), (j), (k), (l), (m), (n) (but only to the extent such Investment is reflected in and duplicative of all or a portion of a Permitted Acquisition), (o), (p), (q), (t) or (u) of Section 6.04);

(iii) the aggregate amount of payments made by the Wireline Companies to repay, prepay, redeem, defease or acquire for value at or prior to stated maturity, or to refund, refinance or exchange, any Indebtedness (other than (A) Revolving Loans hereunder, (B) [reserved] or (C) any Indebtedness incurred pursuant to Section 6.01(a)(v) unless such Indebtedness is a Distribution Advance) or make any other scheduled, mandatory or voluntary payment of any such Indebtedness, other than (x) any such payments funded from or made with (1) Available Equity Proceeds or Equity Interests of the Borrower (other than Disqualified Stock), Holdco or Propco, (2) the proceeds of Permitted Additional Debt, (3) the proceeds of Credit Agreement Refinancing Indebtedness, (4) the proceeds of Permitted Pari Passu Indebtedness, (5) the proceeds of Incremental Loans, (6) the proceeds of Permitted Refinancing Indebtedness, (7) the proceeds of Revolving Loans but only to the extent such Revolving Loans have been refinanced within 120 days with Permitted Additional Debt, Incremental Loans consisting of term loans, Permitted Pari

Passu Indebtedness or Available Equity Proceeds or (8) the cash proceeds received by the Borrower from Propco on the Sixth ARCA Effective Date in consideration for the assets transferred to Propco on the Sixth ARCA Effective Date, (y) so long as (A) no Event of Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance with Sections 6.13 and 6.14, determined on a Pro Forma Basis and (C) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.0 to 1.0, any other payments in respect of Indebtedness and (z) payments made in the form of Equity Interests of the Borrower (other than Disqualified Stock) or Indebtedness constituting Permitted Refinancing Indebtedness or Permitted Additional Debt; and

(iv) the aggregate amount of Capital Expenditures made during such period, other than Capital Expenditures financed with (1) Available Equity Proceeds, (2) Reinvestment Funds or (3) the proceeds of a Debt Issuance (other than proceeds of Revolving Loans); provided that for purposes of determining the aggregate amount of Capital Expenditures to be deducted from Available Distributable Cash for any period under this clause (iv), the Borrower shall not be permitted to reduce the amount of such Capital Expenditures as a result of any Connect America Phase II support or transitional support received pursuant to 47 C.F.R. sec. 54.310.

“Available Equity Proceeds” means, on any date of determination, an amount equal to the sum of the following amounts, in each case for the period commencing on the day immediately following the Sixth ARCA Effective Date and ending on such date of determination:

(a) the aggregate amount of Net Proceeds of any Equity Issuances (excluding Equity Issuances of Disqualified Stock and any Equity Issuances in connection with the Propco Transactions but including Equity Issuances pursuant to the conversion or exchange of Indebtedness or Disqualified Stock) during such period; minus

(b) the aggregate amount of such Net Proceeds of Equity Issuances which have been applied prior to such date of determination to fund any of the following payments, without duplication:

(i) all or a portion of the consideration payable by the Wireline Companies in connection with a Permitted Acquisition;

(ii) Capital Expenditures;

(iii) any other Investments, determined net (without duplication of any other netting) of the aggregate amount of cash proceeds received by the Wireline Companies from any subsequent sale or repayment thereof, made by the Wireline Companies (other than (A) Investments in any Collateral Support Party (except, in the case of any Investment by a Loan Party in a Collateral Support Party that is not a Loan Party, to the extent that the distribution or repayment to such Loan Party of such Investment is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Collateral Support Party or its equity holders); and (B) Investments permitted under clause (b), (h), (j), (k), (o), (n) (but only to the extent such Investment is reflected in and duplicative of all or a portion of a Permitted Acquisition), (q), (t) or (u) of Section 6.04);

(iv) Restricted Payments made by the Wireline Companies (other than Restricted Payments to any Wireline Company); provided that any such Restricted Payment by a Wireline

Company to any other Person (other than another Wireline Company) which is made with the proceeds of a substantially contemporaneous Restricted Payment from another Wireline Company shall be deemed to be a single Restricted Payment for these purposes; and

(v) any payments made by the Wireline Companies to repay, prepay, redeem, defease or acquire for value at or prior to stated maturity, or to refund, refinance or exchange any Indebtedness (other than (i) Revolving Loans hereunder or (ii) any Indebtedness incurred pursuant to Section 6.01(a)(v), unless such Indebtedness is a Distribution Advance) or make any other scheduled, mandatory or voluntary payment of any such Indebtedness.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business or assets appointed for it, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” will have a corresponding meaning.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Windstream Services, LLC, a Delaware limited liability company, formerly known as Windstream Corporation, together with its successors.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Wireline Companies that are (or should be) set forth in a consolidated statement of cash flows of the Wireline Companies for such period prepared in accordance with GAAP and (b) any Capital Lease Obligations incurred by the Wireline Companies during such period in connection with any such capital expenditures, but excluding (i) Permitted Acquisitions, (ii) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment but only to the extent such purchase price does not exceed the credit granted by the seller of such equipment for the equipment being traded in at such time or (iii) any capital expenditure paid for (or that will be paid for) with RUS Grant Funds.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that if at any time the obligations of such Person in respect of an operating lease are required to be recharacterized as Capital Lease Obligations as a result of a change in GAAP after the Sixth ARCA Effective Date, then for purposes hereof such Person’s obligations under such operating lease shall not, following the date of such recharacterization, be deemed Capital Lease Obligations.

“Cash Collateral Account” has the meaning specified in Section 8 of the Security Agreement.

“Cash Consideration” means the consideration received by the Wireline Companies for any Asset Disposition that is in the form of cash, Cash Equivalents or Replacement Assets or a combination of the foregoing. For purposes of this provision, each of the following will be deemed to be cash:

(a) any liabilities (as shown on the Borrower’s most recent balance sheet) of the Wireline Companies (other than contingent liabilities, Restricted Indebtedness and liabilities to the extent owed to any Wireline Company) that are assumed by the transferee of any such assets or Equity Interests pursuant to a written assignment and assumption agreement that releases the applicable Wireline Companies from further liability therefor;

(b) any securities, notes or other obligations received by the Wireline Companies from such transferee that are converted by the Wireline Companies into Cash Equivalents or Replacement Assets within 180 days of the receipt thereof (to the extent of the Cash Equivalents or Replacement Assets received in that conversion); and

(c) any Designated Non-Cash Consideration received by the Wireline Companies in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) 1.5% of Total Assets at such time and (y) $100,000,000 (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

“Cash Equivalents” means:

(a) dollars and foreign currency received in the ordinary course of business or exchanged into dollars within 180 days;

(b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof), maturing, unless such securities are deposited to defease any Indebtedness, not more than one year from the date of acquisition;

(c) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any Lender Party or any domestic commercial bank having capital and surplus in excess of $500,000,000 and a rating at the time of acquisition thereof of P-1 or better from Moody’s or A-1 or better from S&P;

(d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e) commercial paper issued by a corporation (other than an Affiliate of the Borrower) rated at least “A-2” or higher from Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(f) securities issued and fully guaranteed by any state, commonwealth or territory of the United States, or by any political subdivision or taxing authority thereof, rated at least “A” by Moody’s or S&P and having maturities of not more than one year from the date of acquisition; and

(g) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (f) of this definition.

“Cash Management Agreements” means all agreements between the Borrower and any Lender or any Affiliate of a Lender (determined at the time such agreement is designated as a Cash Management Agreement pursuant to Section 20 of the Security Agreement) in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any casualty or other insured damage to any property of any Wireline Company with a fair market value immediately prior to such event of at least $10,000,000, or any taking of any such property under power of eminent domain or by condemnation or similar proceeding, or any transfer of any such property in lieu of a condemnation or similar taking thereof.

“Change in Law” means the occurrence after the Sixth ARCA Effective Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement of (a) the adoption or taking effect of any law, rule, regulation or treaty after the Sixth ARCA Effective Date, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority after the Sixth ARCA Effective Date or (c) compliance by any Lender, Issuing Bank or Participant (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Sixth ARCA Effective Date; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the occurrence of any of the following:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Holdco, becomes the Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Borrower;

(b) the first day on which a majority of the members of the board of directors of Holdco or the Borrower are not Continuing Directors; or

(c) Holdco ceases to be the Beneficial Owner, directly or indirectly, of 100% of the outstanding Equity Interests of the Borrower.

“Charges” has the meaning specified in Section 9.14.

“Class” (a) when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B-5 Term Loans, Incremental Loans, Other Revolving Loans or Other Term Loans, (b) when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, commitments in respect of any Incremental Facility, Other Revolving Commitments or Other Term Commitments and (c) when used in reference to any Lender, refers to whether such Lender is a Revolving Lender, Tranche B-5 Lender or Additional Lender.

“CLO” has the meaning specified in Section 9.04(b).

“Co-Documentation Agents” means Bank of America, N.A., Barclays Bank PLC, BNP Paribas, Citibank, N.A., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Bank and Wells Fargo Bank, N.A..

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.

“Collateral Agent” means JPMorgan Chase Bank, N.A, in its capacity as collateral agent for the Secured Parties hereunder and under the other Loan Documents, and its permitted successors in such capacity as provided in Article 8.

“Collateral and Guarantee Requirement” means at any time the requirement that:

(a) the Collateral Agent shall have received from each Loan Party either (i) counterparts of the Guarantee Agreement and the Security Agreement, duly executed and delivered on behalf of such Loan Party, or (ii) in the case of any Person that becomes a Loan Party after the Sixth ARCA Effective Date, supplements to the Guarantee Agreement and the Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person (within the time frames required thereby);

(b) all outstanding Equity Interests in and all outstanding promissory notes issued by any Wireline Company owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Agreement (except that (i) the Loan Parties shall not be required to pledge more than 66% of the outstanding voting Equity Interests in any Foreign Subsidiary or any Domestic Subsidiary substantially all of whose assets consist of Equity Interests in Foreign Subsidiaries, and (ii) no Equity Interests in any Person held by a Foreign Subsidiary shall be required to be pledged) and the Collateral Agent shall have received all certificates or other instruments representing such Equity Interests (except to the extent such Equity Interests are not represented by certificates or other instruments) and Indebtedness, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) no (x) Foreign Subsidiary or (y) Domestic Subsidiary substantially all of whose assets consist of Equity Interests in Foreign Subsidiaries shall be required to guarantee or support any obligation of any Loan Party;

(d) no Lien or similar interest shall be granted, directly or indirectly, in the assets of any Foreign Subsidiary;

(e) except as otherwise provided in the Security Agreement, all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect or record such Liens to the extent, and with the priority, required by this Agreement and the Security Agreement, shall have been (or shall have made arrangements to provide for) filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder, in each case to the extent required by this Agreement and the Security Documents; and

(g) each Loan Party shall have taken all other action required to perfect, register and/or record the Liens granted by it thereunder, in each case to the extent required by this Agreement and the Security Documents.

“Collateral Support Parties” means (a) the Loan Parties and (b) each other Subsidiary (i) that is not required to Guarantee the Facility Obligations pursuant to the Loan Documents (other than any Insignificant Subsidiary) and (ii) all Equity Interests in which, and all Indebtedness owing to any Loan Party of which, shall have been pledged and delivered to the Collateral Agent in accordance with the Collateral and Guarantee Requirement.

“Commitment” means a Revolving Commitment, Other Revolving Commitment, Other Term Commitment or a commitment to make Incremental Loans (as the context may require). As of the Sixth ARCA Effective Date, no Commitments other than Revolving Commitments are in effect.

“Commitment Fee Rate” means, for any day, a rate per annum equal to (a) if the Leverage Ratio on the most recent determination date is 3.00 to 1.0 or higher, 0.50% and (b) otherwise, 0.40%. For purposes of this definition, (x) the Leverage Ratio shall be determined as of the end of each Fiscal Quarter based on the Borrower’s consolidated financial statements delivered pursuant to Section 5.01(a) or 5.01(b) and (y) each change in the Commitment Fee Rate resulting from a change in the Leverage Ratio shall be effective during the period from and including the day when the Administrative Agent receives the financial statements indicating such change to but excluding the effective date of the next such change; provided that, at the option of the Administrative Agent (or at the request of the Required Lenders), if the Borrower fails to deliver consolidated financial statements to the Administrative Agent as and when required by Section 5.01(a) or 5.01(b), the Commitment Fee Rate will be that set forth in clause (a) above during the period from the expiration of the time specified for such delivery until such financial statements are so delivered.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications Act” means, collectively, the Communications Act of 1934, as amended, the rules and regulations of the FCC, and written orders, policies, and decisions of the FCC and the courts’ interpretation of the foregoing.

“Consolidated Adjusted EBITDA” means, for any period, Consolidated Adjusted Net Income for such period plus, without duplication:

(a) provision for taxes based on income or profits of the Wireline Companies for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Adjusted Net Income; plus

(b) Interest Expense of the Wireline Companies for such period, to the extent that such Interest Expense was deducted in computing such Consolidated Adjusted Net Income; plus

(c) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), goodwill impairment charges and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Wireline Companies for such period to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Adjusted Net Income; plus

(d) the amount of any minority interest expense deducted in computing such Consolidated Adjusted Net Income; plus

(e) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent deducted in computing such Consolidated Adjusted Net Income; plus

(f) the amount of loss on any direct or indirect sale, conveyance or other transfer of Receivables Assets to a Special Purpose Receivables Subsidiary pursuant to a Permitted Receivables Financing that is not shown as a liability on a consolidated balance sheet prepared in accordance with GAAP; plus

(g) any non-cash Statement of Financial Accounting Standards No. 133 income (or loss) related to hedging activities, to the extent deducted in computing such Consolidated Adjusted Net Income; minus

(h) non-cash items increasing such Consolidated Adjusted Net Income for such period, other than (i) the accrual of revenue consistent with past practice and (ii) the reversal in such period of an accrual of, or cash reserve for, cash expenses in a prior period, to the extent such accrual or reserve did not increase Consolidated Adjusted EBITDA in a prior period;

in each case determined on a consolidated basis in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Interest Expense of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary will be added to Consolidated Adjusted Net Income to compute Consolidated Adjusted EBITDA (A) in the same proportion that the Net Income of such Subsidiary was added to compute such Consolidated Adjusted Net Income and (B) only to the extent that a corresponding amount would be permitted, as of such determination date, to be dividended or distributed to the Borrower by such Subsidiary (x) without direct or indirect restriction pursuant to the terms of its charter and all agreements and instruments applicable to such Subsidiary or its stockholders and (y) solely for purposes of any determination of Available Distributable Cash, without prior governmental approval (that has not been obtained) (unless and to the extent that such amount constitutes a Distribution Advance) and without direct or indirect restriction pursuant to the terms of any judgments, decrees, orders, statutes, rules and/or governmental regulations applicable to such Subsidiary and/or its stockholders.

“Consolidated Adjusted Net Income” means, for any period, the aggregate of the Net Income of the Wireline Companies for such period, determined on a consolidated basis in accordance with GAAP; provided that:

(a) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to a Wireline Company during such period (and the net loss of any such Person will be included only to the extent that such loss is funded in cash by a Wireline Company during such period);

(b) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such Net Income is not, as of such date of determination, permitted (x) directly or indirectly, by operation of the terms of its charter or any agreement or instrument applicable to such Subsidiary or its equityholders, or (y) solely for purposes of any determination of Available Distributable Cash, without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of any judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or its equityholders, in each case except to the extent that such amount was advanced prior to such date in cash by such Subsidiary (directly or indirectly) to the Borrower in accordance with Section 6.01(a)(v) (any such advance, except to the extent it has been repaid, prepaid, redeemed, acquired or otherwise returned (directly or indirectly) to such Subsidiary, a “Distribution Advance”);

(c) the Net Income of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded; and

(d) the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum of (i) Interest Expense of the Borrower and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, and (ii) any cash payments made by or on behalf of the Borrower or any Subsidiary during such period in respect of Interest Expense that were or will be amortized, accrued or otherwise recognized in a previous or future period, minus (b) the sum of (i) to the extent included in such consolidated Interest Expense for such period, any non-cash amounts amortized, accrued or otherwise recognized in such period, and (ii) cash interest income actually received by the Borrower or any Subsidiary (determined on a consolidated basis) in such period.

“Consolidated Debt” means, as of any date, the principal amount of Indebtedness of the Wireline Companies outstanding as of such date, determined on a consolidated basis; provided that, for purposes of this definition, the term “Indebtedness” will not include (i) contingent obligations of any Wireline Company as an account party or applicant in respect of any letter of credit or letter of guaranty, unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness of a Person other than a Wireline Company, (ii) any obligation constituting Indebtedness pursuant to clause (j) of the definition thereof, (iii) any Earn-out Obligation or obligation in respect of purchase price adjustment permitted pursuant to Section 6.01(a)(xvi) and (iv) any bonds or similar instruments in the nature of surety, performance, appeal or similar bonds.

“Consolidated Secured Debt” means, as of any date, the principal amount of Indebtedness of the Wireline Companies outstanding as of such date, determined on a consolidated basis, that is secured by a Lien on the assets of any such Wireline Company; provided that, for purposes of this definition, the term “Indebtedness” will not include (i) contingent obligations of any Wireline Company as an account party or applicant in respect of any letter of credit or letter of guaranty, unless such letter of credit or letter of guaranty supports an obligation that constitutes Indebtedness of a Person other than a Wireline Company, (ii) any obligation constituting Indebtedness pursuant to clause (j) of the definition thereof, (iii) any Earn-out Obligation or obligation in respect of purchase price adjustment permitted pursuant to Section 6.01(a)(xvi) and (iv) any bonds or similar instruments in the nature of surety, performance, appeal or similar bonds.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Borrower who:

(a) was a member of such board or directors on the Sixth ARCA Effective Date; or

(b) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by agreement or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement Refinancing Indebtedness” shall mean Indebtedness constituting Other Revolving Commitments or Other Term Commitments incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, refund, renew, replace or refinance, in whole or part, existing Term Loans, existing Revolving Loans or existing Revolving Commitments, (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such exchanging, extending, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt (and, in the case of Refinanced Debt consisting in whole or in part of unused Revolving Commitments (including unused Other Revolving Commitments), the amount thereof) except by an amount equal to unpaid accrued interest and premium (including tender premium) thereon and fees and expenses (including upfront fees and original issue discount (“OID”)) in connection with such exchange, modification, refinancing, refunding, renewal, extension or replacement, and (ii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, with 100% of the net proceeds of the applicable Credit Agreement Refinancing Indebtedness, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments (including Other Revolving Commitments) or Revolving Loans incurred pursuant to any Revolving Commitments (including Other Revolving Commitments), such Revolving Commitments being refinanced by the applicable Credit Agreement Refinancing Indebtedness shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Contact” has the meaning specified in Section 9.04(b)(ii)(D).

“CSL Capital” means CSL Capital, LLC, a Delaware limited liability company.

“CSL National” means CSL National, LP, a Delaware limited partnership.

“Debt Exchange” means the exchange by the Borrower of the Propco Notes and the Propco Term Loans held by it for certain of its outstanding Term Loans (as defined in the Fifth ARCA) and Revolving Loans (but not Revolving Commitments) on the Sixth ARCA Effective Date, pursuant to an exchange agreement among the Borrower and the lenders exchanging such Term Loans and Revolving Loans in form and substance reasonably satisfactory to the Administrative Agent.

“Debt Issuance” means the issuance or other incurrence by any Wireline Company of any Indebtedness for borrowed money.

“Default” means any event or condition which constitutes an Event of Default or which, upon notice, lapse of time or both, would, unless cured or waived, become an Event of Default under Article 7.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Loan Party any other amount required to be paid by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Administrative Agent or the Borrower in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Loan Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become, or is a direct or indirect Subsidiary of any person that is, the subject of a Bankruptcy Event. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of the foregoing clauses shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Wireline Companies in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Financial Officer, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disqualified Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 123 days after the Latest Maturity Date applicable to Term Loans or, if such Equity Interests are issued after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from Additional Lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated; provided, however, that only the portion of such Equity Interests which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such dates shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Equity Interests that would constitute Disqualified Stock solely because the holders thereof have the right to require a Wireline Company to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interest provide that the Wireline Companies may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 6.08. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or required to be redeemed, prior to the date that is 123 days after the Latest Maturity Date applicable to Term Loans or, if such Equity Interests are issued after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated.

“Distribution Advance” has the meaning set forth in clause (b) of the definition of “Consolidated Adjusted Net Income”.

“Dividend Suspension Period” means any period (a) commencing on any day on which consolidated financial statements are delivered pursuant to Section 5.01(a) or 5.01(b) (or, if applicable, the last day of the most recently completed Dividend Suspension Period) if the Leverage Ratio as of the last day of the then most recently completed Fiscal Quarter covered thereby is greater than 4.50 to 1.0 and (b) ending on the first day thereafter on which a Financial Officer delivers consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) and a certificate pursuant to Section 5.01(c), all demonstrating that the Leverage Ratio was equal to or less than 4.50 to 1.0 as of the last day of the then most recently completed Fiscal Quarter covered thereby.

“dollars” or “$” refers to lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Earn-out Obligation” means any contingent consideration based on the future operating performance of an acquired entity or assets, or other purchase price adjustment or indemnification obligation, payable following the consummation of an acquisition (including pursuant to a merger or consolidation) based on criteria set forth in the documentation governing or relating to such acquisition.

“Employee Matters Agreement” means the Employee Matters Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any

Governmental Authority, having the force or effect of law and relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of, or exposure to, any pollutant, toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substance, waste or material or to occupational health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Wireline Company directly or indirectly resulting from or based upon (a) actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest but excluding any debt security that is convertible into, or exchangeable for, any of the foregoing.

“Equity Issuance” means any issuance by the Borrower of any of its Equity Interests to any Person (other than another Wireline Company) or receipt by any Wireline Company of a capital contribution from any Person (other than another Wireline Company), including the issuance of Equity Interests pursuant to the exercise of options or warrants and the conversion of any Indebtedness to equity.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure of any Plan to satisfy the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) a determination that any Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (g) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (h) conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any Plan; (i) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (j) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; or (k) the occurrence of a non-exempt “prohibited transaction” with respect to which the

Borrower or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or a “party in interest” (within the meaning of Section 406 of ERISA) or with respect to which the Borrower or any such Subsidiary could otherwise be liable.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” has the meaning assigned to such term in Article 7.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder.

“Excluded RUS Grant Assets” means any RUS Grant Funds, any RUS Pledged Deposit Account (as defined in the Security Agreement), any assets purchased with RUS Grant Funds and any proceeds of the foregoing.

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient’s being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.16, or (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. federal withholding taxes imposed pursuant to FATCA.

“Existing Incremental Loan Maturity Date” has the meaning specified in Section 2.07(d)(i).

“Existing Revolving Maturity Date” has the meaning specified in Section 2.07(d)(i).

“Existing Term Loan Maturity Date” has the meaning specified in Section 2.07(d)(i).

“Extended Incremental Loan Maturity Date” has the meaning specified in Section 2.07(d)(ii).

“Extended Revolving Maturity Date” has the meaning specified in Section 2.07(d)(ii).

“Extended Term Loan Maturity Date” has the meaning specified in Section 2.07(d)(ii).

“Extending Revolving Lenders” has the meaning specified in Section 2.07(d)(ii).

“Extending Term Lenders” has the meaning specified in Section 2.07(d)(ii).

“Facilities” means the credit facilities provided to the Loan Parties under the Loan Documents.

“Facility Guarantee” has the meaning specified in Section 1(b) of the Guarantee Agreement.

“Facility Obligations” means (i) all principal of all Loans and LC Reimbursement Obligations outstanding from time to time under this Agreement, all interest (including Post-Petition Interest) on such Loans and LC Reimbursement Obligations and all other amounts now or hereafter payable by the Borrower to the Lenders pursuant to the Loan Documents, (ii) all obligations of the Borrower under (x) the Cash Management Agreements and (y) Swap Agreements entered into with a Lender or an Affiliate of a Lender (determined at the time such agreement is designated as a Cash Management Agreement or a Swap Agreement, as the case may be, pursuant to Section 20 of the Security Agreement) and all interest (including Post-Petition Interest) thereon and (iii) all obligations (if any) designated by the Borrower as additional Facility Obligations pursuant to Section 20 of the Security Agreement; provided that clauses (ii) and (iii) above shall not include Excluded Swap Obligations.

“Fair Market Value” means a price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by a Financial Officer of the Borrower, whose determination, unless otherwise specified below, will be conclusive if evidenced by an officer’s certificate. Notwithstanding the foregoing, a Financial Officer’s determination of Fair Market Value must be evidenced by a certificate of a Financial Officer delivered to the Administrative Agent if the Fair Market Value exceeds $25,000,000.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“FCC” means the Federal Communications Commission or any successor Governmental Authority exercising similar functions.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fifth ARCA” means the Fifth Amended and Restated Credit Agreement, dated as of January 23, 2013, by and among Windstream Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, as amended on August 23, 2013 and December 6, 2013 and in effect immediately prior to the Sixth ARCA Effective Date.

“Fifth ARCA Effective Date” means January 23, 2013.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financing Percentage” has the meaning assigned to such term in Section 2.10(c)(ii).

“First ARCA” means the Amended and Restated Credit Agreement dated as of February 27, 2007 among Windstream Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and Bank of America, N.A., Citibank, N.A., and Wachovia Bank, National Association, as co-documentation agents.

“Fiscal Quarter” means a fiscal quarter of the Borrower.

“Fiscal Year” means a fiscal year of the Borrower.

“Foreign Lender” has the meaning assigned to such term in Section 2.16(f)(ii)(A).

“Foreign Lender Complete Exemption Certificate” has the meaning specified in Section 2.16(f)(ii)(A)(2).

“Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) organized under the laws of a jurisdiction outside the United States, other than any such entity that is (whether as a matter of law, pursuant to an election by such entity or otherwise) treated as a partnership in which any Loan Party is a partner or as a branch of any Loan Party for United States income tax purposes.

“Form 10” means the registration statement on Form 10 (General Form for Registration of Securities) for Propco as declared effective by the SEC on March 26, 2015 (with such amendments, supplements or modifications thereto filed with the SEC).

“Fourth Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of August 8, 2012 among the Borrower and certain Agents and Lenders party thereto.

“Fourth ARCA” means the Fourth Amended and Restated Credit Agreement dated as of August 8, 2012 in the form attached as Exhibit A to the Fourth Amendment and Restatement Agreement, as amended and as in effect from time to time before the Fifth ARCA Effective Date.

“Fourth ARCA Effective Date” has the meaning assigned thereto in Section 5 of the Fourth Amendment and Restatement Agreement.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body (including the FCC and any PUC, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government).

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with any Governmental Authority.

“Granting Lender” has the meaning specified in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business; and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guarantor’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantee Agreement” means the Guarantee Agreement between the Subsidiaries party thereto and the Collateral Agent, substantially in the form of Exhibit B.

“Guarantors” means each Person listed on the signature pages of the Guarantee Agreement under the caption “Guarantors” and each Subsidiary that shall, at any time after the Original Closing Date, become a Guarantor pursuant to Section 5.10, until such time as released from their obligations under the Guarantee Agreement.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law because of their harmful, dangerous or deleterious properties or characteristics.

“Holdco” means Windstream Holdings, Inc., a Delaware corporation.

“Impacted Interest Period” has the meaning specified in the definition of “LIBO Rate”.

“Incremental Facility” has the meaning specified in Section 2.01(i)(i).

“Incremental Facility Amendment” has the meaning specified in Section 2.01(i)(iii).

“Incremental Facility Closing Date” has the meaning specified in Section 2.01(i)(iii).

“Incremental Loan Extension Effective Date” has the meaning specified in Section 2.07(d)(ii).

“Incremental Loans” has the meaning specified in Section 2.01(i)(i).

“Incremental Term Loans” has the meaning specified in Section 2.01(i)(ii).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accrued obligations or trade payables, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations and Attributable Debt of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all net obligations of such Person under any Swap Agreements, and (k) all obligations of such Person to redeem, repay or otherwise repurchase any Disqualified Stock, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; provided that, for purposes of clarity, the Master Lease and the Pension Fund Leases shall be treated as operating leases, and the obligations thereunder shall not constitute Indebtedness for purposes of this Agreement.

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

The amount of Indebtedness of any Person pursuant to clause (e) of this definition shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby at the date of determination of the amount of such Indebtedness.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, and will be: (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

The amount of any Permitted Receivables Financing shall not constitute “Indebtedness” for purposes of the financial covenants and determinations made under Section 6.13 or Section 6.14 of this Agreement or for purposes of determining the Interest Coverage Ratio, Leverage Ratio or Secured Leverage Ratio as used elsewhere in this Agreement.

“Indemnified Taxes” means (a) Taxes imposed by any Governmental Authority of or in the United States or any other jurisdiction from which or through which payments are made under the Loan Documents, other than Excluded Taxes and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Indemnitee” has the meaning specified in Section 9.03(b).

“Information” has the meaning specified in Section 9.12(a).

“Insignificant Subsidiary” means any Subsidiary of the Borrower that has total assets of not more than $10,000,000 and that is designated by the Borrower as an “Insignificant Subsidiary”, provided that the total assets of all Subsidiaries that are so designated, as reflected on the Borrower’s most recent consolidating balance sheet prepared in accordance with GAAP, may not in the aggregate at any time exceed $35,000,000.

“Intellectual Property Matters Agreement” means the Intellectual Property Matters Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“Interest Coverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Cash Interest Expense for the period of four consecutive Fiscal Quarters ended on such day (or, in the case of any calculation to be made on Pro Forma Basis, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) before such day).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication, of:

(a) the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Swap Agreements, but excluding the amortization or write-off of debt issuance costs; plus

(b) the consolidated interest of such Person and its subsidiaries that was capitalized during such period; plus

(c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its subsidiaries or secured by a Lien on assets of such Person or one of its subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(d) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of such Person or to such Person or to a subsidiary of such Person, in each case determined on a consolidated basis in accordance with GAAP; provided, however, that any interest expense, commissions, discounts or fees incurred by a Special Purpose Receivables Subsidiary under a Permitted Receivables Financing shall not constitute Interest Expense for purposes of this Agreement.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant borrowing or conversion or continuation thereof, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) the initial Interest Period with respect to any Incremental Term Loans made following the Sixth ARCA Effective Date shall end on such date as agreed between the Borrower and the Administrative Agent. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, as of approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Investment” has the meaning set forth in Section 6.04.

“Issuing Bank” means, as the context may require, JPMorgan Chase Bank, N.A., or, at any time and from time to time, up to three other Revolving Lenders that are designated in writing by the Borrower, are reasonably acceptable to the Administrative Agent, and that agree to issue one or more Letters of Credit hereunder and to report in writing to the Administrative Agent all activity with respect to such Letters of Credit in a manner reasonably satisfactory to the Administrative Agent, in each case in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners and Arrangers” means Barclays Bank PLC, BNP Paribas, Citibank, N.A., CoBank, ACB, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley Senior Funding, Inc., MUFG Union Bank, N.A., Royal Bank of Canada, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities LLC.

“Knowledge” means the actual knowledge of a Responsible Officer.

“Landlord” has the meaning given such term in the Master Lease.

“Latest Maturity Date” means, at any date of determination, the last to occur of (i) the latest stated final maturity date of any Term Loans, (ii) the stated final maturity date for any Other Term Loan or Other Revolving Commitment and (iii) the Revolving Maturity Date, in each case of clauses (i), (ii) and (iii), as extended for any Lender in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Reimbursement Obligations at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total LC Exposure at such time.

“LC Reimbursement Obligations” means, at any time, all obligations of the Borrower to reimburse the Issuing Bank for amounts paid by it in respect of drawings under Letters of Credit, including any portion of such obligations to which Lenders have become subrogated by making payments to the Issuing Bank pursuant to Section 2.04(e).

“Lead Arranger” means J.P. Morgan Securities LLC.

“Lender Group” has the meaning specified in Section 9.16.

“Lender Group Member” has the meaning specified in Section 9.16.

“Lender Parties” means the Lenders, the Issuing Banks and the Agents.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party to this Agreement pursuant to an Assignment and Assumption and the terms and provisions in Section 9.04, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption and the terms and provisions in Section 9.04.

“Letter of Credit” means any letter of credit issued pursuant to this Agreement.

“Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Debt as of such day to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on such day (or, in the case of any calculation to be made on a Pro Forma Basis, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) before such day).

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding the foregoing, the LIBO Rate with respect to the Tranche B-5 Term Loans shall not be less than 0.75% per annum.

“LIBO Screen Rate” has the meaning specified in the definition of “LIBO Rate”.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” means this Agreement, the Sixth Amendment and Restatement Agreement, any Incremental Facility Amendment, any Refinancing Amendment and the Security Documents.

“Loan Parties” means the Borrower and the Guarantors.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Mandatory Prepayment Provision” has the meaning specified in the definition of “Permitted Additional Debt”.

“Master Lease” means that certain Master Lease, dated as of April 24, 2015, between CSL National and the other entities set forth on Schedule 1 thereto, as Landlord, and Holdco, as Tenant, substantially in the form of such lease attached to the Form 10 as amended, supplemented or otherwise modified to the extent permitted by this Agreement.

“Master Services Agreement” means the Master Services Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties or liabilities or financial condition of the Wireline Companies taken as a whole, (b) the ability of any Loan Party to perform any of its payment obligations under any Loan Document or (c) the rights of or remedies available to any Lender Party under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Wireline Companies in an aggregate principal amount exceeding $100,000,000. For purposes of determining Material Indebtedness, (i) the “principal amount” of the obligations of any Wireline Company in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Wireline Company would be required to pay if such Swap Agreement were terminated at such time and (ii) Material Indebtedness shall not include the Indebtedness under any Permitted Receivables Financing.

“Maximum Rate” has the meaning specified in Section 9.14.

“Merged Person” has the meaning assigned thereto in Section 6.01(a)(ix).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP (except as set forth below) and before any reduction in respect of Preferred Stock dividends, excluding, however:

(a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (i) any sale of assets outside the ordinary course of business of such Person or any of its subsidiaries; or (ii) the disposition of any securities by such Person or any of its subsidiaries or the extinguishment of any Indebtedness of such Person or any of its subsidiaries; and

(b) any extraordinary or non-recurring gain, loss, expense or charge (including any one-time expenses related to the Propco Transactions), together with any related provision for taxes; provided that non-recurring cash charges other than related to the Propco Transactions shall not exceed $200,000,000 in any period of four consecutive Fiscal Quarters.

Notwithstanding the treatment of such payments under GAAP, any Connect America Phase II support and transitional support received pursuant to 47 C.F.R. sec. 54.310 by a Person will be included in the Net Income of such Person for purposes of this Agreement.

“Net Proceeds” means the aggregate cash proceeds (including (x) payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof) and (y) any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition or Casualty Event) received by the Borrower or any of its Subsidiaries in respect of any Asset Disposition or Casualty Event, net of (1) the direct costs relating to such Asset Disposition or Casualty Event and the sale or other disposition of any such non-cash consideration, including, without limitation, legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result thereof, (2) Taxes paid or payable as a result thereof, in each case, after taking into account any available Tax credits or deductions and any Tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness or other liabilities secured by a Lien on the asset or assets that were the subject of such Asset Disposition or Casualty Event or required to be paid as a result of such Asset Disposition or Casualty Event, (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP, (5) in the case of any Asset Disposition by a Subsidiary of the Borrower, payments to holders of Equity Interests in such Subsidiary in such capacity (other than such Equity Interests held by the Borrower or any Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Subsidiary held by the Borrower or such Subsidiary and (6) appropriate amounts to be provided by the Borrower or its Subsidiaries as a reserve against liabilities associated with such Asset Disposition or Casualty Event, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Disposition or Casualty Event, all as determined in accordance with GAAP; provided that (a) any excess amounts set aside for payment of Taxes pursuant to clause (2) above that are remaining after such Taxes have been paid in full or the statute of limitations therefor has expired and (b) any amounts held in reserve pursuant to clause (6), will, in each case when no longer so held, become Net Proceeds.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Extending Revolving Lenders” has the meaning specified in Section 2.07(d)(ii).

“Non-Extending Term Lenders” has the meaning specified in Section 2.07(d)(ii).

“Notes Escrow Account” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes Escrow Arrangements” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes Escrowed Proceeds” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Notes SPV” means a wholly-owned Domestic Subsidiary of the Borrower that is formed for the sole purpose of issuing Permitted Escrow Notes, has no material assets or liabilities other than Notes Escrowed Proceeds and Permitted Escrow Notes and engages in no business activities.

“OID” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.

“Original Closing Date” means July 17, 2006.

“Original Credit Agreement” means the Credit Agreement dated as of July 17, 2006 among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and Bank of America, N.A., Citibank, N.A., and Wachovia Bank, National Association, as co-documentation agents, as in effect from time to time before the 2007 Amendment Effective Date.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Revolving Commitments” means each Class of revolving commitments hereunder that results from a Refinancing Amendment.

“Other Revolving Loans” means the Revolving Loans made pursuant to the Other Revolving Commitments.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).

“Other Term Commitments” means each Class of term loan commitments hereunder that results from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans made pursuant to Other Term Commitments.

“PAETEC” means PAETEC Holding Corp., a Delaware corporation.

“PAETEC 2010 Indenture” means that certain Indenture, dated as of December 2, 2010, by and among PAETEC, the Subsidiaries of PAETEC party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended, modified or supplemented from time to time.

“PAETEC Group Members” means PAETEC and each Subsidiary of PAETEC, and “PAETEC Group Member” means any of them.

“PAETEC Notes” means PAETEC’s 9  7⁄8% Senior Notes due 2018 issued pursuant to the PAETEC 2010 Indenture in an aggregate principal amount not to exceed $450,000,000 at any time outstanding.

“PAETEC Notes Redemption Date” means the date on which all Indebtedness in respect of the PAETEC Notes shall have been repaid in full, redeemed, satisfied, defeased or otherwise discharged.

“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement substantially in the form of Exhibit D among the Administrative Agent, the Collateral Agent and one or more Senior Representatives for holders of Permitted Pari Passu Indebtedness, with such modifications thereto as the Administrative Agent may reasonably agree.

“Participant” has the meaning set forth in Section 9.04(c).

“Participant Register” has the meaning assigned to such term in Section 9.04(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Fund Leases” means the leases entered into between a Wireline Company, as lessee, and the respective lessor, the sole member of which is The Windstream Master Trust that holds the assets of the Windstream Pension Plan, a defined benefit pension plan sponsored by the Borrower, for those properties separately identified to the Administrative Agent in writing prior to the Sixth ARCA Effective Date.

“Perfection Certificate” means a certificate in the form of Exhibit E to the Security Agreement or any other form approved by the Collateral Agent and the Borrower.

“Permitted Acquisition” means any Acquisition by a Collateral Support Party; provided that:

(a) the property acquired (or the property of the Person acquired) in such Acquisition shall be used or useful in a Permitted Business;

(b) the Borrower shall be in compliance with Sections 6.13 and 6.14, determined on a Pro Forma Basis;

(c) no Event of Default shall have occurred and be continuing or would result from such Acquisition; and

(d) if the aggregate consideration paid by the Wireline Companies for any Acquisition (including the principal amount of Indebtedness assumed by the Wireline Companies in connection therewith) exceeds $100,000,000, the Administrative Agent shall have received a certificate from a Financial Officer describing such Acquisition and certifying as to the foregoing matters and demonstrating such compliance in reasonable detail.

“Permitted Additional Debt” means (I) unsecured Indebtedness of any Loan Party that (a) does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales and changes in control on terms that are market terms on the date of issuance) prior to the date that is 123 days after the Latest Maturity Date applicable to any then-outstanding Term Loans or, if such Indebtedness is incurred after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from Additional Lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated, (b) contains other terms (including covenants, events of default, remedies, redemption provisions and change of control provisions) that are market terms on the date of issuance as determined by a Financial Officer in good faith, provided that such covenants and events of default are not materially more restrictive than the covenants and events of default contained in this Agreement as determined by a Financial Officer in good faith and do not require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specified actions, and (c) bears interest at a market rate of interest on the date of issuance of such Indebtedness as determined by a Financial Officer in good faith; provided that unsecured Indebtedness in the form of a bridge loan financing that would constitute “Permitted Additional Debt” but for the existence of a provision in the documentation governing such Indebtedness (i) requiring the mandatory prepayment thereof with the proceeds of the issuance or incurrence of equity or indebtedness or (ii) providing that the maturity date thereof shall be the one year anniversary of the date on which such Indebtedness is issued or incurred if on such date a bankruptcy event of default exists under the documentation governing such Indebtedness or any Loan Party has failed to pay fees owing to any provider of such Indebtedness (each of the provisions described in the preceding clauses (i) and (ii), a “Mandatory Prepayment Provision”) shall constitute “Permitted Additional Debt” so long as such Mandatory Prepayment Provision is a customary provision for bridge financings, as determined by a Financial Officer in good faith (it being agreed that any such Mandatory Prepayment Provision shall be deemed not to be materially more restrictive than the covenants contained in this Agreement) and (II) Permitted Escrow Notes. It is understood and agreed that upon the termination of the Notes Escrow Arrangements with respect to any series of Permitted Escrow Notes, such Indebtedness (to the extent not required to be repaid or redeemed upon such termination) shall continue to constitute Permitted Additional Debt if the conditions set forth in clause (I) of this definition are satisfied at the time of such termination.

“Permitted Asset Exchange” means a disposition of assets and property of any of the Wireline Companies in consideration for the Acquisition of assets and property of a Person engaged in the Permitted Business (other than an Affiliate of any Wireline Company); provided that:

(a) the aggregate assets and properties of the Wireline Companies which may be disposed of in all Permitted Asset Exchanges shall not relate to more than 35% of the access lines of the Wireline Companies determined at the time of any disposition;

(b) the assets and properties disposed of in any Permitted Asset Exchange, together with any cash consideration paid by the Wireline Companies, shall have a Fair Market Value substantially equivalent to the Fair Market Value of the assets and properties Acquired by the Wireline Companies in such Permitted Asset Exchange, together with any cash consideration received by the Wireline Companies;

(c) the Borrower shall comply with Section 2.10(c) with respect to any Net Proceeds received by the Wireline Companies in respect of any Permitted Asset Exchange;

(d) any cash consideration paid by the Wireline Companies in respect of any Permitted Asset Exchange (but not any other property or assets disposed of in any such transaction) shall be treated hereunder as consideration paid by the Wireline Companies for a Permitted Acquisition for purposes of determining whether a certificate is required to be delivered by the Borrower pursuant to clause (d) of the definition of such term; and

(e) if the Net Proceeds thereof exceed $100,000,000, (i) the Borrower shall be in compliance with Sections 6.13 and 6.14, determined on a Pro Forma Basis; and (ii) no Default shall have occurred and be continuing or would result therefrom.

“Permitted Business” means any business conducted by the Wireline Companies as of the Sixth ARCA Effective Date (after giving effect to the completion of the Propco Transactions) and other businesses reasonably related thereto, including any reasonable extension or expansion thereof.

“Permitted Encumbrances” means:

(a) Liens for Taxes, assessments and governmental charges not yet delinquent or which are being contested in compliance with Section 5.05;

(b) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security obligations;

(c) Liens, deposits or pledges to secure the performance of bids, tenders, trade contracts, leases, or other similar obligations, in each case in the ordinary course of business;

(d) Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(e) judgment and attachment liens that do not constitute an Event of Default under clause (l) of Article 7 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which reserves have been made in accordance with GAAP;

(f) survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights of way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by any Wireline Company;

(g) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Borrower or any Subsidiary thereof on deposit with or in possession of such bank;

(h) Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor, or a licensee, lessee or sublicensee or sublessee, in the property subject to any lease, license or sublicense permitted by this Agreement (other than any property that is the subject of a Sale and Leaseback Transaction); and

(i) Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Escrow Notes” means Indebtedness of the Borrower or any Notes SPV in the form of senior or subordinated notes (a) 100% of the net proceeds of the issuance of which (together with the amounts described in subclauses (x) and (y) of the following clause (i), the “Notes Escrowed Proceeds”) is and remains deposited to an account (a “Notes Escrow Account”) of the issuer of such Indebtedness (i) into which no other funds (other than (x) such additional amounts as are necessary to satisfy the issuer’s obligations under any Permitted Mandatory Redemption Provision and (y) interest earned on the Notes Escrowed Proceeds) are deposited and (ii) that is subject to escrow arrangements (the “Notes Escrow Arrangements”) reasonably satisfactory to the Administrative Agent providing for the prepayment or redemption of such Indebtedness with the Notes Escrowed Proceeds in certain circumstances (a “Permitted Mandatory Redemption Provision”) (and otherwise providing for the release of the Notes Escrowed Proceeds to the issuer of such Indebtedness or any Loan Party), (b) that is secured, if at all, solely by Liens on such Notes Escrow Account and the Notes Escrowed Proceeds held therein permitted under Section 6.02(q), (c) that does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for mandatory redemptions with the Notes Escrowed Proceeds on terms customary for Indebtedness of such type) prior to the date that is 123 days after the Latest Maturity Date applicable to any then-outstanding Term Loans or, if such Indebtedness is incurred after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from Additional Lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated, (d) that contains other terms (including covenants, events of default, remedies, redemption provisions and change of control provisions) that are market terms on the date of issuance as determined by a Financial Officer in good faith, provided that such covenants and events of default are not materially more restrictive than the covenants and events of default contained in this Agreement as determined by a Financial Officer in good faith and do not require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specified actions, and (e) that bears interest at a market rate of interest on the date of issuance of such Indebtedness as determined by a Financial Officer in good faith.

“Permitted Holdco Payments” means, without duplication as to amounts:

(a) payments or other distributions (whether in cash, securities or other property) to Holdco or any successor thereof to permit Holdco or such successor to pay (i) franchise taxes or other costs of maintaining its corporate existence and (ii) reasonable and customary accounting, legal and administrative expenses and other operating expenses of Holdco attributable to ownership of the Wireline Companies;

(b) for so long as any of the Wireline Companies is a member of a group or subgroup filing a consolidated or combined tax return with Holdco or any successor thereof, payments or other distributions (whether in cash, securities or other property), directly or indirectly, to Holdco or any successor thereof in respect of the tax liabilities of such group or subgroup that are attributable to the income of the Wireline Companies and are required to be paid by Holdco or any successor thereof by reason of it being the parent of such group or subgroup (net of any such payments paid directly by the Wireline Companies); and

(c) payments or other distributions (whether in cash, securities or other property) to Holdco or any successor thereof to permit Holdco or such successor to make payments in respect of “Rent” and “Additional Charges” pursuant to the Master Lease.

“Permitted Mandatory Redemption Provision” has the meaning set forth in the definition of “Permitted Escrow Notes”.

“Permitted Pari Passu Indebtedness” means secured Indebtedness in the form of one or more series of senior secured notes issued by the Borrower or any Guarantor; provided that, in each case:

(a) at the time of the incurrence of any such Indebtedness, (i) no Event of Default shall have occurred and be continuing or shall result therefrom, (ii) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), and (iii) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (i) and (ii) above, together with reasonably detailed calculations demonstrating compliance with clause (ii) above;

(b) such Indebtedness contains terms (including covenants, events of default, remedies, redemption provisions and change of control provisions) that are market terms on the date of issuance as determined by a Financial Officer in good faith, provided that such covenants and events of default are not materially more restrictive than the covenants and events of default contained in this Agreement as determined by a Financial Officer in good faith and do not require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specified actions;

(c) such Indebtedness does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales and changes in control on terms that are market terms on the date of issuance) prior to the date that is 123 days after the Latest Maturity Date applicable to any then-outstanding Term Loans or, if such Indebtedness is incurred after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from Additional Lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated;

(d) the security agreements relating to such Indebtedness are substantially the same as the Security Agreement (with such differences as are reasonably satisfactory to the Administrative Agent);

(e) such Indebtedness is not guaranteed by any Subsidiaries other than the Guarantors and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral; and

(f) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement, provided that if such Indebtedness is the initial Permitted Pari Passu Indebtedness incurred by the Borrower or any Guarantor, then the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Senior Representative for such Indebtedness shall have executed and delivered the Pari Passu Intercreditor Agreement.

“Permitted Receivables Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” means one or more transactions by the Borrower or a Subsidiary pursuant to which the Borrower or such Subsidiary may directly or indirectly sell, convey or otherwise transfer to one or more Special Purpose Receivables Subsidiaries or to any other person, or the Borrower, a Subsidiary or a Special Purpose Receivables Subsidiary may grant a security interest in, any Receivables Assets (whether now existing or arising in the future) of the Borrower or such Subsidiary, and any assets related thereto including all contracts and all guarantees and other obligations in respect of such Receivables Assets, the proceeds of such Receivables Assets and such other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables Assets; provided that recourse to the Borrower or any Subsidiary (other than the Special Purpose Receivables Subsidiaries) in connection with such transactions shall be limited to the extent customary for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Borrower or any Subsidiary (other than a Special Purpose Receivables Subsidiary)).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries incurred in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries (other than Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary); provided that:

(a) the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

(b) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the then Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Secured Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than 123 days after the Latest Maturity Date applicable to Term Loans or, if such Equity Interests are issued after the Borrower has obtained any Incremental Loans constituting term loans or while any Commitments from Additional Lenders to make Incremental Loans constituting term loans remain in effect, 123 days after the maturity date for such Incremental Loans, unless all such Incremental Loans have been repaid in full and all Commitments in respect thereof have been terminated and is subordinated to the Secured Obligations on terms at least as favorable, taken as a whole, to the Secured Parties as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(d) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is unsecured, such Permitted Refinancing Indebtedness is unsecured;

(e) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Indebtedness under the Loan Documents or the AC Holdings Bonds, such Permitted Refinancing Indebtedness is unsecured; and

(f) such Indebtedness is incurred by either (i) by the Borrower or any Loan Party or (ii) by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Post-Petition Interest” has the meaning specified in Section 1(c) of the Security Agreement.

“Preferred Stock” means, with respect to any Person, any Equity Interests in such Person that have preferential rights to any other Equity Interests in such Person with respect to dividends or redemptions upon liquidation.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Letter Ruling” means the Internal Revenue Service Private Letter Ruling, dated July 16, 2014, issued to the Borrower.

“Pro Forma Basis” means, with respect to the calculation of the Leverage Ratio or the Interest Coverage Ratio at any time, that such calculation shall give pro forma effect to all Permitted Acquisitions, all Permitted Asset Exchanges, all issuances, incurrences or assumptions or repayments of Indebtedness (and the application of proceeds thereof) and all sales, transfers or other dispositions of any Subsidiary, line of business or division (any of the foregoing, an “Applicable Transaction”) and to the Propco Transactions (with any such Indebtedness being deemed to be amortized over the applicable measurement period in accordance with its terms and, if any such Indebtedness bears interest at a floating rate, assuming that such Indebtedness bears interest during any portion of such measurement period prior to the consummation of the Applicable Transaction or the Propco Transactions at the interest rate applicable to such Indebtedness at such time), in each case that have occurred during (or, if such calculation is being made for the purpose of determining whether any proposed transaction will constitute a Permitted Acquisition or Permitted Asset Exchange or an incurrence of Indebtedness pursuant to Section 6.01(a)(viii), Section 6.01(a)(ix) or Section 6.01(a)(xx), Permitted Pari Passu Indebtedness, Permitted Additional Debt or Incremental Loans, since the beginning of) the four consecutive Fiscal Quarter period of the Borrower most recently ended for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) on or prior to such date as if they had occurred on the first day of such four consecutive Fiscal Quarter period (including cost savings (i) to the extent such cost savings would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act, as interpreted by the staff of the SEC, and as certified by a Financial Officer and (ii) which, in the case of the Propco Transactions or any other Applicable Transaction, may include additional cost savings which have otherwise been realized or for which steps necessary for realization have been taken or are reasonably expected to be taken following the Propco Transactions or such other Applicable Transaction as determined in good faith by a Financial Officer, provided that the net cost savings in connection with the Propco Transactions or any other Applicable Transaction pursuant to clause (ii) above that may be given such effect shall not exceed $25,000,000 in any Fiscal Quarter).

“Propco” means Communications Sales & Leasing, Inc., a Maryland corporation.

“Propco Distribution Agreement” means the Separation and Distribution Agreement, dated of March 26, 2015, by and among the Borrower, Holdco and Propco, substantially in the form of such agreement attached to the Form 10.

“Propco Loan Agreement” means the Credit Agreement, dated as of April 24, 2015, among Propco and CSL Capital, as borrowers, the guarantors party thereto, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent.

“Propco Notes” means the Propco Secured Notes and the Propco Unsecured Notes.

“Propco Notes Indentures” means the Propco Secured Notes Indenture and the Propco Unsecured Notes Indenture.

“Propco Secured Notes” means $400,000,000 in an aggregate principal amount of 6.00% senior secured notes due 2023, issued pursuant to the Propco Secured Notes Indenture.

“Propco Secured Notes Indenture” means the Indenture for the Propco Secured Notes, dated as of April 24, 2015, among Propco and CSL Capital, as issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee and as collateral agent.

“Propco Term Loans” means the term loans issued pursuant to the Propco Loan Agreement.

“Propco Transaction Documents” means the Propco Distribution Agreement, the Master Lease, the Recognition Agreement, the Tax Matters Agreement, the Transition Services Agreement, the Intellectual Property Matters Agreement, the Wholesale Master Services Agreement, the Stockholder’s and Registration Rights Agreement, the Employee Matters Agreement, the Master Services Agreement, the Reverse Transition Services Agreement, the Propco Notes Indentures, the Propco Notes and the Propco Loan Agreement.

“Propco Transactions” means the (v) the amendment and restatement of the Fifth ARCA in the form of this Amended Agreement, (w) the Spinoff, (x) the entry into the Master Lease by the parties thereto, (y) the Debt Exchange and (z) such other transactions contemplated by the Propco Transaction Documents.

“Propco Unsecured Notes” means $1,110,000,000 in an aggregate principal amount of 8.25% senior unsecured notes due 2023, issued pursuant to the Propco Unsecured Notes Indenture.

“Propco Unsecured Notes Indenture” the Indenture for the Propco Unsecured Notes, dated as of April 24, 2015, among Propco and CSL Capital, as issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

“Proposed Change” has the meaning set forth in Section 9.02(c).

“Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“PUC” means any state public service or public utility commission or other state Governmental Authority that exercises jurisdiction over the rates or services or the acquisition, construction or operation of any telecommunications system of any Person who owns, constructs or operates any telecommunications system, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in such state.

“Qualified PAETEC Group Member” means each PAETEC Group Member other than any PAETEC Group Member that has Guaranteed any Indebtedness of any Wireline Company (other than a PAETEC Group Member) having an aggregate principal amount, individually or in the aggregate, in excess of $1,000,000.

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Recognition Agreement” means the Recognition Agreement, dated as of April 24, 2015, by and among CSL National, the subsidiaries of CSL National party thereto, Holdco and the Administrative Agent, substantially in the form of Exhibit E.

“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.19.

“Refinancing Amendment No. 1” means Refinancing Amendment No. 1 to the Fifth ARCA, dated as of December 6, 2013.

“Refinancing Amendment No. 1 Effective Date” has the meaning ascribed to “Amendment Effective Date” in Refinancing Amendment No. 1.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulatory Authorization” means any Governmental Authorization of the FCC or any PUC.

“Reinvestment Funds” means any Net Proceeds of an asset disposition of, or casualty event with respect to, non-current assets that are not otherwise required to be applied to prepay Loans pursuant to Section 2.10(c) or (c).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Replacement Assets” means (a) non-current assets (including any such assets acquired by capital expenditures) that will be used or useful in a Permitted Business or (b) substantially all the assets of a Permitted Business or the voting stock of any Person engaged in a Permitted Business that will become on the date of Acquisition thereof a Collateral Support Party.

“Repurchase Right” means, with respect to any Indebtedness, the right to require the prepayment, repurchase, redemption or defeasance of such Indebtedness (including any obligation to prepay, repurchase, redeem or defease such Indebtedness).

“Required Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Credit Exposures, outstanding Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time (excluding any Revolving Credit Exposures, outstanding Term Loans and unused Commitments of Defaulting Lenders).

“Required Revolving Lenders” means, at any time, Lenders (other than Defaulting Lenders) having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Revolving Commitments at such time (excluding any Revolving Credit Exposures and unused Revolving Commitments of Defaulting Lenders).

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person and (b) any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, chief financial officer or any vice president of the Borrower or any other Financial Officer.

“Restricted Indebtedness” means the AC Holdings Bonds, any Permitted Additional Debt, any Indebtedness incurred pursuant to clause (2) of Section 6.01(a)(xxii), any Permitted Pari Passu Indebtedness and the PAETEC Notes.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in any Wireline Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any Wireline Company, or any other payment (including, without limitation, any payment under a Swap Agreement) that has a substantially similar effect to any of the foregoing.

“Reverse Transition Services Agreement” means the Reverse Transition Services Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“Revolver Extension Effective Date” has the meaning specified in Section 2.07(d)(ii).

“Revolving Availability Period” means the period from and including the Original Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. As of the Sixth ARCA Effective Date, the initial amount of each Revolving Lender’s Revolving Commitment is set forth on Schedule 2.01 under the caption “Revolving Commitment” or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with a Revolving Credit Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to a Revolving Commitment.

“Revolving Maturity Date” means April 24, 2020.

“Revolving Percentage” means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitments. If the Revolving Commitments have terminated or expired, the Revolving Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments that occur after such termination or expiration.

“RUS” means the United States of America, acting through the Administrator of the Rural Utilities Service, and its successors.

“RUS Grant and Security Agreements” means the Broadband Initiatives Program Grant and Security Agreements, dated as of October 21, 2010, by and among the Borrower, certain Subsidiaries of the Borrower and the RUS, as modified by the RUS Approval Letter dated September 14, 2010, with such changes as (i) shall be consented to by the Required Lenders or (ii) taken as a whole, shall not be materially adverse to the Lenders or the Borrower or its Subsidiaries, taken as a whole.

“RUS Grant Funds” means any funds disbursed by the RUS to any RUS Grantee pursuant to a RUS Grant and Security Agreement.

“RUS Grantee” means the Borrower and any Subsidiary which is party to a RUS Grant and Security Agreement.

“S&P” means Standard & Poor’s Ratings Group, Inc.

“Sale and Leaseback Transaction” has the meaning set forth in Section 6.06.

“Sale Percentage” has the meaning assigned to such term in Section 2.10(c)(ii).

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive economic Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by any such Person or Persons, directly or indirectly.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of October 8, 2009 among the Borrower and certain Agents and Lenders party thereto.

“Second ARCA” means the Second Amended and Restated Credit Agreement dated as of October 19, 2009 in the form attached as Exhibit A to the Second Amendment and Restatement Agreement, as amended and as in effect from time to time before the Third ARCA Effective Date.

“Secured Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Secured Debt as of such day to (b) Consolidated Adjusted EBITDA for the period of four consecutive Fiscal Quarters ended on such day (or, if such day is not the last day of a Fiscal Quarter, ended on the last day of the Fiscal Quarter most recently ended before such day).

“Secured Obligations” has the meaning specified in Section 1(c) of the Security Agreement.

“Secured Parties” has the meaning specified in Section 1(c) of the Security Agreement.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Amended and Restated Security Agreement among the Loan Parties and the Collateral Agent, substantially in the form of Exhibit C.

“Security Documents” means the Guarantee Agreement, the Security Agreement, the Pari Passu Intercreditor Agreement (if any) and each other agreement, instrument or other document executed and delivered pursuant to Section 5.10 or 5.11 to guarantee or secure any of the Secured Obligations.

“Senior Representative” means, with respect to any series of Permitted Pari Passu Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Sixth Amendment and Restatement Agreement” means the Amendment and Restatement Agreement and Consent dated as of April 24, 2015 among the Borrower, each Guarantor, each Lender party thereto (which Lenders include all of the Revolving Lenders as of the Sixth ARCA Effective Date immediately after giving effect to the amendment and restatement of the Fifth ARCA in the form of this Amended Agreement), the Administrative Agent and the Collateral Agent.

“Sixth ARCA Effective Date” has the meaning assigned to such term in Section 4.01. For the avoidance of doubt, the Sixth ARCA Effective Date is April 24, 2015.

“Special Purpose Receivables Subsidiary” means a Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of its other Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such other Subsidiary becomes subject to a proceeding under chapter 11 of the U.S. Bankruptcy Code (11 U.S.C. §§ 101 et seq.) (or other insolvency law).

“Spinoff” means the “REIT Spinoff” as defined in the Sixth Amendment and Restatement Agreement.

“SPV” has the meaning set forth in Section 9.04(e).

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stockholder’s and Registration Rights Agreement” means the Stockholder’s and Registration Rights Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Subsidiary” means any subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Tax Matters Agreement” means the “Tax Matters Agreement” as defined in the Propco Distribution Agreement.

“Tax Sharing Agreement” means the “Tax Sharing Agreement” as defined in the Agreement and Plan of Merger dated as of December 8, 2005 (as amended on May 18, 2006), among Alltel Corporation, the Borrower and Valor Communications Group, Inc., as filed with the SEC as Annex A to Valor Communications Group, Inc.’s Registration Statement on Form S-4 on February 28, 2006, as amended up to July 17, 2006.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” has the meaning given such term in the Master Lease.

“Term Lender” means a Tranche B-5 Lender.

“Term Loan Extension Effective Date” has the meaning specified in Section 2.07(d)(ii).

“Term Loans” means a Tranche B-5 Term Loan.

“Third Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of February 23, 2012 among the Borrower and certain Agents and Lenders party thereto.

“Third ARCA” means the Third Amended and Restated Credit Agreement dated as of February 23, 2012 in the form attached as Exhibit A to the Third Amendment and Restatement Agreement, as amended and as in effect from time to time before the Fourth ARCA Effective Date.

“Third ARCA Effective Date” has the meaning assigned thereto in Section 5 of the Third Amendment and Restatement Agreement.

“Total Assets” means the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower prepared in conformity with GAAP but excluding the value of any outstanding Investments made pursuant to Section 6.04(w).

“Tranche B-5 Lender” means a Lender with an outstanding Tranche B-5 Term Loan.

“Tranche B-5 Maturity Date” means August 8, 2019.

“Tranche B-5 Term Loan” means a Loan made pursuant to Section 2.01(g)(iii) of the Fifth ARCA.

“Transaction Liens” means the Liens on Collateral granted by the Loan Parties under the Security Documents.

“Transition Services Agreement” means the Transition Services Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“United States” means the United States of America.

“Voting Stock” of any Person as of any date means the Equity Interests in such Person that are ordinarily entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(b) the then outstanding principal amount of such Indebtedness.

“Wholesale Master Services Agreement” means the Wholesale Master Services Agreement dated as of April 24, 2015, the form of which is an exhibit to the Form 10.

“wholly-owned” means, with respect to any subsidiary of any Person (the “parent”) at any date, that securities or other ownership interests representing 100% of the Equity Interests in such subsidiary (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by the parent or one or more wholly-owned subsidiaries of the parent or by the parent and one or more wholly-owned subsidiaries of the parent.

“Wireline Companies” means the Borrower and the Subsidiaries.

“Wireline Licenses” has the meaning specified in Section 3.16(a).

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and

“property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and whether real, personal or mixed, and (f) any reference to any Requirement of Law shall, unless otherwise specified, refer to such Requirement of Law as amended, modified or supplemented from time to time.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the Sixth ARCA Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating Borrower’s financial condition shall be the same after such accounting changes as if such accounting changes had not occurred. Notwithstanding the foregoing, for purposes of this Agreement, the Master Lease and the Pension Fund Leases shall be treated as operating leases.

SECTION 1.05. Pro Forma Calculations. With respect to any period (i) during which any incurrence, redemption, retirement or extinguishment of any Indebtedness, any Permitted Acquisition, Permitted Asset Exchange or sale, transfer or other disposition of any Subsidiary, line of business or division occurs (including the Propco Transactions), calculations of the Leverage Ratio and the Interest Coverage Ratio with respect to such period shall be made on a Pro Forma Basis.

ARTICLE 2

THE CREDITS

SECTION 2.01. Loans. (a) Revolving Commitments; Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period applicable to such Revolving Lender’s Revolving Commitment in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Revolving Lender’s Revolving Commitment. All Revolving Loans will be made by all Revolving Lenders in accordance with their Revolving Percentages until the Revolving Maturity Date.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

(f) [Reserved].

(g) Tranche B-5 Term Loans. All Tranche B-5 Term Loans outstanding under the Fifth ARCA on the Sixth ARCA Effective Date shall remain outstanding hereunder on the terms set forth herein.

(h) Outstanding Letters of Credit. All Letters of Credit outstanding under the Fifth ARCA on the Sixth ARCA Effective Date shall remain outstanding hereunder on the terms set forth herein.

(i) Incremental Loan Facility. (i) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request to add one or more additional tranches of loans (“Incremental Loans” and each such tranche, an “Incremental Facility”), provided that at the time of each such request and upon the effectiveness of each Incremental Facility Amendment, (A) no Event of Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (C) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.25 to 1.0, and (D) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A), (B) and, if applicable, (C), above, together with reasonably detailed calculations demonstrating compliance with clauses (B) and, if applicable, (C), above. Each Incremental Facility shall be in an amount that is an integral multiple of $5,000,000 and not less than $50,000,000, provided that an Incremental Facility may be in any amount less than $50,000,000 if such amount represents all the remaining availability under the Incremental Facilities pursuant to the immediately preceding sentence.

(ii) The Incremental Loans shall rank pari passu (or at the Borrower’s option, junior) in right of payment in respect of the Collateral and with the obligations in respect of the Revolving Commitments, the Tranche B-5 Term Loans, Incremental Loans, Other Term Loans and Other Revolving Loans. In addition, (A) any Incremental Facility providing for term loans (“Incremental Term Loans”) shall (1) not have a final maturity date earlier than the Latest Maturity Date then in effect or a Weighted Average Life to Maturity that is shorter than the longest remaining Weighted Average Life to Maturity of any Term Loans then outstanding; provided that any Incremental Term Loans in the form of a “Term Loan A” shall not be subject to the restrictions set forth in this clause (1); provided further that, notwithstanding the preceding proviso, no Incremental Term Loans shall have (x) a final maturity date earlier the Revolving Maturity Date then in effect or the stated final maturity date of the Tranche B-5 Term Loans or (y) a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Tranche B-5 Term Loans and (2) for purposes of prepayments, be treated substantially the same as (and in any event no more favorably than) the Tranche B-5 Term Loans, (B) except with respect to pricing (subject to the following proviso) and scheduled amortization (subject to the preceding clause (A)(1)) or to the extent such term is effective only after the Tranche B-5 Maturity Date, such Incremental Term Loans shall have terms that are no more favorable to the lenders providing such Incremental Term Loans than the terms applicable to the Tranche B-5 Term Loans, provided, that if the All-in Yield of any Incremental Term Loans made on or prior to the date that is 18 months following the Refinancing Amendment No. 1 Effective Date exceeds the All-in Yield of any Tranche B-5 Term Loans by more than 0.50%, the Applicable Rate relating to the Tranche B-5 Term Loans shall be adjusted so that the All-in Yield of such Incremental Term Loans shall not exceed the All-in Yield of the Tranche B-5 Term Loans by more than 0.50% and (C) any Incremental Facility providing for revolving loans (1) shall not have a final maturity date, or a commitment availability period that ends, earlier than the latest Revolving Maturity Date then applicable, (2) may be effected by increasing the Revolving Commitments then having a commitment availability period ending on the latest Revolving Maturity Date and (3) shall be subject to other terms that are similar to the terms then available in the bank financing market to companies having a credit quality similar to the Borrower as determined by a Financial Officer in good faith.

(iii) Each notice from the Borrower pursuant to this Section 2.01(i) shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Such Incremental Facility may be provided by any existing Lender or Additional Lender which shall be reasonably satisfactory to the Borrower and (other than in the case of existing Lenders providing only term loans under such Incremental Facility) and the Administrative Agent; provided that no existing Lender shall be obligated to provide any Incremental Loans, unless it so agrees. Any Incremental Facility will be effected pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Additional Lenders providing such Incremental Facility (and no other Lenders) and the Administrative Agent. Upon the effectiveness of any Incremental Facility Amendment, each Additional Lender shall become a “Lender” under this Agreement with respect to its obligations under such Incremental Facility, and the commitments of the Additional Lenders in respect of such Incremental Facility shall become “Commitments” hereunder; and any Incremental Loans under such Incremental Facility shall, when made, constitute “Loans” under this Agreement. In addition, any Incremental Facility Amendment may, without the consent of any Lenders other than the Additional Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.01(i) (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (B) of the second proviso of Section 9.02(b)). The effectiveness of an Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.03 (it being understood that all references to “the date of such Borrowing” in Section 4.03 shall be deemed to refer to the Incremental Facility Closing Date). The proceeds of Incremental Loans will be used only for working capital and other general corporate purposes (including to finance Permitted Acquisitions or Capital Expenditures, in each case to the extent otherwise permitted hereunder).

This Section 2.01(i) shall supersede any provisions in Section 2.17 or 9.02 to the contrary. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan and Term Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding (or, if any Incremental Loans are outstanding, 30).

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect to the applicable Loan would end after the Revolving Maturity Date or the Tranche B-5 Maturity Date, as applicable.

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mail of a pdf copy or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05; and

(vi) as of such date Sections 4.03(a) and (b) are satisfied.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the relevant Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Letters of Credit. (a) General. (i) Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account (or for the account of any Wireline Company so long as the Borrower and such Wireline Company are co-applicants), in a form reasonably acceptable to the Administrative Agent and the Issuing Bank requested to issue such Letter of Credit, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver, e-mail or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank requested to issue such Letter of Credit) to such Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank requested to issue such Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the total Revolving Commitments. Promptly upon the issuance of a Letter of Credit (or amendment, renewal, extension or termination of an outstanding Letter of Credit), the Issuing Bank shall provide notice of such issuance, amendment, renewal, extension or termination to the Administrative Agent (if different from the Issuing Bank), who shall in turn promptly provide notice of same to the Revolving Lenders.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided that (x) any Letter of Credit may provide for the automatic extension or renewal thereof and may be automatically renewed or extended upon notice delivered by the Borrower in accordance with the terms thereof for additional periods of a duration requested by the Borrower (which shall in no event extend beyond the date referred to in clause (ii) above) and (y) with the consent of the applicable Issuing Bank and the Administrative Agent, Letters of Credit with a term longer than one year shall be permitted (which shall in no event extend beyond the date referred to in clause (ii) above); provided further that, notwithstanding the foregoing, any Letter of Credit may expire after the date referred to in clause (ii) above if, at the time of issuance, renewal or extension thereof (as applicable), the Borrower cash collateralizes the LC Exposure in respect of such Letter of Credit in the manner set forth in the first sentence of Section 2.04(j).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank thereof or any of the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Revolving Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Revolving Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due (or if any such reimbursement payment is required to be refunded to the Borrower for any reason), the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. Except as provided below, the Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that (i) are caused by such Issuing Bank’s gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit issued by it comply with the terms thereof, or (ii) result from such Issuing Bank’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of such Letter of Credit. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank thereof may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

(h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in its Cash Collateral Account an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article 7. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Secured Obligations. Moneys in such account (including any earnings on amounts therein) shall be applied by the Collateral Agent to pay LC Reimbursement Obligations as they become due or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy the Secured Obligations as provided in Section 13 of the Security Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned (together with any earnings thereon) to the Borrower within three Business Days after all Events of Default have been cured or waived.

SECTION 2.05. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.04(e) to reimburse such Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, e-mail of a pdf copy or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the relevant Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower (or, in the case of an Event of Default of the type described in paragraph (i) or (j) of Article 7 with respect to the Borrower, automatically), then, so long as an Event of Default has occurred and is continuing, no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing having an Interest Period longer than one month; provided that, if (x) an Event of Default of the type described in paragraph (a), (b), (i) or (j) of Article 7 has occurred and is continuing and (y) other than in the case of an Event of Default of the type described in paragraph (i) or (j) of Article 7 with respect to the Borrower, the Required Lenders have so requested, then (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid prior to or at the end of the Interest Period then applicable thereto, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of such Interest Period.

SECTION 2.07. Termination, Reduction and Extension of Commitments and Term Loans. (a) Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments to the extent, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence or non-occurrence of any event specified therein (including the consummation of an acquisition, sale or other similar transaction, or the receipt of proceeds from the incurrence or issuance of Indebtedness or Equity Interests or the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

(d) Extension of Maturity Date. (i) The Borrower may, upon notice to the Administrative Agent (which shall promptly notify the applicable Class of Lenders or Additional Lenders, as applicable), request one or more extensions of the maturity date applicable to the Revolving Commitments or Other Revolving Commitments, the maturity date applicable to any Class of Term Loans or Other Term Loans, or the maturity date applicable to any Incremental Loans, as applicable, then in effect (such existing maturity date applicable to any Revolving Commitments or Other Revolving Commitments being the “Existing Revolving Maturity Date”, such existing maturity date applicable to any Class of Term Loans or Other Term Loans being the “Existing Term Loan Maturity Date” and such existing maturity date applicable to any Incremental Loans being the “Existing Incremental Loan Maturity Date”) to a date specified in such notice. Within 15 Business Days of delivery of such notice (or such other period as the Borrower and the Administrative Agent shall mutually agree upon), each applicable Revolving Lender, Term Lender or Additional Lender, as the case may be, shall notify the Administrative Agent whether it consents to such extension (which consent may be given or withheld in such Revolving Lender’s, Term Lender’s or Additional Lender’s, as applicable, sole and absolute discretion). Any Revolving Lender, Term Lender or Additional Lender, as applicable, not responding within the above time period shall be deemed not to have consented to such extension. The Administrative Agent shall promptly notify the Borrower and the applicable Revolving Lenders, Term Lenders and/or the Additional Lenders of such Revolving Lenders’, Term Lenders’ or the Additional Lenders’ responses, as applicable.

(ii) The maturity date applicable to any Revolving Commitments or Other Revolving Commitments, the maturity date applicable to any Class of Term Loans or Other Term Loans or the maturity date applicable to any Incremental Loans, as applicable, shall be extended only with respect to such Revolving Commitments, Other Revolving Commitments, such Class of Term

Loans, Other Term Loans or Incremental Loans, as applicable, held by such Revolving Lenders, Term Lenders or Additional Lenders, as applicable, that have consented thereto (the Revolving Lenders or Additional Lenders providing revolving loans, as applicable, that so consent, the “Extending Revolving Lenders” and the Revolving Lenders or Additional Lenders providing revolving loans, as applicable, that decline, the “Non-Extending Revolving Lenders” and the Term Lenders or Additional Lenders providing term loans, as applicable, that so consent being the “Extending Term Lenders” and the Term Lenders or Additional Lenders providing term loans, as applicable, that decline being the “Non-Extending Term Lenders”) (it being understood and agreed that, except for the consents of the Extending Revolving Lenders or Extending Term Lenders, as applicable, no other consents shall be required hereunder for such extensions). If so extended, (i) the scheduled maturity date with respect to the Revolving Commitments or Other Revolving Commitments held by the Extending Revolving Lenders shall be extended to the date specified in the notice referred to in Section 2.07(d)(i) above, which shall become the new maturity date of the Revolving Commitments or Other Revolving Commitments (such maturity date for the Revolving Commitments or Other Revolving Commitments, so affected, the “Extended Revolving Maturity Date”), (ii) the scheduled maturity date with respect to the Term Loans or Other Term Loans of the relevant Class held by the Extending Term Lenders shall be extended to the date specified in the notice referred to in Section 2.07(d)(i) above, which shall become the new maturity date of the applicable Class of Term Loans or Other Term Loans (such maturity date for the Term Loans or Other Term Loans, as applicable, so affected, the “Extended Term Loan Maturity Date”), and (iii) the scheduled maturity date with respect to any Incremental Loans held by the Extending Term Lenders or Extending Revolving Lenders, as applicable, shall be extended to the date specified in the notice referred to in Section 2.07(d)(i) above, which shall become the new maturity date applicable to such Incremental Loans (such date, the “Extended Incremental Loan Maturity Date”). The Administrative Agent shall promptly confirm to (x) the applicable Extending Revolving Lenders and Non-Extending Revolving Lenders such extension, specifying the effective date of such extension (the “Revolver Extension Effective Date”), the Existing Revolving Maturity Date applicable to the Non-Extending Revolving Lenders, and the Extended Revolving Maturity Date (after giving effect to such extension) applicable to the Extending Revolving Lenders, (y) the applicable Extending Term Lenders and Non-Extending Term Lenders such extension, specifying the effective date of such extension (the “Term Loan Extension Effective Date”), the Existing Term Loan Maturity Date applicable to the Non-Extending Term Lenders, and the Extended Term Loan Maturity Date (after giving effect to such extension) applicable to the Extending Term Lenders and (z) the applicable Extending Term Lenders and/or the Extending Revolving Lenders and Non-Extending Term Lenders and/or the Non-Extending Revolving Lenders such extension, specifying the effective date of such extension (the “Incremental Loan Extension Effective Date”), the Existing Incremental Loan Maturity Date applicable to such Non-Extending Revolving Lenders and/or Non-Extending Term Lenders, as applicable, and the Extended Incremental Loan Maturity Date (after giving effect to such extension) applicable to the Extending Term Lenders and/or the Extending Revolving Lenders, as applicable. The interest margins and/or “floors” with respect to any Revolving Commitments, Other Revolving Commitments, Term Loans, Other Term Loans or Incremental Loans, as applicable, extended pursuant to this Section 2.07 may be different than the interest margins and/or “floors” for the existing Revolving Commitments, Other Revolving Commitments, existing Class of Term Loans, Other Term Loans or Incremental Loans, as applicable, and upfront fees may be paid to the Extending Revolving Lenders or Extending Term Lenders, as applicable, in each case to the extent provided in the Borrower’s notice or as otherwise agreed between the Borrower and the Extending Revolving Lenders or Extending Term Lenders, as applicable. As a condition precedent to such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the Revolver Extension Effective Date, the Term Loan Extension Effective Date or the Incremental Loan Extension

Effective Date, as applicable, signed by a Responsible Officer of the Borrower certifying that, before and after giving effect to such extension, the representations and warranties contained in Article 3 made by it that are qualified by materiality shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case on and as of the Revolver Extension Effective Date, the Term Loan Extension Effective Date or the Incremental Loan Extension Effective Date, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date, and no Default or Event of Default exists or will exist as of the Revolver Extension Effective Date, Term Loan Extension Effective Date or the Incremental Loan Extension Effective Date, as applicable.

(iii) Notwithstanding anything to the contrary herein, (A) the Borrowers, the Extending Revolving Lenders and/or the Extending Term Lenders shall have the right to appoint successor syndication agents or co-documentation agents, in each case, to replace any such person that does not consent to continue its respective obligations and duties under the Loan Documents in connection with an extension under this Section 2.07(d) and (B) the Borrower shall have the right, at any time prior to the Existing Revolving Maturity Date, the Existing Term Loan Maturity Date or the Existing Incremental Loan Maturity Date, as applicable, at the Borrower’s sole expense and effort, upon notice to such Non-Extending Revolving Lender or Non-Extending Term Lender, as applicable and the Administrative Agent, to require each such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (I) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment or Other Revolving Commitment is being assigned, the Issuing Bank), which consent(s) shall not unreasonably be withheld or delayed, (II) each Non-Extending Revolving Lender or Non-Extending Term Lender, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (III) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii)(C) and (IV) in no event shall the Borrower be entitled to exercise its replacement right under this subclause (iii) with respect to a Non-Extending Revolving Lender or Non-Extending Term Lender, in either case that is also acting as the Administrative Agent or Issuing Bank. Any such replacement Lender shall for all purposes constitute an Extending Revolving Lender or Extending Term Lender, as applicable.

(iv) Notwithstanding the terms of Section 9.02, the Borrower and the Administrative Agent shall be entitled (without the consent of any other Lenders except to the extent required under subsection (ii) above) to enter into any amendments to this Agreement that the Administrative Agent believes are necessary to appropriately reflect, or provide for the integration of, any extension of a maturity date applicable to the Revolving Commitments, Other Revolving Commitments, the maturity date applicable to any Class of Term Loans or Other Term Loans or maturity date applicable to any Incremental Loans, as applicable, pursuant to this Section 2.07(d). In addition, with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Existing Revolving Maturity Date shall be reallocated from Non-Extending Revolving Lenders to Extending Revolving Lenders in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the Extending Revolving Lenders, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

SECTION 2.08. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Revolving Lender the then unpaid principal amount of such Lender’s Revolving Loans on the Revolving Maturity Date and (ii) for the account of each Term Lender the then unpaid principal amount of such Lender’s Term Loans as provided in Section 2.09.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be, absent manifest error, prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent; provided that, in order for any such promissory note to be delivered on the Sixth ARCA Effective Date, the request therefor shall be delivered no later than two Business Days prior to the Sixth ARCA Effective Date. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09. Scheduled Amortization of Term Loans. (a) Subject to adjustment pursuant to Section 2.09(c), the Borrower shall repay Tranche B-5 Term Loans (i) on the last day of each Fiscal Quarter ending on or after March 31, 2014 and prior to the Tranche B-5 Maturity Date in an aggregate principal amount equal to 0.25% of the initial principal amount of Tranche B-5 Term Loans and (ii) on the Tranche B-5 Maturity Date in an aggregate principal amount equal to the principal amount of Tranche B-5 Term Loans then outstanding.

(b) To the extent not previously paid, all Tranche B-5 Term Loans shall be due and payable on the Tranche B-5 Maturity Date.

(c) Any prepayment of Term Loans of any Class will be applied to reduce the subsequent scheduled repayments of the Term Loans of such Class to be made pursuant to this Section, in the case of mandatory prepayments, in direct order of maturity, and in the case of voluntary prepayments, ratably.

(d) Before repaying any Term Loans of any Class pursuant to this Section, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each such repayment of a Borrowing shall be applied ratably to the Loans included in such Borrowing and shall be accompanied by accrued interest on the amount repaid.

SECTION 2.10. Optional and Mandatory Prepayment of Loans. (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty but subject to Section 2.15 and the requirements of this Section.

(b) [Reserved].

(c) Asset Dispositions.

(i) Subject to Section 2.10(c)(iii) and Section 2.10(j), within five Business Days after any Net Proceeds are received by or on behalf of any Wireline Company in respect of any Asset Disposition other than an Applicable Asset Disposition, the Borrower shall prepay Term Borrowings in an aggregate amount equal to such Net Proceeds.

(ii) Subject to Section 2.10(c)(iii) and Section 2.10(j), within five Business Days after any Net Proceeds of an Applicable Asset Disposition (any such Net Proceeds, “Applicable Net Proceeds”) are received by or on behalf of any Wireline Company, the Borrower shall prepay Term Borrowings in an aggregate amount equal to (A) if and to the extent such Applicable Net Proceeds are otherwise required to be applied to prepay, repay or repurchase (or to offer to prepay, repay or repurchase) any Restricted Indebtedness (other than the Applicable Indebtedness), the amount of such Applicable Net Proceeds required to be so applied; and (B) without duplication of any amounts described in clause (A), an amount equal to the Financing Percentage times such Applicable Net Proceeds; provided that solely with respect to this Section 2.10(c)(ii)(B), the Wireline Companies may, not later than five Business Days following the receipt of such Applicable Net Proceeds, apply up to the Financing Percentage times such Applicable Net Proceeds to repay the Applicable Indebtedness incurred with respect to such Applicable Asset Disposition, and any amount of such Applicable Net Proceeds so applied shall not be required to be applied to the prepayment of Term Borrowings.

For purposes of this Section 2.10(c)(ii), the term “Financing Percentage” means, with respect to any Applicable Asset Acquisition, the percentage obtained by dividing (x) the amount of Applicable Indebtedness incurred with respect to such Applicable Asset Acquisition by (y) the total consideration paid by the Wireline Companies in such Applicable Asset Acquisition.

(iii) With respect to any Net Proceeds received by or on behalf of any Wireline Company in respect of any Asset Disposition, if (A) the Wireline Companies intend to apply all or a portion of the Net Proceeds from such Asset Disposition within 12 months after receipt of such Net Proceeds (or, if the applicable Wireline Company enters into a legally binding commitment to apply all or a portion of such Net Proceeds within such 12-month period, within 18 months following the receipt of such Net Proceeds), to acquire Replacement Assets, (B) the property acquired in connection therewith will be included in the Collateral at least to the extent that the property disposed of was included therein or shall be property of a Collateral Support Party and (C) no Event of Default has occurred and is continuing, then no prepayment will be required pursuant to this Section 2.10(c) in respect of such Net Proceeds (or the portion of such Net Proceeds, if applicable); provided that if all or such portion of such Net Proceeds have not been so applied within such 12-month period (or, if the applicable Wireline Company has entered into a legally binding commitment to apply such Net Proceeds within such 12-month period, but has not applied such Net Proceeds within 18 months following such receipt) a prepayment will be required at that time (as applicable under Section 2.10(c)(i) or Section 2.10(c)(ii)) with respect to (A) the amount of such Net Proceeds that have not been so applied by the end of such 12-month period or (B) if such Net Proceeds were committed during such 12-month period to be applied but not so applied within 18 months following the receipt of such Net Proceeds, the amount of such Net Proceeds not so applied.

(d) Casualty Events. Within five Business Days after any Net Proceeds are received by or on behalf of any Wireline Company in respect of any Casualty Event, the Borrower shall (subject to Section 2.10(j)) prepay Term Borrowings in an aggregate amount equal to such Net Proceeds; provided that, if (i) the Wireline Companies intend to apply all or a portion of the Net Proceeds from such event, within 12 months after receipt of such Net Proceeds (or, if the applicable Wireline Company enters into a legally binding commitment to apply all or a portion of such Net Proceeds within such 12-month period, within 18 months following the receipt of such Net Proceeds), to repair, restore or replace the property with respect to which such Net Proceeds were received or to acquire Replacement Assets, and (ii) any property acquired in connection with such application (whether as replacement property or Replacement Assets) will be included in the Collateral at least to the extent that the property to be replaced was included therein or shall be property of a Collateral Support Party, then no prepayment will be required pursuant to this subsection in respect of such Net Proceeds (or the portion of such Net Proceeds, if applicable); provided, that if all or a portion of such Net Proceeds have not been so applied within such 12-month period (or, if the applicable Wireline Company has entered into a legally binding commitment to apply such Net Proceeds within such 12-month period, but has not applied such Net Proceeds within 18 months following such receipt), a prepayment will be required at that time in an amount equal to (A) the amount of such Net Proceeds that have not been so applied by the end of such 12-month period or (B) if such Net Proceeds were committed during such 12-month period to be applied but not so applied within 18 months following the receipt of such Net Proceeds, the amount of such Net Proceeds not so applied.

(e) Allocation of Prepayments, Right to Decline Tranche B-5 Mandatory Prepayments. Before any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (h) of this Section. Optional prepayments shall be applied to such Classes of Term Loans as directed by the Borrower in the notice of prepayment, provided that such prepayments of any Class of Term Loan shall be applied in accordance with the second sentence of Section 2.10(i). In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated among the Term Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided however that any Tranche B-5 Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B-5 Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B-5 Term Loans of any such Class but was so declined shall be applied to prepay Term Borrowings of the other Classes on a ratable basis (subject to the rights of the Tranche B-5 Lenders to decline such payments as set forth in this proviso) until no Term Borrowings of any other Class remain outstanding. All optional or mandatory prepayments of Revolving Borrowings made at a time when Revolving Borrowings of more than one Class remain outstanding shall be allocated among the Revolving Borrowings of each Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class. All optional or mandatory prepayments of a Revolving Borrowing shall be applied in accordance with the second sentence of Section 2.10(i).

(f) Accrued Interest. Each prepayment of a Borrowing shall be accompanied by accrued interest to the extent required by Section 2.12.

(g) [Reserved].

(h) Notice of Prepayments. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07; provided further that, the Borrower may deliver a conditional prepayment notice subject to the proviso in Section 2.07(c). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

(i) Partial Prepayments. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as needed to apply fully the required amount of a mandatory prepayment or to allocate an optional prepayment of Term Loans or Revolving Loans as required by paragraph (e) of this Section. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

(j) Deferral of Prepayments. The Borrower may defer any mandatory prepayment otherwise required under paragraph (c) or (d) above until the aggregate amount of Net Proceeds otherwise required to be applied to prepay Borrowings pursuant to paragraphs (c) and (d) above (whether resulting from one or more Asset Dispositions or Casualty Events, but after giving effect to any applications of proceeds permitted under such paragraphs) equals or exceeds $30,000,000, at which time the entire unutilized amount of such Net Proceeds (not only the amount in excess of $30,000,000) will be applied as provided in paragraphs (c) and (d) above, as applicable.

SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily unused amount of the applicable Revolving Commitment of such Revolving Lender and the during the period from and including the Sixth ARCA Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments of the relevant Class terminate, commencing on the first such date to occur after the Sixth ARCA Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender (other than a Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans of such Revolving Lender on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Sixth ARCA Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to each Letter of Credit issued by such Issuing Bank during the period from and including the Sixth ARCA Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure with respect to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Sixth ARCA Effective Date; provided that all such fees shall be payable to the applicable Revolving Lenders on the date on which the Revolving Commitments of such Revolving Lenders terminate and any such fees accruing after the date on which the Revolving Commitments of such Revolving Lenders terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account and the account of the Collateral Agent, fees payable in the amounts and at the times separately agreed upon between the Borrower and such Agents.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing of each Class shall bear interest at the Alternate Base Rate plus the Applicable Rate for such Class.

(b) The Loans comprising each Eurodollar Borrowing of each Class shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate for such Class.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of any principal of any Loan or any LC Disbursements, 2% plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered; provided that such amounts shall be proportionate to the amounts that such Lender or Issuing Bank charges other borrowers or account parties for such additional costs incurred or reductions suffered on loans or letters of credit, as the case may be, similarly situated to the Borrower in connection with substantially similar facilities.

(b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered; provided that such amounts shall be proportionate to the amounts that such Lender or Issuing Bank charges other borrowers or account parties for such reductions suffered on loans or letters of credit, as the case may be, similarly situated to the Borrower in connection with substantially similar facilities.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.15. Break Funding Payments. In the event of (a) the payment by or on behalf of the Borrower of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure by the Borrower to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(h) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18 or Section 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16. Taxes. (a) Except as required by applicable law, any and all payments by or with respect to any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent and such Tax is an Indemnified Tax, then (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.16) any Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and withholdings and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law.

For purposes of determining withholding Taxes imposed under FATCA, from and after the Sixth ARCA Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(b) In addition, the Borrower shall pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) The Borrower shall indemnify each Recipient, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A copy of a receipt or any other document evidencing payment delivered to the Borrower by a Recipient, or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A) and Section 2.16(f)(ii)(C) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) Each Lender that is a U.S. person as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of (x) a Participant, on or before the date on which such Participant purchases the related participation and (y) an assignee, on or before the effective date of such assignment), an executed original of Internal Revenue Service Form W-9 certifying that such Lender is exempt from the U.S. Federal backup withholding tax. Each Lender that is not a U.S. person as defined in Section 7701(a)(30) of the Code (a “Foreign Lender”) shall, to the extent it is legally able to do so, deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of (x) a Participant, on or before the date on which such Participant purchases the related participation and (y) an assignee, on or before the effective date of such assignment) (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent) either:

(1) an executed original of Internal Revenue Service Form W-8ECI, Form W-8BEN, W-8BEN-E, as applicable (with respect to eligibility for benefits under any income tax treaty), or Form W-8IMY or successor and related applicable forms, as the case may be, certifying to such Foreign Lender’s entitlement as of such date to an exemption from or reduction of United States withholding tax with respect to payments to be made under this Agreement, or

(2) in the case of a Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in form and content reasonably acceptable to the Administrative Agent and the Borrower, substantially in the form of Exhibits F-1 through F-4, to the effect that such Foreign Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code section 871(h) or 881(c) (a “Foreign Lender Complete Exemption Certificate”), and (y) an executed original of Internal Revenue Service Form W-8BEN or any successor and related applicable form.

Further, each Foreign Lender agrees, (i) to the extent it is not precluded from doing so by a Change in Law and otherwise legally able to do so, to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased), from time to time, an executed original of the applicable Form W-8 or successor and related applicable forms or certificates, on or before the date that any such form or certificate, as the case may be, expires or becomes obsolete or invalid in accordance with applicable U.S. laws and regulations, (ii) in the case of a Foreign Lender that delivers a Foreign Lender Complete Exemption Certificate, to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased), such statement on an annual basis reasonably promptly after the anniversary of the date on which such Foreign Lender became a party to this Agreement (or, in the case of a Participant, the date on which the Participant purchased the related participation), and (iii) to notify promptly the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or certificate previously delivered by it pursuant to this Section 2.16(f).

(B) In addition, but without duplication of the covenant as to United States withholding tax contained in Section 2.16(f)(i) and (ii), any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction(s) in which the Borrower is organized, or any treaty to which any such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed original documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(C) If a payment made to any Lender under any Loan Document would be subject to United States federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any Agent, Lender or Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified or with respect to which an indemnifying party has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such indemnifying party (but only to the extent of indemnity payments made, or additional amounts paid, under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, Lender or Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such indemnifying party, upon the request of such Agent, Lender or Issuing Bank, agrees to repay the amount paid over to such indemnifying party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, Lender or Issuing Bank in the event such Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require any Agent, Lender or Issuing Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) no later than 2:00 pm, New York City time, on the date when due, in immediately available funds, without set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, 2.15 or 2.16 and Section 9.03 shall be made directly to the Persons entitled thereto and payments made pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder (after giving effect to all applicable grace periods and/or cure periods, if any), such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii)

second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Wireline Company or Affiliate thereof (as to which the provisions of this paragraph shall apply except as provided in clause (ii) of this Section 2.17(c)). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of any of the Lenders or any Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lenders or Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(a) or (b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.18. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and out-of-pocket expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.14, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or (ii) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks), which consents shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower, the Defaulting Lender (if any) or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii)(C) and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19. Refinancing Amendments. (a) The Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, in each case, to refinance all or any portion of the Loans and Commitments hereunder (which for this purpose will be deemed to include any then outstanding Other Revolving Commitments, Other Revolving Loans and/or Other Term Loans), pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing, fees (including upfront fees and OID), optional prepayment terms, redemption premiums and subordination terms as may be agreed by the Borrower and the Lenders thereof, (iii) (x) with respect to any Other Term Loans or Other Term Commitments, will have a maturity date that is not prior to the maturity date of the Class of Term Loans or Revolving Commitments being refinanced, and will have a Weighted Average Life to Maturity that is not shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans being refinanced (if applicable) and (y) with respect to any Other Revolving Loans or Other Revolving Commitments, will have a maturity date that is not prior to the maturity date with respect to the Class of Revolving Commitments or Class of Term Loans being refinanced and (iv) except as otherwise permitted herein, will have terms and conditions taken as a whole that are substantially identical to, or no more favorable to the Lenders providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt; provided further that (x) the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is incurred or obtained and (y) the effectiveness of any Refinancing Amendment, together with the effectiveness of any increase in Revolving Commitments, shall not result in there being more than four separate maturity dates in effect for all Revolving Commitments. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03(a) and (b). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.19 shall be in an aggregate principal amount that is not less than $50,000,000 and an integral multiple of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, pursuant to any Other Revolving Commitments established thereby, on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments hereunder. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.19. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments hereunder to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding such extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b) This Section 2.19 shall supersede any provisions in Section 2.17 or 9.02 to the contrary.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lender Parties that:

SECTION 3.01. Organization; Powers. Each of the Wireline Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required by applicable law.

SECTION 3.02. Authorization; Enforceability. The execution, delivery and performance of the Loan Documents by each Wireline Company are within its corporate (or other organizational) powers and have been duly authorized by all necessary corporate (or other organizational) action with respect to such Wireline Company. This Amended Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party, as the case may be, in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The execution, delivery and performance by each Wireline Company of the Loan Documents to which they are a party and the consummation of the financing contemplated by the Loan Documents (a) do not require any material Governmental Authorization, except (i) such as have been or, prior to or concurrently with the Sixth ARCA Effective Date, will be obtained or made and are or, prior to or concurrently with the Sixth ARCA Effective Date, will be in full force and effect, (ii) notices required to be filed with the FCC or any applicable PUC after the Sixth ARCA Effective Date, and (iii) filings necessary to perfect the Transaction Liens, (b) will not violate (1) any applicable law or regulation applicable to any Wireline Company, (2) the charter, by-laws or other organizational documents of any Wireline Company or (3) any material Governmental Authorization in any material respect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Wireline Company or any of its assets, or give rise to a right thereunder to require any payment to be made by any Wireline Company or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien (other than the Transaction Liens) on any asset of any Wireline Company, except, with respect to clauses (b)(1), (c) and (d), to the extent any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Administrative Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the Fiscal Year ended December 31, 2014, reported on by PricewaterhouseCoopers LLP, independent public accountants, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

(b) Since December 31, 2014, there has been no state of facts, change, development, event, effect, condition or occurrence that, individually or in the aggregate, has had a Material Adverse Effect.

SECTION 3.05. Properties. (a) Each of the Wireline Companies has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for Liens permitted under Section 6.02, and minor defects in title that do not interfere with its ability to conduct its business as currently conducted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Wireline Companies owns, or has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Wireline Companies does not infringe upon the rights of any other Person, except for any such failure to own or have license or such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(c) Schedule 3.05 sets forth the correct address of each material real property having a Fair Market Value (as reasonably determined by a Financial Officer in good faith) exceeding $10,000,000 that is owned by any Wireline Company as of the Sixth ARCA Effective Date after giving effect to the Propco Transactions.

SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Wireline Company that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) involve any of the Loan Documents.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any other Wireline Company (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c) Since the Sixth ARCA Effective Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.07. Compliance with Laws and Agreements. Each of the Wireline Companies is in compliance with (a) all laws, regulations and Governmental Authorizations, in each case applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.08. Investment Company Status. No Wireline Company is required to be regulated as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.09. Taxes. Each of the Wireline Companies has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Wireline Company has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. As of the Sixth ARCA Effective Date, the Tax Sharing Agreement and the Tax Matters Agreements are the only agreements among the Loan Parties regarding tax sharing, tax reimbursement or tax indemnification.

SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.11. Disclosure. As of the Sixth ARCA Effective Date, the Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Wireline Company is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information concerning any of the Wireline Companies (other than the projections, budgets or other estimates, or information of a general economic or industry nature concerning the Wireline Companies) furnished by or on behalf of any Loan Party to any Lender Party in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains as of the date furnished any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time they were made; it being understood that projections by their nature are uncertain and no assurance is being given that the results reflected in such projected financial information will be achieved.

SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower in, each of its Subsidiaries and identifies each Subsidiary that is a Guarantor, in each case as of the Sixth ARCA Effective Date. All the Subsidiaries are, and will at all times be, fully consolidated in the Borrower’s consolidated financial statements to the extent required by GAAP.

SECTION 3.13. Insurance. A description of all material insurance maintained by or on behalf of the Wireline Companies as of the Sixth ARCA Effective Date has been provided to the Administrative Agent. As of the Sixth ARCA Effective Date, all premiums in respect of such insurance have been paid to the extent then due.

SECTION 3.14. Labor Matters. Except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as of the Sixth ARCA Effective Date, (i) there are no strikes, lockouts or other labor disputes against any Wireline Company pending or, to the knowledge of the Borrower, threatened and (ii) the hours worked by and payments made to employees of the Wireline Companies have not violated the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. The execution, delivery and performance by each Wireline Company of the Loan Documents to which they are a party and the consummation of the financing contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement by which any Wireline Company is bound.

SECTION 3.15. Solvency. On the Sixth ARCA Effective Date both immediately prior to and immediately after giving effect to the Propco Transactions, (a) the fair value of the assets of each Loan Party, at a fair valuation, exceeds its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party exceeds the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) no Loan Party will have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and proposed to be conducted after the Sixth ARCA Effective Date.

SECTION 3.16. Licenses; Franchises. (a) Each of the Wireline Companies holds all Regulatory Authorizations and all other material Governmental Authorizations (including but not limited to franchises, ordinances and other agreements granting access to public rights of way, issued or granted to any Wireline Company by a state or federal agency or commission or other federal, state or local or foreign regulatory bodies regulating competition and telecommunications businesses) (collectively, the “Wireline Licenses”) that are required for the conduct of its business as presently conducted and as proposed to be conducted, except to the extent the failure to hold any Wireline Licenses would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Each Wireline License is valid and in full force and effect and has not been, or will not have been, suspended, revoked, cancelled or adversely modified, except to the extent any failure to be in full force and effect or any suspension, revocation, cancellation or modification has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Wireline License is subject to (i) any conditions or requirements that have not been imposed generally upon licenses in the same service, unless such conditions or requirements would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) any pending regulatory proceeding (other than those affecting the wireline industry generally) or judicial review before a Governmental Authority, unless such pending regulatory proceedings or judicial review would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The

Borrower does not have knowledge of any event, condition or circumstance that would preclude any Wireline License from being renewed in the ordinary course (to the extent that such Wireline License is renewable by its terms), except where the failure to be renewed has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) The licensee of each Wireline License is in compliance with each Wireline License and has fulfilled and performed, or will fulfill or perform, all of its material obligations with respect thereto, including with respect to the filing of all reports, notifications and applications required by the Communications Act or the rules, regulations, policies, instructions and orders of the FCC or any PUC, and the payment of all regulatory fees and contributions, except (i) for exemptions, waivers or similar concessions or allowances and (ii) where such failure to be in compliance or to fulfill or perform its obligations or pay such fees or contributions has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) A Wireline Company owns all of the Equity Interests in, and Controls, all of the voting power and decision-making authority of, each licensee of the Wireline Licenses, except where the failure to own such Equity Interests or Control such voting power and decision-making authority of such licensees would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.17. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance in all material respects with Anti-Corruption Laws and applicable Sanctions. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower or such Subsidiary, any of their respective directors, officers or employees, is a Sanctioned Person, and no Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.18. Master Lease; Recognition Agreement. To the best knowledge of the Borrower, each of the Master Lease and the Recognition Agreement is in full force and effect and is the legal, valid and binding obligation of Holdco and, to the knowledge of the Borrower, each other party thereto enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE 4

CONDITIONS

SECTION 4.01. Sixth ARCA Effective Date. The effectiveness of the amendment and restatement of the Fifth ARCA in the form of this Amended Agreement is subject to the satisfaction of the following conditions precedent (the date on which all of such conditions shall first be satisfied or waived in accordance with Section 9.02, the “Sixth ARCA Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received counterparts of (i) the Sixth Amendment and Restatement Agreement, that bears the signature of the Borrower, each Guarantor, each Revolving Lender (which Revolving Lenders in aggregate constitute the Required Lenders as of the Sixth ARCA Effective Date immediately after the consummation of the Propco Transactions), the Term Lenders party thereto (if any), the Administrative Agent and the Collateral Agent and (ii) the Recognition Agreement, that bears the signature of Holdco and the Landlord.

(b) The Administrative Agent shall have received the favorable legal opinions of (i) Skadden, Arps, Slate, Meagher & Flom LLP, New York counsel to the Loan Parties and (ii) John P. Fletcher, Esq., general counsel of the Borrower, in each case addressed to the Lenders, the Administrative Agent, the Collateral Agent and each Issuing Bank, dated the Sixth ARCA Effective Date, which opinions shall cover such matters as the Administrative Agent shall reasonably request (provided that no opinions as to tax matters will be requested) and shall be reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the execution, delivery and performance of the Loan Documents to which such Loan Party is party and any other legal matters relating to the Wireline Companies or the Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) The Administrative Agent shall have received a certificate, dated the Sixth ARCA Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.03 (after giving effect to the Propco Transactions), and demonstrating compliance, on a Pro Forma Basis after giving effect to the Propco Transactions, with Section 6.13 and Section 6.14 for the four fiscal quarter period ending December 31, 2014.

(e) The Administrative Agent shall have received, in each case for the account of the applicable Persons (x) all fees and other amounts due and payable by any Loan Party to any of the Lender Parties on or prior to the Sixth ARCA Effective Date, including, to the extent invoiced (each such invoice to be accompanied by customary backup documentation) 3 Business Days prior to the Sixth ARCA Effective Date, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by any Loan Party under the Loan Documents or any fee, engagement or similar letter and (y) all accrued interest on outstanding Revolving Loans, accrued commitment fees in respect of the Revolving Commitments and accrued participation fees in respect of outstanding Letters of Credit.

(f) The Collateral and Guarantee Requirement shall have been satisfied.

(g) The Administrative Agent shall have received copies of the Propco Transaction Documents, certified by the President, a Vice President or a Financial Officer of the Borrower as complete and correct, and shall be reasonably satisfied with the terms and conditions thereof; it being understood that the Propco Distribution Agreement executed on March 26, 2015, the forms of the Master Lease and the Recognition Agreement delivered to the Administrative Agent on April 20, 2015 and March 12, 2015, respectively, and the forms of each other agreement attached to the Form 10 are acceptable to the Administrative Agent. The Spinoff and the Debt Exchange shall have been consummated (or shall be consummated substantially simultaneously with the effectiveness of the amendment and restatement of the Fifth ARCA in the form of this Amended Agreement), substantially in accordance with the terms of the applicable Propco Transaction Documents and applicable material law and regulatory approvals (including all material Regulatory Authorizations).

(h) Each of the Master Lease and the Recognition Agreement shall be in full force and effect in accordance with its terms, and the Administrative Agent shall have received a certificate, dated the Sixth ARCA Effective Date, signed by the President, a Vice President or the General Counsel of Holdco to such effect.

(i) The outstanding principal amount of all Revolving Loans, Tranche A-3 Term Loans, Tranche A-4 Term Loans and Tranche B-4 Term Loans (each as defined in the Fifth ARCA), including all accrued interest thereon and any other amounts due and payable with respect thereto, shall have been paid in full or otherwise satisfied and discharged (whether in cash or pursuant to the Debt Exchange).

(j) The Administrative Agent shall have received a copy of the solvency opinion from Duff & Phelps rendered in connection with the Spinoff.

(k) The Lenders shall have received, no later than three Business Days prior to the Sixth ARCA Effective Date, all documentation and other information about the Borrower and the Guarantors as has been reasonably requested by the Administrative Agent or Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Act, that has been reasonably requested at least five Business Days in advance of the Sixth ARCA Effective Date.

(l) The Private Letter Ruling shall not have been revoked or modified in any material respect.

SECTION 4.02. [Reserved].

SECTION 4.03. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Banks to issue, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents that are qualified by materiality shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects, in each case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (other than with respect to any representation and warranty that expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date).

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE 5

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent on behalf of each Lender (and the Administrative Agent will make available to each Lender):

(a) as soon as available and in no event later than 90 days after the end of each Fiscal Year, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) as soon as available and in no event later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, its consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) concurrently with any delivery of financial statements under clause (a) or (b), a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13 and 6.14, (iii) to the extent that any such change in GAAP has an impact on such financial statements, stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) certifying as to the amounts of Available Cash, Available Distributable Cash and Available Equity Proceeds as of the date of such certificate and setting forth reasonably detailed calculations thereof;

(d) within 60 days after the beginning of each Fiscal Year, a detailed consolidated budget for such Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such Fiscal Year and setting forth the assumptions used in preparing such budget) and, promptly when available, any significant revisions of such budget approved by the board of directors of the Borrower;

(e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Wireline Company with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

(f) promptly following any reasonable written request by the Administrative Agent therefor, (i) copies of all material reports and written information to and from (A) the FCC or any PUC with jurisdiction over the property or business of any Wireline Company or (B) the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor or other agencies or authorities concerning environmental, health or safety matters, (ii) copies of any statement or report furnished to RUS in connection with the RUS Grant and Security Agreement or (iii) such other information regarding the operations, business affairs and financial condition of any Wireline Company, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

(g) [Reserved].

(h) any financial statement or other materials required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered on the date on which such information is posted on the Borrower’s website on the Internet or by the Administrative Agent on an IntraLinks or similar site to which Lenders have been granted access or shall be available on the SEC’s website on the Internet at www.sec.gov; provided that (i) the Borrower shall give notice of any such posting to the Administrative Agent (who shall then give notice of any such posting to the Lenders), and (ii) the Borrower shall deliver paper copies of any such documents to the Administrative Agent if the Administrative Agent requests the Borrower to deliver such paper copies. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of any certificate required by Section 5.01(c) to the Administrative Agent. Except for such certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Furthermore, if any financial statement or other materials required to be delivered under this Agreement shall be required to be delivered on any date that is not a Business Day, such information may be delivered to the Administrative Agent on the next succeeding Business Day after such date.

The Borrower represents and warrants that it, its controlling Person and any Subsidiary, in each case, if any, either (i) has no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (x) authorizes the Administrative Agent to make the financial statements to be provided under Section 5.01(a) and (b) above, along with the Loan Documents, available to Public-Siders and (y) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower has no outstanding publicly traded securities, including 144A securities.

SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender) prompt written notice of a Responsible Officer obtaining Knowledge of any of the following:

(a) the occurrence of any Default;

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Wireline Company or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(d) (i) the occurrence of, or receipt of a written notice of any claim with respect to, any Environmental Liability that could reasonably be expected to result in a Material Adverse Effect, or (ii) receipt of a written notice of non-compliance with any Environmental Law or permit, license or other approval required under any Environmental Law to the extent such non-compliance could reasonably be expected to result in a Material Adverse Effect; and

(e) (i) non-compliance with any Regulatory Authorization, to the extent such non-compliance could reasonably be expected to have a Material Adverse Effect, or (ii) receipt of any written notice from any Governmental Authority in relation to the continuation, validity, renewal or conditions attaching to any Regulatory Authorization which could reasonably be expected to have a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) The Borrower will furnish to the Collateral Agent prompt written notice of any change in (i) any Loan Party’s legal name, jurisdiction of organization, chief executive office or principal place of business, (ii) any Loan Party’s identity or form of organization or (iii) any Loan Party’s federal Taxpayer Identification Number. No later than 10 Business Days after any change referred to in the preceding sentence, the Borrower shall confirm to the Collateral Agent (and, as and when available, provide any information reasonably requested by the Collateral Agent) that all filings have been made under the Uniform Commercial Code (or that the Borrower has provided to the Collateral Agent all information required or reasonably requested by the Collateral Agent in order for it to make such filings), and all other actions have been taken, that are required so that such change will not at any time adversely affect the validity, perfection or priority of any Transaction Lien on any of the Collateral.

(b) Each year, at the time annual financial statements with respect to the preceding Fiscal Year are delivered pursuant to Section 5.01(a), the Borrower will deliver to the Administrative Agent a certificate of a Financial Officer and its chief legal officer (i) setting forth, with respect to each Loan Party, the information required pursuant to Parts A-1 and A-2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Sixth ARCA Effective Date (or the effective date of such Loan Party’s Security Agreement supplement) or the date of the most recent certificate delivered pursuant to this subsection and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the Transaction Liens for a period of at least 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except, in the case of clause (ii), where the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any disposition of assets permitted under Section 6.05.

SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations other than Indebtedness, including Tax liabilities, that, if not paid,

could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the applicable Wireline Company has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation.

SECTION 5.06. Maintenance of Properties; Insurance; Casualty and Condemnation. (a) Except as otherwise permitted in Section 6.05, the Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property used in the conduct of its business in good working order and condition, ordinary wear and tear (and damage caused by casualty) excepted, except where the failure to take such actions could not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts and against such risks as may be required by law or as the Borrower reasonably and in its good faith business judgment believes are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include a lenders’ loss payable clause in favor of the Collateral Agent and providing for losses thereunder to be payable to the Collateral Agent or its designee as additional loss payee as its interests may appear. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Each such policy referred to in this paragraph (b) also shall provide that it shall not be canceled, modified with respect to endorsements or loss payable provisions or not renewed (x) by reason of nonpayment of premium except upon at least 10 days’ prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (y) for any other reason except upon at least 30 days’ prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral Agent, prior to the cancellation or nonrenewal, or modification of any endorsement or loss payable provisions of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence reasonably satisfactory to the Collateral Agent of payment of the premium therefor to the extent then due.

(c) The Borrower will furnish to the Administrative Agent and the Collateral Agent prompt written notice of any Casualty Event.

SECTION 5.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities in accordance with GAAP. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and, with the opportunity for the Borrower to be present, its independent accountants, all at such reasonable times and as often as reasonably requested; provided that (x), unless an Event of Default has occurred and is continuing, the Borrower shall not be required by this Agreement to pay for more than one visit per year by the Administrative Agent and (y) the Lenders shall coordinate any visits through the Administrative Agent; provided further that (x) no Wireline Company shall be required to disclose or permit the discussion of, the examination of or the making of extracts from any matter, document or other information (i) if disclosure thereof to the Administrative Agent or to a Lender would be prohibited by applicable law or by any contractual obligation binding on such Wireline Company (and not entered into with the intent of avoiding such disclosure), (ii) if the relevant information is subject to attorney-client or similar privilege or constitutes attorney work product or (iii) if such disclosure or examination would constitute the disclosure or examination of non-financial trade secrets or non-financial proprietary information and (y) for the avoidance of doubt, any information disclosed pursuant to this Section 5.07 shall be subject to Section 9.12.

SECTION 5.08. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.09. Use of Proceeds and Letters of Credit. The proceeds of the Revolving Loans will be used only for Permitted Acquisitions and for working capital and other general corporate purposes of the Wireline Companies. The proceeds of any Incremental Facility will be used only as provided in Section 2.01(i)(iii) and in the Incremental Facility Amendment. No part of the proceeds of any Loan or Letters of Credit will be used, whether directly or indirectly, to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock or for any other purpose, in each case that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support general corporate obligations of the Wireline Companies.

SECTION 5.10. Additional Subsidiaries. If any additional Subsidiary, other than an Insignificant Subsidiary, a Notes SPV or a Special Purpose Receivables Subsidiary, is formed or acquired after the Sixth ARCA Effective Date, the Borrower will, within ten Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Collateral Agent thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to any Equity Interest in such Subsidiary held by a Loan Party and any Indebtedness of such Subsidiary owed to a Loan Party. If at any time any Subsidiary that is not then a Loan Party, other than (A) an Insignificant Subsidiary, (B) prior to the PAETEC Notes Redemption Date, a Qualified PAETEC Group Member, (C) a Notes SPV, (D) any Subsidiary listed on Schedule 5.10 or (E) a Special Purpose Receivables Subsidiary, (x) is a wholly-owned Domestic Subsidiary and is permitted by applicable law or regulation (without the need to obtain any Governmental Authorization) to Guarantee the Facility Obligations or (y) Guarantees any Loan Party’s obligations in respect of any AC Holdings Bonds or any other Indebtedness (other than Indebtedness created under the Loan Documents), the Borrower shall promptly cause (A) such Subsidiary to Guarantee the Facility Obligations pursuant to the Guarantee Agreement (in the case of any Subsidiary described in clause (y), on terms no less favorable to the Lenders than those applicable under such Guarantee of other Indebtedness) and (B) the other provisions of the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary, whereupon such Subsidiary will become a “Guarantor” and “Lien Grantor” for purposes of the Loan Documents. The Borrower will not, and will not permit any of its Subsidiaries to, form or acquire any Subsidiary (other than Insignificant Subsidiaries and other than (i) any Notes SPV, (ii) prior to the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member and (iii) any Special Purpose Receivables Subsidiary) after the Sixth ARCA Effective Date unless either (x) all of the Equity Interests in such Subsidiary shall be directly held by a Loan Party or (y) such Subsidiary shall have Guaranteed the Facility Obligations pursuant to the Guarantee Agreement and shall have satisfied the other provisions of the Collateral and Guarantee Requirement with respect to such Subsidiary. Prior to the PAETEC Notes Redemption Date, the Borrower will not permit any PAETEC Group Member to form or acquire any Subsidiary except for the purpose of reorganizing the organizational structure or form of organization of any of the PAETEC Group Members. For the avoidance of doubt, from and after the PAETEC Notes Redemption Date, any Qualified PAETEC Group Member not previously subject to the requirements set forth in this Section 5.10 shall be subject to the requirements set forth in this Section 5.10 as if such Qualified PAETEC Group Member became a Subsidiary on such date.

SECTION 5.11. Further Assurances. (a) Each Loan Party will execute and deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), that may be required under any applicable law, or that the Collateral Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the Borrower’s expense. The Borrower will provide to the Collateral Agent, from time to time upon any reasonable request from the Collateral Agent, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens intended to be created by the Security Documents.

(b) If any material assets (other than (i) any real property or improvements thereto or any interest therein, (ii) any RUS Grant Funds, (iii) any asset purchased with RUS Grant Funds and any proceeds thereof or (iv) Notes Escrowed Proceeds) are acquired by any Loan Party after the Sixth ARCA Effective Date (other than assets constituting Collateral that become subject to Transaction Liens upon acquisition thereof), the Borrower will notify the Collateral Agent thereof, and, if requested by the Collateral Agent or the Required Lenders, will cause such assets to be subjected to a Transaction Lien securing the Secured Obligations and will take, or cause the relevant Guarantor to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect or record such Transaction Lien, in each case to the extent contemplated by the Security Documents, including actions described in Section 5.11(a), all at the Borrower’s expense.

SECTION 5.12. Rated Credit Facilities. The Borrower will use commercially reasonable efforts to cause the Facilities to be continuously rated by S&P and Moody’s.

SECTION 5.13. Windstream Communications. The Borrower will cause, and will cause its Subsidiaries to cause, Windstream Communications, Inc. not to (a) engage to any material extent in any business or activity, other than (i) the ownership of Wireline Licenses and other assets owned (or similar to those owned), and the business or other activities engaged in, by it on the Sixth ARCA Effective Date (after giving effect to the Propco Transactions), (ii) the maintenance of its corporate existence, (iii) the making of Restricted Payments to the extent permitted by Section 6.08, and (iv) activities incidental to (including with respect to legal, tax and accounting matters), or otherwise required to comply with applicable law in connection with, any of the foregoing activities; and (b) create, incur, assume or permit to exist (i) any Indebtedness of the type described in clause (a) of the definition thereof, unless owed to a Loan Party, regardless of whether such Indebtedness would otherwise be permitted under Section 6.01, (ii) any other Indebtedness unless consistent with past practice, regardless of whether such Indebtedness would otherwise be permitted under Section 6.01, or (iii) any other liabilities, other than liabilities (but not any Indebtedness) (A) existing (or similar to those existing) on the Sixth ARCA Effective Date or (B) associated with the activities permitted under subclauses (i) through (iv) of clause (a) above.

ARTICLE 6

NEGATIVE COVENANTS

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under the Loan Documents or any Credit Agreement Refinancing Indebtedness (including pursuant to any Refinancing Amendment);

(ii) [Reserved];

(iii) Indebtedness of AC Holdings and any of its subsidiaries that are Loan Parties in respect of the AC Holdings Bonds;

(iv) Indebtedness (other than Indebtedness permitted under clause (ii) or (iii) of this paragraph (a)) existing on the Sixth ARCA Effective Date and set forth in Schedule 6.01;

(v) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that (A) any such Indebtedness of any Subsidiary that is not a Collateral Support Party to any Collateral Support Party shall be subject to Section 6.04, (B) except to the extent any Regulatory Authorization would be required therefor and has not been obtained, any such Indebtedness of any Loan Party to any Subsidiary that is not a Guarantor shall be subordinated to the Facility Obligations on terms reasonably satisfactory to the Administrative Agent, and (C) any such Indebtedness owed to any Loan Party and evidenced by a promissory note shall be pledged pursuant to clause (b) of the definition of “Collateral and Guarantee Requirement”;

(vi) Guarantees by the Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary (other than Indebtedness permitted solely pursuant to clauses (a)(iii) (except for Guarantees of the AC Holdings Bonds by any of its subsidiaries that is a Loan Party to the extent required under the AC Holdings Indenture as in effect on the Sixth ARCA Effective Date), (a)(iv), (a)(viii) (except for unsecured Guarantees of the PAETEC Notes by the Borrower) or (a)(xx) or any combination thereof); provided that (A) Guarantees by any Collateral Support Party of Indebtedness of any Subsidiary that is not a Collateral Support Party shall be subject to Section 6.04, (B) Guarantees permitted under this clause (vi) shall be subordinated to the Secured Obligations of the applicable Subsidiary if and to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Secured Obligations and (C) no Indebtedness shall be Guaranteed by any Subsidiary unless such Subsidiary is a Loan Party that has Guaranteed the Secured Obligations pursuant to the Guarantee Agreement;

(vii) Indebtedness of any Wireline Company incurred to finance the acquisition, construction, restoration or improvement of any fixed or capital assets, including Capital Lease Obligations (whether through the direct acquisition of such assets or the acquisition of Equity Interests in a Person holding only such fixed or capital assets) and any Indebtedness assumed by any Wireline Company in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred (or if assumed, was incurred) prior to or within 150 days after such acquisition or the completion of such construction, restoration or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $250,000,000 at any time outstanding;

(viii) Indebtedness of any Person that becomes a Subsidiary after the Sixth ARCA Effective Date; provided that (A) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the Borrower is in compliance on a Pro Forma Basis after giving effect to such Indebtedness with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) prior to the time at which such Person becomes a Subsidiary;

(ix) Indebtedness of the Borrower assumed by operation of law or otherwise as a direct result of the merger of any Person (a “Merged Person”) with and into the Borrower (with the Borrower being the surviving entity) in a transaction otherwise permitted under this Agreement; provided that (A) such Indebtedness was Indebtedness of the Merged Person as of the effectiveness of such merger and is not created in contemplation of or in connection with such merger and (B) the Borrower is in compliance on a Pro Forma Basis after giving effect to such Indebtedness with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) prior to the time of such merger;

(x) Indebtedness of any Wireline Company constituting reimbursement obligations with respect to letters of credit in respect of workers’ compensation claims or self-insurance obligations;

(xi) Indebtedness of any Wireline Company constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business; provided that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(xii) Indebtedness of the Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of Indebtedness for borrowed money);

(xiii) Indebtedness in respect of Swap Agreements permitted by Section 6.07;

(xiv) Indebtedness of any Wireline Company arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

(xv) Indebtedness of any Wireline Company arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of any Wireline Company pursuant to any such agreements, in any case incurred in connection with the disposition of any business, assets or any Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount of such Indebtedness does not exceed the gross proceeds actually received by the Wireline Companies in connection with such disposition;

(xvi) any Earn-out Obligation or obligation in respect of any purchase price adjustment, except to the extent that the contingent consideration relating thereto is not paid within 15 Business Days after the contingency relating thereto is resolved;

(xvii) Permitted Refinancing Indebtedness of any Wireline Company incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than Indebtedness of the Borrower to any Subsidiary or of any Subsidiary to the Borrower or any other Subsidiary) that was permitted to be incurred under clause (i), (ii), (iii), (iv), (vii), (viii) or (ix) or this clause (xvii) of this paragraph;

(xviii) Permitted Pari Passu Indebtedness; provided that at the time of incurrence of any Permitted Pari Passu Indebtedness, (1) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently-ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.25 to 1.0 and (2) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in the preceding clause (1), together with reasonably detailed calculations demonstrating compliance with the preceding clause (1);

(xix) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business;

(xx) other Indebtedness of any Wireline Company in an aggregate principal amount not exceeding $150,000,000 at any time outstanding; provided that (A) no Event of Default has occurred and is continuing or would result therefrom and (B) the Borrower is in compliance on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) prior to the issuance of such Indebtedness;

(xxi) Indebtedness in connection with Permitted Receivables Financings; provided that the aggregate principal amount of Indebtedness at any time outstanding under this Section 6.01(a)(xxi) shall not exceed $500,000,000; and

(xxii) (1) Permitted Additional Debt; provided that (A) no Event of Default has occurred and is continuing or would result therefrom and (B) the Borrower is in compliance on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness with the covenants contained in Sections 6.13 and 6.14 recomputed as of the last day of the most-recently ended Fiscal Quarter for which financial statements have been delivered or were required to be delivered pursuant to Section 5.01(a) or (b) prior to the issuance of such Indebtedness and

(2) Permitted Refinancing Indebtedness in respect of Permitted Additional Debt previously incurred under clause (1) (including, without limitation, the Permitted Additional Debt listed on Schedule 6.01) or Indebtedness previously incurred under this clause (2); provided that unsecured Indebtedness in the form of a bridge loan financing (or any “exchange notes” to be issued therefor) that (A) would constitute Permitted Additional Debt (other than with respect to final maturity date and as set forth below) and (B) would constitute Permitted Refinancing Indebtedness in respect of Indebtedness previously incurred under clause (1) or under this clause (2), in the case of either (A) or (B) above but for the inclusion in the documentation governing such Indebtedness of (x) certain negative covenants that are more restrictive than those included in this Agreement and/or (y) a Mandatory Prepayment Provision (it being agreed that any such mandatory prepayment provision shall be deemed not materially more restrictive that the covenants contained in this Agreement), in each case to the extent such provisions are customary for bridge financings (as determined by a Financial Officer in good faith) shall also be permitted under this clause (2) (and any such Indebtedness shall be deemed to constitute Permitted Refinancing Indebtedness for all purposes of this Agreement).

(b) If any Indebtedness is incurred pursuant to clause (viii), (ix), (xx), or (xxii)(1) of paragraph (a) of this Section in an aggregate principal amount exceeding $250,000,000, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to such effect, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with such covenants (which calculations shall, if made as of the last day of any Fiscal Quarter for which the Borrower has not delivered to the Administrative Agent the financial statements and certificate of a Financial Officer required to be delivered by Section 5.01(a) or (b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated Adjusted EBITDA and Consolidated Cash Interest Expense for the relevant period).

(c) No Subsidiary will issue any Preferred Stock.

SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Transaction Liens;

(b) Permitted Encumbrances;

(c) any Lien on any property or asset of any Wireline Company existing on the Sixth ARCA Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of any Wireline Company and (ii) such Lien shall secure only those obligations which it secures on the Sixth ARCA Effective Date, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus the amount of any capitalized interest thereon and any premiums and fees and expenses);

(d) any Lien existing on any property or asset prior to the acquisition thereof by any Wireline Company or existing on any property or asset of any Person that (i) becomes a Subsidiary after the Sixth ARCA Effective Date prior to the time such Person becomes a Subsidiary or (ii) is a Merged Person prior to the applicable merger (the “Applicable Merger”); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, such Person becoming a Subsidiary or the Applicable Merger, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Wireline Company and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, the date such Person becomes a Subsidiary or the date of the Applicable Merger, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (plus the amount of any capitalized interest thereon and any premiums and fees and expenses);

(e) Liens on fixed or capital assets acquired, constructed, restored or improved by any Wireline Company (including any such assets made the subject of a Capital Lease Obligation); provided that (i) such Liens secure Indebtedness permitted by clause (vii) of Section 6.01(a), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 150 days after such acquisition or the completion of such construction, restoration or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of any Wireline Company;

(f) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of any Wireline Company on deposit with or in possession of such bank arising in the ordinary course of business;

(g) Liens in favor of the Borrower or any Guarantor;

(h) Liens on cash or Cash Equivalents securing (a) obligations of any Wireline Company under Swap Agreements permitted under Section 6.07, or (b) letters of credit that support such obligations under such Swap Agreements; provided that the aggregate principal amount secured by all such Liens shall not at any time exceed $35,000,000;

(i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods, in each case entered into in the ordinary course of business;

(j) Liens securing Permitted Refinancing Indebtedness (except as provided in clause (d) or (e) of the definition thereof); provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(k) Liens (i) attaching to advances to a seller of any property to be acquired, (ii) consisting of an agreement to dispose of property and (iii) on cash earnest money deposits in connection with Investments permitted under Section 6.04;

(l) Liens on insurance policies and the proceeds thereof granted in the ordinary course to secure the financing of insurance premiums with respect thereto;

(m) Liens in favor of any Lender in respect of the Investment of the Loan Parties in participation certificates or Equity Interests of such Lender permitted pursuant to clause (s) of Section 6.04;

(n) Liens not otherwise permitted by this Section to the extent that the aggregate outstanding principal amount of the obligations secured thereby (determined as of the date such Lien is incurred) does not exceed $100,000,000 at any time outstanding;

(o) Liens on the Collateral securing Permitted Pari Passu Indebtedness permitted under Section 6.01(a)(xviii);

(p) Liens on Excluded RUS Grant Assets in favor of RUS granted pursuant to a RUS Grant and Security Agreement; provided that the aggregate amount of RUS Grant Funds shall not exceed $275,000,000;

(q) Liens on any Notes Escrow Account (and the Notes Escrowed Proceeds held therein) securing the related Permitted Escrow Notes, but only so long as the related Notes Escrow Arrangements are in effect; and

(r) Liens in respect of Permitted Receivables Financings that extend only to the Receivables Assets subject thereto and the proceeds thereof.

SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (A) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Guarantor) is (or upon consummation of such merger becomes in accordance with the terms of this Agreement) a Guarantor and (C) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04; provided further that any Special Purpose Receivables Subsidiary may wind-up, liquidate or dissolve at any time in accordance with the related Permitted Receivables Documents.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than Permitted Businesses.

(c) The Borrower will not change its jurisdiction of organization to any jurisdiction outside the United States.

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Equity Interest in or evidences of Indebtedness or other securities (including any option, warrant or other similar right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of, or assets constituting a division, unit or line of business of, any other Person (each of the foregoing, an “Investment”), except:

(a) Investments in connection with the Propco Transactions;

(b) Cash Equivalents;

(c) Investments existing on the Sixth ARCA Effective Date and listed on Schedule 6.04;

(d) Investments by the Borrower and its subsidiaries in Equity Interests in their respective subsidiaries; provided that (i) any such Equity Interest held by a Loan Party shall be pledged pursuant to the Security Agreement as required to satisfy clause (b) of the definition of “Collateral and Guarantee Requirement”, and (ii) the aggregate amount of such Investments by Collateral Support Parties in Equity Interests in Subsidiaries that are not Collateral Support Parties made after the Sixth ARCA Effective Date in reliance on this clause (d) shall not exceed (together with (x) any loans and advances by Collateral Support Parties to Subsidiaries that are not Collateral Support Parties made in reliance on clause (e) below and (y) any Guarantees by Collateral Support Parties of Indebtedness or other obligations of Subsidiaries that are not Collateral Support Parties made in reliance on clause (f) below) $75,000,000 at any time (in each case determined at the time made and without regard to any subsequent write-downs or write-offs);

(e) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that the amount of such loans and advances made in reliance on this clause (e) after the Sixth ARCA Effective Date by Collateral Support Parties to Subsidiaries that are not Collateral Support Parties shall be subject to the limitation set forth in clause (ii) of the proviso in clause (d) above;

(f) (x) Guarantees constituting Indebtedness permitted by Section 6.01 and (y) guarantees provided in the ordinary course of business of obligations of any Wireline Company (other than

Indebtedness); provided that (i) any Person providing any such Guarantee of Indebtedness shall have complied with Section 5.10 with respect thereto, and (ii) the aggregate principal amount of Indebtedness and other obligations of Subsidiaries that are not Collateral Support Parties that is Guaranteed by Collateral Support Parties shall be subject to the limitation set forth in clause (ii) of the proviso in clause (d) above;

(g) any Investment acquired by any Wireline Company (i) in exchange for any other Investment or accounts receivable held by such Wireline Company in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (ii) as a result of a foreclosure by any Wireline Company with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(i) Investments that constitute Permitted Asset Exchanges and Permitted Acquisitions (including any cash earnest money deposits required in connection with any Permitted Acquisition);

(j) loans or advances to employees of any Wireline Company not exceeding $5,000,000 in the aggregate outstanding at any time;

(k) commission, payroll, travel and similar advances to officers and employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Wireline Companies in accordance with GAAP;

(l) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(m) Investments in the form of Swap Agreements permitted by Section 6.07;

(n) Investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Borrower or any Subsidiary (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;

(o) Investments resulting from pledges or deposits described in clause (b) or (c) of the definition of “Permitted Encumbrance”;

(p) Investments received in connection with the disposition of any asset permitted by Section 6.05;

(q) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Borrower or any of its Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(r) Investments arising from any transaction permitted by Section 6.08;

(s) Investments existing on the Sixth ARCA Effective Date in participation certificates or Equity Interests of any Lender and additional Investments made after the Sixth ARCA Effective Date in any such participation certificates or Equity Interests (including accruals on such certificates or Equity Interests made by such Lender in accordance with such Lender’s bylaws and capital plan);

(t) Investments arising as a result of Permitted Receivables Financings;

(u) Equity Interests of Propco held by the Borrower on the Sixth ARCA Effective Date;

(v) Investments in Equity Interests of Propco acquired from officers, directors, and employees of a Wireline Company in connection with the fulfilment of a Wireline Company’s tax withholding obligations arising from the issuance of such Equity Interests in connection with the Spinoff; and

(w) so long as no Event of Default of the type described in paragraph (a), (b), (i) or (j) of Article 7 has occurred and is continuing or would result therefrom, additional Investments in any Person (provided that any such Person is either (i) not an Affiliate of the Borrower or (ii) is an Affiliate of the Borrower (A) solely because the Borrower, directly or indirectly, owns Equity Interests in, or controls, such Person or (B) engaged in bona fide business operations and is an Affiliate solely because it is under common control with the Borrower) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (w) since the Sixth ARCA Effective Date and then outstanding not to exceed the sum (calculated as of the date of such Investment was made after giving effect to all other applications of Available Distributable Cash or Available Equity Proceeds on such date) of (i) Available Distributable Cash plus (ii) Available Equity Proceeds plus (iii) the greater of (x) $150,000,000 and (y) 2% of Total Assets plus (iv) the aggregate amount of cash equal to the net reduction in Investments made pursuant to this clause (w) in any Person since the Sixth ARCA Effective Date resulting from repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any Subsidiary or from the net proceeds received in cash, from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Consolidated Adjusted Net Income); provided that any Investment made pursuant to this clause (w) in any Person that is not a Wireline Company at the time such Investment is made may, if such Person thereafter becomes a Wireline Company, from and after such date be deemed to have been made pursuant to clause (d), (e) or (f)(ii), as applicable, and not pursuant to this clause (w).

SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any property, including any Equity Interest owned by it (in each case, whether now owned or hereafter acquired), nor will any Subsidiary issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Subsidiary in compliance with Section 6.04(d)), except:

(a) the transfer of Propco Equity Interests held by the Borrower or any of its Subsidiaries in exchange for Indebtedness of the Borrower;

(b) sales, transfers, leases or other dispositions of (i) inventory, (ii) obsolete, worn-out, used, no longer useful or surplus property or equipment and (iii) Cash Equivalents, in the case of each of clauses (i), (ii) and (iii), in the ordinary course of business;

(c) sales, transfers, leases and other dispositions (including issuance of Equity Interests) to a Wireline Company; provided that any such sale, transfer, lease or other disposition involving a Subsidiary that is not a Collateral Support Party shall comply with Section 6.09;

(d) (x) leases or subleases of property, and licenses or sublicenses of intellectual property, in each case entered into in the ordinary course of business; (y) licenses and sublicenses of intellectual property granted to Propco and its Subsidiaries, in the case of each of (x) and (y), to the extent that any such lease, sublease, license or sublicense does not materially interfere with the business of any Wireline Company and (z) capital improvements that are made to property that is leased pursuant to the terms of that lease, including the Master Lease;

(e) dispositions or write-downs of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or bankruptcy or similar proceedings;

(f) any Restricted Payment permitted under Section 6.08;

(g) Permitted Asset Exchanges;

(h) sales of assets in connection with any Sale and Leaseback Transaction permitted under Section 6.06;

(i) dispositions of property constituting Investments permitted under Section 6.04(g) and Section 6.04(u);

(j) dispositions of assets consisting of transactions permitted under Section 6.03;

(k) sales, transfers, leases and other dispositions of property to the extent that such property consists of an Investment permitted by Section 6.04(p);

(l) dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;

(m) the purchase and sale or other transfer (including by capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings;

(n) sales, transfers or other dispositions of property to Propco or its Subsidiaries so long as such property is leased by Propco and/or its Subsidiaries to Holdco under the Master Lease substantially simultaneously with such sale, transfer or other disposition; and

(o) sales, transfers, leases and other dispositions of assets (except Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section; provided that the aggregate Fair Market Value of all assets sold, transferred or otherwise disposed of in reliance on this clause (o) shall not at any time exceed the greater of $750,000,000 and 10% of Total Assets (with the Fair Market Value of each item of non-cash consideration being measured at the time received and without giving effect to any subsequent changes in value);

provided that any sales, transfers, leases and other dispositions permitted by clauses (g), (h), (k), (n) or (o) of this Section shall be (x) made for Fair Market Value and (y) in the case of sales, transfers, leases and other dispositions permitted by clauses (h), (n) or (o) of this Section shall be made for at least 75% Cash Consideration.

SECTION 6.06. Sale and Leaseback Transactions. Except for the Pension Fund Leases, the Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (any such transaction, a “Sale and Leaseback Transaction”), unless:

(a) the applicable Wireline Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 6.01 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 6.02 in which case such Indebtedness and Liens shall be deemed to have been so incurred;

(b) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the Fair Market Value of the property that is the subject of that Sale and Leaseback Transaction; and

(c) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and the Borrower applies the proceeds of such transaction in compliance with, Section 2.10.

SECTION 6.07. Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Wireline Company has actual exposure in the conduct of its business or the management of its liabilities (other than those in respect of Equity Interests or Restricted Indebtedness of a Wireline Company), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of any Wireline Company.

SECTION 6.08. Restricted Payments; Certain Payments of Debt. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except:

(i) [reserved];

(ii) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;

(iii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests;

(iv) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Wireline Company held by any current or former employee, consultant or director of any Wireline Company pursuant to the terms of any employee equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any fiscal year will not exceed the sum of:

(A) $20,000,000, with unused amounts pursuant to this subclause (A) being carried over to succeeding fiscal years; plus

(B) the aggregate net cash proceeds received by the Borrower since the Sixth ARCA Effective Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Borrower to any current or former employee, consultant or director of any Wireline Company; provided that the amount of any such net cash proceeds that are used to permit a repurchase, redemption or other acquisition under this subclause (B) will be excluded from clause (a) of the definition of “Available Equity Proceeds”;

(v) the making of any payment in exchange for, or out of the net cash proceeds of a contribution to the common equity of the Borrower or a substantially concurrent sale (other than to a Subsidiary of the Borrower) of, Equity Interests (other than Disqualified Stock) of the Borrower; provided that the amount of any such net cash proceeds that are utilized for any such payment will be excluded for the purposes of calculating Available Equity Proceeds;

(vi) so long as no Dividend Suspension Period or Event of Default has occurred and is continuing or would result therefrom, the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower issued or incurred in accordance with this Agreement;

(vii) the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants the issuance of which is not prohibited by this Agreement to the extent that such Equity Interests represent all or a portion of the exercise price thereof;

(viii) so long as no Dividend Suspension Period or Event of Default has occurred and is continuing or would result therefrom, the declaration and payment of dividends to Holdco to allow Holdco to repurchase its Equity Interests constituting fractional shares in an aggregate amount since the Sixth ARCA Effective Date not to exceed $100,000;

(ix) [reserved];

(x) [reserved];

(xi) so long as no Dividend Suspension Period or Event of Default has occurred and is continuing or would result therefrom, the Borrower may repurchase, acquire or redeem, and may declare and pay dividends on, its common stock in an aggregate amount which does not exceed the sum (calculated as of the date of such dividend payment after giving effect to all other applications of Available Distributable Cash or Available Equity Proceeds on such date) of (A) Available Distributable Cash plus (B) Available Equity Proceeds;

(xii) [reserved];

(xiii) other Restricted Payments following the Sixth ARCA Effective Date in an aggregate amount not exceeding $75,000,000;

(xiv) the Borrower may pay any dividend within 90 days after the date of declaration thereof, if the Borrower would have been permitted to make such payment under this Section 6.08(a) on the date of such declaration; and

(xv) Permitted Holdco Payments; provided, however, that no Permitted Holdco Payments of the type described in clause (c) of the definition thereof shall be permitted to be made at any time under this clause (xv) unless such Restricted Payment is permitted to be made under each indenture, credit agreement or other agreement or instrument governing Material Indebtedness in effect at such time.

(b) The Borrower will not, and will not permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Restricted Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, defeasance or termination of any such Indebtedness, or any payment (including, without limitation, any payment under a Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i) the payment of regularly scheduled payments of principal (including payments at maturity and any mandatory sinking fund or similar deposit), interest and fees and the payment of expenses, in each case as and when due in respect of any Restricted Indebtedness;

(ii) payments in respect of Restricted Indebtedness with Available Equity Proceeds or in the form of Equity Interests of the Borrower (other than Disqualified Stock), Holdco or Propco;

(iii) refinancings of Restricted Indebtedness (including by way of an exchange therefor of Permitted Refinancing Indebtedness or Permitted Additional Debt) to the extent not prohibited by Section 6.01;

(iv) [reserved];

(v) payments or distributions in respect of Restricted Indebtedness; provided that (A) no Event of Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance with Sections 6.13 and 6.14, determined on a Pro Forma Basis and (C) the Secured Leverage Ratio on a Pro Forma Basis computed as of the last day of the most recently-ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall not exceed 2.0 to 1.0; and

(vi) the prepayment or redemption of Permitted Escrow Notes with the related Notes Escrowed Proceeds pursuant to a Permitted Mandatory Redemption Provision.

SECTION 6.09. Transactions with Affiliates. Except as set forth on Schedule 6.09, the Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to such Wireline Company than could reasonably be expected to be obtained in an arm’s-length transaction with a Person that is not an Affiliate of the Wireline Companies, (b) the Propco Transactions, (c) transactions between or among (i) the Collateral Support Parties or any Person that will become a Collateral Support Party in connection therewith or (ii) Subsidiaries that are not Collateral Support Parties, except in each case to the extent that any payments thereunder made by any Wireline Company to such Person are substantially concurrently paid by such Person to any other Affiliate of any Wireline Company and are not otherwise permitted under this Section 6.09, (d) any Restricted Payment permitted by Section 6.08, (e) mergers or consolidations between Subsidiaries or between the Borrower and any Subsidiary permitted under Section 6.03, (f) intercompany Investments, loans, advances and Guarantees permitted under Section 6.04, (g) the provision by Loan Parties of administrative, legal, accounting and similar services in the ordinary course of business to Subsidiaries that are not Collateral Support Parties, (h) the entry into customary tax sharing agreements between or among the Wireline Companies; (i) payments by Wireline Companies on behalf of Holdco; provided that such payments could have been made as a Permitted Holdco Payment; and (j) transactions pursuant to any Permitted Receivables Financing.

SECTION 6.10. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any consensual agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Wireline Company to create, incur or permit to exist any Lien upon any of its property or assets in favor of the Secured Parties (or an agent or trustee on their behalf) or to transfer any of its properties or assets to any other Wireline Company, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any other Wireline Company or to Guarantee Indebtedness of any other Wireline Company; provided that:

(i) the foregoing shall not apply to restrictions and conditions imposed by law or regulation or by any Loan Document or any Propco Transaction Document (other than the Propco Notes Indentures) or related documents,

(ii) the foregoing shall not apply to restrictions and conditions existing on the Sixth ARCA Effective Date identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),

(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder,

(iv) clause (a) of this Section 6.10 shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness,

(v) clause (a) of this Section 6.10 shall not apply to restrictions imposed by customary provisions in leases and other contracts restricting the assignment thereof,

(vi) the foregoing shall not apply to restrictions or conditions applicable to any Person or the property or assets of a Person acquired by the Borrower or any of its Subsidiaries existing at the time of such acquisition and not incurred in connection with or in contemplation of such acquisition, which restriction or condition is not applicable to any Person or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the restrictions and conditions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, than those in effect on the date of the acquisition;

(vii) the foregoing restrictions shall not apply to restrictions or conditions (A) on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the ordinary course of business, (B) existing under, by reason of or with respect to provisions with respect to the disposition or distribution of assets or property, in each case contained in joint venture agreements, limited liability company agreements and other similar agreements and which the Borrower’s board of directors determines will not adversely affect the Borrower’s ability to make payments of principal or interest payments on the Loans, or (C) existing under, by reason of or with respect to Indebtedness incurred to refinance any Indebtedness, in each case as permitted under Section 6.01; provided that the restrictions contained in the agreements governing the Indebtedness incurred to refinance Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(viii) [reserved];

(ix) clause (a) of this Section 6.10 shall not apply to restrictions or conditions imposed by the RUS Grant and Security Agreements if such restrictions or conditions apply only to Excluded RUS Grant Assets; and

(x) the foregoing shall not apply to any such restrictions included in the documentation governing Investments made pursuant to Section 6.04(s) to the extent such restrictions relate solely to such Investments.

SECTION 6.11. Amendment of Material Documents. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents or (b) any instruments, agreements or other documents in respect of Permitted Additional Debt, in each case in a manner materially adverse to the Lenders.

SECTION 6.12. Change in Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year or change its method of determining fiscal quarters.

SECTION 6.13. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than 2.75 to 1.0 on the last day of any Fiscal Quarter.

SECTION 6.14. Leverage Ratio. The Borrower will not permit the Leverage Ratio to exceed 4.50 to 1.0 on the last day of any Fiscal Quarter.

ARTICLE 7

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any LC Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) [reserved];

(d) any representation or warranty made or deemed made by or on behalf of any Wireline Company in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the Borrower’s existence) or 5.09 or in Article 6;

(f) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days after receipt of notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(g) any Wireline Company shall fail to make any payment of principal, interest or premium in respect of any Material Indebtedness, when and as the same shall become due and payable (with all applicable grace periods having expired);

(h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all applicable notices having been given) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (except to the extent (i) [reserved], (ii) [reserved] or (iii) the holders of any Permitted Escrow Notes may require the prepayment or redemption thereof pursuant to a Permitted Mandatory Redemption Provision (but only so long as the related Notes Escrowed Proceeds (and no other amounts) are applied to satisfy such Permitted Mandatory Redemption Provision within the time specified in the documentation governing such Permitted Escrow Notes); provided that without limiting the foregoing clauses (i), (ii) and (iii), this clause (h) shall not apply (x) to secured Indebtedness that becomes due as a result of the voluntary sale or transfer or other disposition of the property or assets securing such Indebtedness or (y) to a Repurchase Right that arises in connection with any “Change of Control” or “Change of Control Triggering Event” (or similar event, however denominated) under (A) any indenture or other agreement in respect of Material Indebtedness permitted under Section 6.01(a)(viii) or 6.01(a)(ix) or (B) any other indenture or other agreement in respect of Material Indebtedness (other than the Loans) to the extent directly resulting from the Borrower becoming a wholly-owned subsidiary of Holdco, so long as, within 91 days following the date on which such Repurchase Right arises, the holders of such Indebtedness no longer have a Repurchase Right with respect to such Indebtedness (including as a result of the repayment, repurchase, redemption or defeasance of such Indebtedness or the satisfaction by the obligor in respect of such Indebtedness of its obligation to offer to prepay, repurchase, redeem or defease such Indebtedness (and, if applicable, to actually prepay, repurchase, redeem or defease such Indebtedness) in accordance with the terms thereof;

(i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary (other than an Insignificant Subsidiary) or their respective debts, or of a substantial part of their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than an Insignificant Subsidiary) or for a substantial part of their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(j) the Borrower or any Subsidiary (other than an Insignificant Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary (other than an Insignificant Subsidiary) or for a substantial part of their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(k) the Borrower or any Subsidiary (other than an Insignificant Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(l) one or more judgments for the payment of money in an aggregate amount in excess of $75,000,000 (except to the extent any applicable third party insurer has acknowledged liability therefor) shall be rendered against any Wireline Company or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Wireline Company to enforce any such judgment;

(m) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(n) a Change of Control shall occur;

(o) any Regulatory Authorization shall expire or terminate or be revoked or otherwise lost, if such expiration, termination, revocation or loss could reasonably be expected to have a Material Adverse Effect;

(p) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and, except to the extent otherwise permitted by the Security Agreement, perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) Collateral having a Fair Market Value not exceeding $10,000,000 in the aggregate, (ii) as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (iii) as a result of such Loan Party’s being released from its obligations under and pursuant to the Security Agreement or (iv) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other documents delivered to it under the Security Agreement;

(q) (i) any Guarantor’s Facility Guarantee shall at any time fail to constitute a valid and binding agreement of such Guarantor (other than in accordance with its terms) or any Wireline Company shall so assert in writing or (ii) at any time during which Permitted Pari Passu Indebtedness is outstanding, the Pari Passu Intercreditor Agreement shall fail to constitute a valid and binding agreement of any Loan Party (other than in accordance with its terms) or any Wireline Company shall so assert in writing;

(r) the Guarantees of the Facility Obligations by any Loan Party, other than an Insignificant Subsidiary, pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(s) any Lien (other than a Permitted Encumbrance of the type described in clause (a), (h) (but only to the extent granted in favor of a Wireline Company) or (i) of the definition thereof) shall exist on the interest of Holdco in the Master Lease;

(t) Holdco shall create, incur, become obligated with respect to or otherwise suffer to exist any Indebtedness other than (i) Indebtedness owed by Holdco to any Wireline Company and (ii)

guarantees made by Holdco of any obligations (other than Indebtedness) of any Wireline Company incurred in the ordinary course of business, including with respect to contingent obligations under purchase agreements or sale agreements by its subsidiaries;

(u) the Master Lease or the Recognition Agreement shall cease to be in full force and effect in accordance with its terms, other than, in the case of the Master Lease, (i) upon the expiration or termination thereof with respect to any particular property or properties pursuant to Section 1.4 (Renewal Terms), 8.2 (Compliance with Legal and Insurance Requirements, etc.), 14.5 (Insurance Proceeds Paid to Facility Mortgagee) or 15.5 (Termination of Master Lease; Abatement of Rent) of the Master Lease or (ii) pursuant to an amendment, waiver or modification thereto that does not constitute an Event of Default under clause (v) of this Article 7;

(v) the Master Lease shall be amended, waived or otherwise modified:

(i) if such amendment, waiver or modification (A) shortens the remaining term of the Master Lease to less than 10 years including extension or renewal options from the date of such amendment, waiver or modification, or (B) amends, waives or modifies Article XIV (Insurance Proceeds), Article XV (Condemnation), Article XVI (Events of Default), Article XVII (Leasehold Mortgagees), Article XXII (Assignments) or Article XXXVI (Organized Sale Process), in each case of this clause (B) in a manner adverse in any material respect to the interests of the Lenders,

(ii) if, after giving effect to such amendment, waiver or other modification, the Borrower would not be in compliance with Sections 6.13 and 6.14, determined on a Pro Forma Basis, or

(iii) in a manner that could reasonably be expected to have a Material Adverse Effect; or

(w) (A) any “Event of Default” (as defined in the Master Lease) shall occur and be continuing under Section 16.1(a)(i) (but without giving effect to clause (C) of the definition of “Rent” in the Master Lease), 16.1(a)(ii) (but only if arising from nonpayment of an “Additional Charge” (as defined in the Master Lease) in an aggregate amount in excess of $10,000,000) or 16.1(n) of the Master Lease, (B) the Landlord shall give Tenant notice of termination of the Master Lease following an “Event of Default” (as defined in the Master Lease) pursuant to Section 16.2 of the Master Lease or (C) the Landlord shall issue a “Termination Notice” pursuant to Section 17.1(d) of the Master Lease;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 8

THE AGENTS

Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent as its agent and authorizes (i) the Collateral Agent to sign and deliver the Security Documents and (ii) each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Wireline Company or Affiliate thereof as if it were not an Agent.

No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Wireline Company that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for any Wireline Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Any Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Any Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of any Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as an Agent.

Subject to the appointment and acceptance of a successor Administrative Agent or Collateral Agent, as the case may be, as provided in this paragraph, each of the Administrative Agent and/or the Collateral Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which may not be unreasonably withheld), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent or Collateral Agent, as the case may be, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed in writing between the Borrower and such successor. After any Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.

Each Lender and Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

Notwithstanding any other provision of this Agreement or any provision in any other Loan Document, each of the Co-Documentation Agents, the Lead Arranger and the Joint Bookrunners and Arrangers are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document.

ARTICLE 9

MISCELLANEOUS

SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i) if to the Borrower, to it at 4001 Rodney Parham Road, Mail Stop 1170-B1-F3-24A, Little Rock, Arkansas 72212-2442, Attention of Treasurer (Telecopy No. 501-748-6392);

(ii) if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, N.A., Floor 3, 500 Stanton Christiana Road, Ops 2, Newark, DE 19713, Attention of George D.

Ionas (Telecopy No. 302-634-3301) (email: george.d.ionas@jpmorgan.com), with copies to JPMorgan Chase Bank, N.A., 383 Madison Avenue, 24th Floor, New York, New York 10179, Attention of Timothy D. Lee (Telecopy No. 212-270-5100) (email: timothy.d.lee@jpmorgan.com);

(iii) if to an Issuing Bank, to it at the address provided to the Borrower for notices to such Issuing Bank in such capacity; and

(iv) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b) Notices and other communications to the Lenders and the Issuing Bank hereunder may also be delivered or furnished by electronic communications (including e-mail and Internet or intranet website) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article 2 if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Lender Party may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.01(i) with respect to any Incremental Facility Amendment, no Loan Document or any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent (or, in the case of any Security Document, the Collateral Agent) with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon (other than any waiver of default interest payable pursuant to Section 2.12(c)), or reduce or forgive any fees payable hereunder, without the written consent of each Lender Party directly affected thereby, (iii) postpone the scheduled date of repayment of the principal amount of any Loan pursuant to Section 2.08 or 2.09 or the applicable Incremental Facility Amendment or the required date of reimbursement of any LC Disbursement, or any interest (other than any waiver of default interest) or any fees payable hereunder, or reduce (other than any waiver of default interest) the amount of, waive or excuse any such repayment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) [reserved], (v) change Section 2.17(b) or (c), the penultimate sentence of Section 2.10(i), or the last sentence of Section 2.07(c), in each case in a manner that would alter the pro rata sharing of payments or reduction of Commitments required thereby, without the written consent of each Lender adversely affected thereby (it being understood that an amendment shall not be deemed to change such provisions in such manner to the extent it effects an increase in the commitment of any Lender(s) or in the aggregate amount of the commitments of any class), (vi) change any of the provisions of this Section or reduce the percentage set forth in the definition of “Required Lenders” (or the definition of “Required Revolving Lenders”) or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, or each Lender of such Class, as the case may be (it being understood that an amendment shall not be deemed to change such provisions to the extent it effects an increase in the commitment of any Lender(s) or in the aggregate amount of the commitments of any class), (vii) release any material Guarantor from its Facility Guarantee (except as expressly provided in the Guarantee Agreement), or limit its liability in respect of its Facility Guarantee, without the written consent of each Lender, (viii) release all or substantially all of the Collateral from the Transaction Liens, without the written consent of each Lender, (ix) waive any condition set forth in Section 4.03 (including by amending or waiving any provision of Article 3, 5, 6 or 7 if the effect of such amendment or waiver would be to waive any such condition) for purposes of any Revolving Borrowing without the written consent of the Required Revolving Lenders, (x) change any provision of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (xi) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(e) without the prior written consent of such SPV, (xii) amend the definition of “Interest Period” so as to permit any Interest Period of greater than 6 months without the consent of all Lenders participating in the applicable Borrowing, without the written consent of each such Lender or (xiii) [reserved]; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent or any Issuing Bank under the Loan Documents without the prior written consent of such Agent or such Issuing Bank, as the case may be, (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of one Class of Lenders (but not of any other Class of Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time and (C) [reserved]. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (as provided in the definitions of “Required Lenders” and “Required Revolving Lenders”), except that the Commitment of such Lender may not be increased or extended without its consent.

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and/or, to the extent so required, the consent of the Required Revolving Lenders) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require each of the Non-Consenting Lenders to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent(s) shall not unreasonably be withheld or delayed, (ii) each Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii)(C), (iv) [reserved] and (v) if the consent, amendment or waiver in question contemplates a “repricing transaction” in respect of any Term Loans held by such Non-Consenting Lender, the Borrower shall pay the prepayment fee (if any) that would otherwise be payable hereunder as if such outstanding Term Loans of such Non-Consenting Lender were prepaid or repriced in their entirety in connection with such repricing transaction on the date of the consummation of such assignment. For the avoidance of doubt, any replacement of Lenders in connection with the extension of the maturity date of any Class of Loans shall be governed by Section 2.07(d).

(d) Further, notwithstanding anything to the contrary contained in this Section, if following the Sixth ARCA Effective Date, the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents then the Administrative Agent (acting in its sole discretion) and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of Davis Polk & Wardwell, special New York counsel, respectively, for the Administrative Agent, the Collateral Agent and the Lead Arrangers, in connection with the syndication of the Facilities and the preparation of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Lead Arrangers and their Affiliates, including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent and the Lead Arrangers in connection with the administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (iii) all reasonable out-of-pocket expenses incurred by the Issuing Banks in connection with the issuance, amendment, renewal or extension of any Letter of Credit by it or any demand for payment thereunder and (iv) all out-of-pocket expenses incurred by any Lender Party, including the fees, charges and disbursements of any counsel for any Lender Party, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) The Borrower shall indemnify each of the Lender Parties, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, but excluding Taxes, which are governed by Section 2.16, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Propco Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Wireline Company, or any Environmental Liability related in any way to any of the Wireline Companies, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee, (B) any claims of such Indemnitee against any other Indemnitee and/or (C) the breach by such Indemnitee of its obligations hereunder or under any other Loan Document.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent or Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on the aggregate amount of (x) in the case of a payment owed to an Agent, the Revolving Commitments and outstanding Term Loans and (y) in the case of a payment owed to an Issuing Bank, the Revolving Commitments) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the applicable Agent or Issuing Bank in its capacity as such.

(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the other Agents and the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent of:

(A) the Borrower, provided that (x) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee and (y) such consent may not be unreasonably withheld or delayed;

(B) the Administrative Agent, provided that, in the case of an assignment of any Term Loan or Other Term Commitment, (x) no consent of the Administrative Agent shall be required for such assignment to a Lender, an Affiliate of a Lender or an Approved Fund and (y) such consent may not be unreasonably withheld or delayed; and

(C) the Issuing Bank, provided that no consent of the Issuing Bank shall be required for an assignment of all or any portion of a Term Loan.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that assignments made pursuant to Section 2.18(b) shall not require the signature of the assigning Lender to become effective;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more individuals (each such individual, a “Credit Contact”) to whom all syndicate-level information (which may contain material non-public information about the Borrower, the other Loan Parties and their Related Parties or their respective subsidiaries) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws;

(E) in the case of an assignment of Loans to the Borrower, the Borrower shall be deemed to be excluded from the definition of “Lender” for the purposes of Section 9.02; and

(F) no assignment shall be made to any natural person.

For the purposes of this Section 9.04(b), the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this (a) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Absent manifest error, the entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Lender Parties shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16(f) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle organized and administered by such Granting Lender (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the SPV shall provide the documentation described in Section 2.16(f) and shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the Granting Lender would be entitled to receive thereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof; provided that each Lender designating any SPV hereby agrees to indemnify and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPV during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.04(a), any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of

Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the Sixth ARCA Effective Date.

SECTION 9.07. Severability. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, any Issuing Bank and each of their respective Affiliates is hereby authorized (but only with the consent of the Required Lenders, unless an Event of Default of the type described in paragraph (a), (b), (i) or (j) of Article 7 shall have occurred and be continuing or the maturity of the Loans shall have been accelerated pursuant to Article 7) at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding (i) trust accounts for the benefit of third parties that have been certified as such by a Financial Officer to the Administrative Agent and the Lender or Issuing Bank that is the depositary bank and (ii) unless the maturity of the Loans shall have been accelerated pursuant to Article 7, up to an aggregate amount of $60,000,000 held in payroll accounts of the Loan Parties that have been certified as such by a Financial Officer to the Administrative Agent and the Lender or Issuing Bank that is the depositary bank) at any time held and other obligations at any time owing by such Lender, such Issuing Bank or such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such obligation. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank and their respective Affiliates may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service Of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that any Lender Party may otherwise have to bring any action or proceeding relating to any Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. (a) Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority or self-regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee or pledgee under Section 9.04(d) of or Participant in, or any prospective assignee or pledgee under Section 9.04(d) of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower (viii) to any rating agency when required by it, provided that, prior to such disclosure, such rating agency shall undertake to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from the Administrative Agent, Issuing Bank or

Lender, as applicable, (ix) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Loans or (x) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower (other than a source actually known by such disclosing Person to be bound by confidentiality provisions comparable to those set forth in this Section 9.12(a)). For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than (x) any such information that is available to any Agent, Issuing Bank or Lender on a non-confidential basis prior to disclosure by the Borrower (other than from a source actually known by such party to be bound by confidentiality obligations) and (y) information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13. USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any LC Disbursement, together with all fees, charges and other amounts that are treated as interest on such Loan or LC Disbursement or participation therein under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or LC Disbursement or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or LC Disbursement or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or LC Disbursement or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.15. Amendments to Security Documents. The Required Lenders irrevocably authorize and instruct the Collateral Agent, to enter into (x) such amendments to Sections 3(d) and 7(c) of the Security Agreement and (y) such other amendments to the Security Documents (or any other agreements delivered in connection therewith (including, without limitation, any Deposit Account Control Agreements (as defined in the Security Agreement))), in each case as are required to create and/or permit the existence of Liens on the Collateral permitted under Section 6.02(o) and the establishment of the collateral agency arrangements with respect thereto, as contemplated by (and to the extent not inconsistent with) the Pari Passu Intercreditor Agreement.

SECTION 9.16. No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, the “Lender Group” and each, a “Lender Group Member”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Group Member, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Group, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Group Member has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Group Member has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender Group Member is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender Group Member has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Loan Party, in connection with such transaction or the process leading thereto.

[Remainder of page intentionally blank]

Schedule 2.01

Revolving Commitments

Lender	Revolving Commitment
Bank of America, N.A.	$90,500,000
Barclays Bank PLC	$90,500,000
BNP Paribas	$90,500,000
Citibank, N.A.	$90,500,000
CoBank, ACB	$60,000,000
Credit Suisse AG, Cayman Islands Branch	$90,500,000
Deutsche Bank AG New York Branch	$90,500,000
Goldman Sachs Bank USA	$90,500,000
JPMorgan Chase Bank, N.A.	$104,000,000
Morgan Stanley Bank, N.A.	$90,500,000
MUFG Union Bank, N.A.	$90,500,000
Royal Bank of Canada	$90,500,000
SunTrust Bank	$90,500,000
Wells Fargo Bank, N.A.	$90,500,000

Total	$1,250,000,000.00

Schedule 2.01

Schedule 3.05

Real Properties

Owned Real Property with Estimated Value Exceeding $10,000,000

None.

Schedule 3.05

Schedule 3.06

Disclosed Matters

None.

Schedule 3.06

Schedule 3.12

Subsidiaries1

Direct Wholly-Owned Subsidiaries of Windstream Services, LLC (100% ownership)

Subsidiary	Jurisdiction of Incorporation

Windstream Holding of the Midwest, Inc. (f/k/a ALLTEL Communication Holdings of the Midwest, Inc.)*	Nebraska

Windstream Accucomm Telecommunications, LLC (f/k/a Windstream Accucomm Telecommunications, Inc., f/k/a Accucomm Telecommunications, Inc.)	Georgia

Windstream Accucomm Networks, LLC (f/k/a Windstream Accucomm Networks, Inc., f/k/a Accucomm Networks, Inc.)	Georgia

Windstream Kentucky East, LLC (f/k/a Windstream Kentucky East, Inc., f/k/a Kentucky ALLTEL, Inc.)	Delaware

Windstream Communications, LLC (f/k/a Windstream Communications, Inc., f/k/a Alltel Holding Corporate Services, Inc.)	Delaware

Windstream Supply, LLC (f/k/a Windstream Supply, Inc., f/k/a ALLTEL Communications Products, Inc.)*	Ohio

Teleview, LLC (f/k/a Teleview, Inc.)*	Georgia

TriNet, LLC (f/k/a TriNet, Inc.)	Georgia

Windstream Alabama, LLC (f/k/a Windstream Alabama, Inc., f/k/a ALLTEL Alabama, Inc.) *	Alabama

Windstream Arkansas, LLC (f/k/a Windstream Arkansas, Inc., f/k/a ALLTEL Arkansas, Inc.)*	Delaware

Windstream North Carolina, LLC (f/k/a Windstream North Carolina, Inc., f/k/a ALLTEL Carolina, Inc.)	North Carolina

Windstream Florida, LLC (f/k/a Windstream Florida, Inc., f/k/a ALLTEL Florida, Inc.)	Florida

Windstream Kentucky West, LLC (f/k/a Windstream Kentucky West, Inc., f/k/a ALLTEL Kentucky, Inc.)	Kentucky

Windstream Mississippi, LLC (f/k/a Windstream Mississippi, Inc., f/k/a ALLTEL Mississippi, Inc.)	Mississippi

Windstream Missouri, LLC	Delaware

Oklahoma Windstream, LLC (f/k/a Oklahoma Windstream, Inc., f/k/a Oklahoma ALLTEL, Inc.)*	Oklahoma

Windstream New York, Inc. (f/k/a ALLTEL New York, Inc.)	New York

[1] *	Denotes Guarantor

Schedule 3.12

Subsidiary	Jurisdiction of Incorporation

Windstream Ohio, LLC (f/k/a Windstream Ohio, Inc., f/k/a ALLTEL Ohio, Inc.)	Ohio

Windstream Oklahoma, LLC (f/k/a Windstream Oklahoma, Inc., f/k/a ALLTEL Oklahoma, Inc.)*	Delaware

Windstream Pennsylvania, LLC (f/k/a Windstream Pennsylvania, Inc., f/k/a ALLTEL Pennsylvania, Inc.)	Pennsylvania

Windstream South Carolina, LLC (f/k/a Windstream South Carolina, Inc., f/k/a ALLTEL South Carolina, Inc.)*	South Carolina

Windstream Western Reserve, LLC (f/k/a Windstream Western Reserve, Inc., f/k/a The Western Reserve Telephone Company)	Ohio

Windstream Standard, LLC (f/k/a Windstream Standard, Inc., f/k/a Standard Telephone Company)	Georgia

Windstream Georgia Telephone, LLC (f/k/a Windstream Georgia Telephone Inc., f/k/a Georgia Telephone Corporation)	Georgia

Windstream Georgia Communications, LLC (f/k/a Windstream Georgia Communications Corp., f/k/a ALLTEL Georgia Communications Corp.)	Georgia

Georgia Windstream, LLC (f/k/a Georgia Windstream, Inc., f/k/a Georgia ALLTEL Telecom, Inc.)	Michigan

Windstream Georgia, LLC (f/k/a Windstream Georgia, Inc., f/k/a ALLTEL Georgia, Inc.)	Georgia

Texas Windstream, LLC (f/k/a Texas Windstream, Inc., f/k/a Texas ALLTEL, Inc.)*	Texas

Windstream Sugar Land, LLC (f/k/a Windstream Sugar Land, Inc., f/k/a Sugar Land Telephone Company)*	Texas

Windstream Iowa Communications, LLC*	Delaware

Valor Telecommunications of Texas, LLC*	Delaware

Windstream Southwest Long Distance, LLC*	Delaware

Southwest Enhanced Network Services, LLC*	Delaware

Windstream Lexcom Communications, LLC	North Carolina

Windstream Kerrville Long Distance, LLC*	Texas

Windstream Communications Kerrville, LLC*	Texas

Windstream Communications Telecom, LLC*	Texas

BOB, LLC	Illinois

D&E Communications, LLC*	Delaware

Equity Leasing, Inc.*	Nevada

PAETEC Holding, LLC	Delaware

Progress Place Realty Holding Company, LLC*	North Carolina

WaveTel NC License Corporation	Delaware

Windstream CTC Internet Services, Inc.*	North Carolina

Schedule 3.12

Subsidiary	Jurisdiction of Incorporation

Windstream Intellectual Property Services, Inc.*	Delaware

Windstream KDL, LLC	Kentucky

Windstream Leasing, LLC*	Delaware

Windstream NuVox, LLC	Delaware

Windstream NuVox Arkansas, LLC*	Delaware

Windstream NuVox Illinois, LLC*	Delaware

Windstream NuVox Indiana, LLC*	Delaware

Windstream NuVox Kansas, LLC*	Delaware

Windstream Missouri, LLC	Delaware

Windstream NuVox Ohio, LLC	Delaware

Windstream NuVox Oklahoma, LLC*	Delaware

Windstream NTI, LLC	Wisconsin

Windstream Norlight, LLC	Kentucky

Windstream Hosted Solutions, LLC*	Delaware

Windstream Finance Corp.*	Delaware

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC

Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

Windstream Systems of the Midwest, Inc. (f/k/a ALLTEL Systems of the Midwest, Inc.)	Windstream Holding of the Midwest, Inc.	Nebraska

Windstream of the Midwest, Inc. (f/k/a ALLTEL Communications of the Midwest, Inc.)	Windstream Holding of the Midwest, Inc.	Nebraska

Windstream Network Services of the Midwest, Inc. (f/k/a ALLTEL Network Services of the Midwest, Inc.)*	Windstream Holding of the Midwest, Inc.	Nebraska

Windstream Nebraska, Inc. (f/k/a Alltel Nebraska, Inc.)	Windstream Holding of the Midwest, Inc.	Delaware

Windstream Lexcom Entertainment, LLC*	Windstream Lexcom Communications, LLC	North Carolina

Windstream Lexcom Long Distance, LLC*	Windstream Lexcom Communications, LLC	North Carolina

Windstream Lexcom Wireless, LLC*	Windstream Lexcom Communications, LLC	North Carolina

Schedule 3.12

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC

Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

Norlight Telecommunications of Virginia, LLC*	Windstream NTI, LLC	Virginia

Cinergy Communications Company of Virginia, LLC*	Windstream Norlight, LLC	Virginia

Hosted Solutions Charlotte, LLC*	Windstream Hosted Solutions, LLC	Delaware

Hosted Solutions Raleigh, LLC*	Windstream Hosted Solutions, LLC	Delaware

Windstream D&E, Inc.	D&E Communications, LLC	Pennsylvania

D&E Wireless, Inc.	D&E Communications, LLC	Pennsylvania

D&E Networks, Inc.*	D&E Communications, LLC	Pennsylvania

Windstream D&E Systems, LLC	D&E Communications, LLC	Delaware

Conestoga Enterprises, Inc.*	D&E Communications, LLC	Pennsylvania

D&E Management Services, Inc.*	Windstream D&E, Inc.	Nevada

PCS Licenses, Inc.*	D&E Wireless, Inc.	Nevada

Infocore, Inc.	Conestoga Enterprises, Inc.	Pennsylvania

Windstream Conestoga, Inc.	Conestoga Enterprises, Inc.	Pennsylvania

Conestoga Wireless Company	Conestoga Enterprises, Inc.	Pennsylvania

Windstream Buffalo Valley, Inc.	Conestoga Enterprises, Inc.	Pennsylvania

Conestoga Management Services, Inc.*	Windstream Conestoga, Inc.	Delaware

Buffalo Valley Management Services, Inc.*	Windstream Buffalo Valley, Inc.	Delaware

Heart of the Lakes Cable Systems, Inc.*	Windstream Iowa Communications, LLC	Minnesota

IWA Services, LLC*	Windstream Iowa Communications, LLC	Iowa

Windstream Baker Solutions, Inc.*	Windstream Iowa Communications, LLC	Iowa

Iowa Telecom Technologies, LLC*	Windstream Iowa Communications, LLC	Iowa

Iowa Telecom Data Services, L.C.*	Windstream Iowa Communications, LLC	Iowa

Windstream Lakedale, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Windstream Montezuma, LLC*	Windstream Iowa Communications, LLC	Iowa

WIN Sales & Leasing, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Schedule 3.12

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC

Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

Windstream Iowa-Comm, LLC*	Windstream Iowa Communications, LLC	Iowa

Windstream Lakedale Link, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Windstream NorthStar, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream EN-TEL, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream SHAL Networks, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Windstream SHAL, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream Direct, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream IT-Comm, LLC	Windstream Iowa-Comm, LLC	Iowa

Birmingham Data Link, LLC	Windstream KDL, LLC	Alabama

Windstream KDL-VA, LLC*	Windstream KDL, LLC	Virginia

KDL Holdings, LLC*	Windstream KDL, LLC	Delaware

Nashville Data Link, LLC	Windstream KDL, LLC	Tennessee

MPX, Inc.	PAETEC Holding, LLC	Delaware

PAETEC, LLC	PAETEC Holding, LLC	Delaware

Allworx Corp.	PAETEC Holding, LLC	Delaware

PaeTec Communications of Virginia, LLC	PAETEC, LLC	Virginia

PaeTec Communications, LLC	PAETEC, LLC	Delaware

PAETEC Realty, LLC	PAETEC, LLC	New York

Windstream Cavalier, LLC	PAETEC, LLC	Delaware

XETA Technologies, Inc.	PAETEC, LLC	Oklahoma

RevChain Solutions, LLC (this entity has a foreign presence as RevChain Solutions, LLC Sucursal Columbia)	PAETEC, LLC	Delaware

US LEC Communications, LLC	PAETEC, LLC	North Carolina

McLeodUSA Telecommunications Services, L.L.C.	PAETEC, LLC	Iowa

Schedule 3.12

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC

Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

McLeodUSA Information Services, LLC	PAETEC, LLC	Delaware

US LEC of Florida, LLC	PAETEC, LLC	North Carolina

US LEC of Georgia, LLC	PAETEC, LLC	Delaware

US LEC of South Carolina, LLC	PAETEC, LLC	Delaware

US LEC of Tennessee, LLC	PAETEC, LLC	Delaware

US LEC of Alabama, LLC	PAETEC, LLC	North Carolina

US LEC of Maryland, LLC	PAETEC, LLC	North Carolina

US LEC of North Carolina, LLC	PAETEC, LLC	North Carolina

US LEC of Pennsylvania, LLC	PAETEC, LLC	North Carolina

US LEC of Virginia, LLC	PAETEC, LLC	Delaware

PAETEC iTel, L.L.C.	US LEC Communications, LLC	North Carolina

McLeodUSA Purchasing, L.L.C.	McLeodUSA Telecommunications Services, L.L.C.	Iowa

Cavalier Telephone, L.L.C.	Windstream Cavalier, LLC	Virginia

Talk America of Virginia, LLC	Windstream Cavalier, LLC	Virginia

Talk America, LLC	Windstream Cavalier, LLC	Delaware

The Other Phone Company, LLC	Windstream Cavalier, LLC	Florida

Cavalier Services, LLC	Windstream Cavalier, LLC	Delaware

Cavalier IP TV, LLC	Windstream Cavalier, LLC	Delaware

SM Holdings, LLC (this entity has a foreign presence as RPK (B.V.A.) Limited in the British Virgin Islands	Windstream Cavalier, LLC	Delaware

Intellifiber Networks, LLC	Windstream Cavalier, LLC	Virginia

Cavalier Telephone Mid-Atlantic, L.L.C.	Cavalier Telephone, L.L.C.	Delaware

LDMI Telecommunications, LLC	Talk America, LLC	Michigan

Network Telephone, LLC	Talk America, LLC	Florida

Schedule 3.12

Schedule 5.10

Certain Subsidiaries

Each subsidiary listed in Schedule 3.12 that is not denoted as a Guarantor is incorporated by reference into this Schedule 5.10. Each such subsidiary constitutes a regulated subsidiary, a Qualified PAETEC Group Member and/or an Insignificant Subsidiary.

Schedule 5.10

Schedule 6.01

Existing Indebtedness

1.	Windstream Services, LLC (previously known as Windstream Corporation) – 7.875% Senior Notes due 2017

2.	Windstream Services, LLC (previously known as Windstream Corporation) – 8.125% Senior Notes due 2018

3.	Windstream Services, LLC (previously known as Windstream Corporation) – 7.75% Senior Notes due 2020

4.	Windstream Services, LLC (previously known as Windstream Corporation) – 7.75% Senior Notes due 2021

5.	Windstream Services, LLC (previously known as Windstream Corporation) – 7.50% Senior Notes due 2022

6.	Windstream Services, LLC (previously known as Windstream Corporation) – 7.50% Senior Notes due 2023

7.	Windstream Services, LLC (previously known as Windstream Corporation) – 6.375% Senior Notes due 2023

8.	Paetec 2018 – 9.875% Notes due 2018

9.	Cinergy Communications Company – 6.58% Notes due 2022

Schedule 6.02

Schedule 6.02

Existing Liens

None.

Schedule 6.02

Schedule 6.04

Existing Investments

None.

Schedule 6.04

Schedule 6.09

Transactions with Affiliates

None.

Schedule 6.09

Schedule 6.10

Existing Restrictions

Propco Notes Indentures1

[1]	Before giving effect to the Spinoff.

Schedule 6.10

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Credit Agreement), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective Facilities identified below (including any Letters of Credit, guarantees and Collateral included in such Facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement or any other Loan Document or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]4]

3.	Borrower:	Windstream Services, LLC

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015, among Windstream Services, LLC (formerly known as Windstream Corporation), the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and [the other agents parties thereto]

[4]	Select as applicable.

A-1

6.	Assigned Interest:

Facility Assigned[5]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[6]
	$	$		%
	$	$		%
	$	$		%

Effective Date:                  , 20     (the “Effective Date”) [TO BE INSERTED BY ADMINISTRATIVE AGENT UPON ENTRY OF THIS EXECUTED ASSIGNMENT INTO THE REGISTER AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts to whom all syndicate-level information (which may contain material non-public information about the Wireline Companies and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

[5]	Fill in the appropriate terminology for the types of Facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Loan,” “Tranche B-5 Term Loan”, etc.)
[6]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders under the applicable Facility.

A-2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

A-3

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

A-4

[Consented to and][7] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By
Title:

[7]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

A-5

[Consented to:][8]

WINDSTREAM SERVICES, LLC

By
Title:

[8]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

A-6

[Consented to:][9]

JPMORGAN CHASE BANK, N.A., as Issuing Bank

By
Title:

[ADD OTHER ISSUING BANKS]

[9]	To be added only if the consent(s) of the Issuing Bank(s) is/are required by the terms of the Credit Agreement.

A-7

ANNEX 1

WINDSTREAM SERVICES, LLC

Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements referred to in Section 3.04 or delivered pursuant to Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Recipient, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on any Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

A-1-1

2. Payments. From and after the Effective Date, the Administrative Agent and the Collateral Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective permitted successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

A-1-2

EXHIBIT B

FORM OF AMENDED AND RESTATED GUARANTEE AGREEMENT

[See attached]

AMENDED AND RESTATED GUARANTEE AGREEMENT

originally dated as of

July 17, 2006

as amended and restated as of April 24, 2015

among

WINDSTREAM SERVICES, LLC

(formerly known as Windstream Corporation,

and successor to ALLTEL Holding Corp.),

as Borrower

THE GUARANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

TABLE OF CONTENTS

		PAGE

Section 1.	Definitions	1
Section 2.	Guarantees by Guarantors	3
Section 3.	Representations and Warranties	6
Section 4.	Fees and Expenses; Indemnification; Taxes	7
Section 5.	Rights and Duties of Collateral Agent	7
Section 6.	Release of Guarantor	8
Section 7.	Additional Guarantors	8
Section 8.	Additional Facility Obligations	8
Section 9.	Notices	8
Section 10.	No Implied Waivers; Remedies not Exclusive	9
Section 11.	Successors and Assigns	9
Section 12.	Amendments and Waivers	9
Section 13.	Choice of Law	9
Section 14.	Waiver of Jury Trial	9
Section 15.	Severability	9
Section 16.	Keepwell	10
Section 17.	Definitions	2
Section 18.	Grant of Transaction Liens	10
Section 19.	General Representations and Warranties	11
Section 20.	Further Assurances; General Covenants	13
Section 21.	Recordable Intellectual Property	14
Section 22.	Investment Property	15
Section 23.	Controlled Deposit Accounts	17
Section 24.	Cash Collateral Accounts	17
Section 25.	Operation of Collateral Accounts	18
Section 26.	Transfer of Record Ownership	19
Section 27.	Right to Vote Securities	19
Section 28.	Remedies	20
Section 29.	Application of Proceeds	22
Section 30.	Fees and Expenses; Indemnification	24
Section 31.	Authority to Administer Collateral	24
Section 32.	Limitation on Duty in Respect of Collateral	25
Section 33.	General Provisions Concerning the Collateral Agent	25
Section 34.	Termination of Transaction Liens; Release of Collateral	26
Section 35.	Additional Guarantors and Lien Grantors	27
Section 36.	Additional Secured Obligations	27
Section 37.	Notices	27
Section 38.	No Implied Waivers; Remedies Not Exclusive	27
Section 39.	Successors and Assigns	27
Section 40.	Amendments and Waivers	28
Section 41.	Choice of Law	28
Section 42.	Waiver of Jury Trial	28
Section 43.	Severability	28

A-i

ii

Exhibit A – Guarantee Agreement Supplement

iii

AMENDED AND RESTATED GUARANTEE AGREEMENT

AMENDED AND RESTATED GUARANTEE AGREEMENT originally dated as of July 17, 2006, as amended and restated as of April 24, 2015, by and among the GUARANTORS listed on the signature pages hereof and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

WHEREAS, Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.) (the “Borrower”) is entering into the Credit Agreement described in Section 1 hereof, pursuant to which, subject to the terms set forth therein, the Lenders have agreed to make Loans to, and issue and participate in Letters of Credit for the account of, the Borrower for the purposes set forth therein;

WHEREAS, each of the Guarantors entered into that certain Guarantee Agreement dated as of July 17, 2006 in favor of the Beneficiaries described therein (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Guarantee”) and the parties thereto have agreed to amend and restate, without novation, the Original Guarantee;

WHEREAS, each of the Guarantors is willing to guarantee the Facility Obligations, as provided and subject to the terms set forth herein; and

WHEREAS, the obligations of the Lenders to make Loans and participate in Letters of Credit, and the obligations of the Issuing Bank to issue Letters of Credit, under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) Terms Defined in the Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in Section 1(b) have, as used herein, the respective meanings provided for therein.

(b) Additional Definitions. The following additional terms, as used herein, have the following meanings:

“Agreement” means this Amended and Restated Guarantee Agreement, as it may be further amended from time to time.

“Beneficiaries” means the holders from time to time of the Facility Obligations.

“Borrower” means Windstream Services, LLC, a Delaware limited liability company (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.), together with its successors.

A-1

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the Loan Documents.

“Contingent Facility Obligation” means, at any time, any Facility Obligation (or portion thereof) that is contingent in nature at such time, including any Facility Obligation that is:

(i) an obligation to reimburse an Issuing Bank for drawings not yet made under a Letter of Credit issued by it;

(ii) an obligation under a Swap Agreement to make payments that cannot be quantified at such time;

(iii) any other obligation (including any guarantee) that is contingent in nature at such time; or

(iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Credit Agreement” means the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015, by and among the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, as amended, supplemented or otherwise modified from time to time.

“Facility Agreement”, when used with respect to any Facility Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a guarantor and/or rights of the holder with respect to such Facility Obligation.

“Facility Guarantee” means, with respect to each Guarantor, its guarantee of the Facility Obligations hereunder or under Section 1 of a Guarantee Agreement Supplement.

“Guarantee Agreement Supplement” means a Guarantee Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 7.

“Guarantors” means each Subsidiary listed on the signature pages hereof under the caption “Guarantors” and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 5.10 of the Credit Agreement or Section 7 hereof.

“Non-Contingent Facility Obligation” means at any time any Facility Obligation (or portion thereof) then outstanding that is not a Contingent Facility Obligation at such time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the

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Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Release Conditions” means the following conditions for releasing all the Facility Guarantees:

(i) all Commitments under the Credit Agreement shall have expired or been terminated;

(ii) all Non-Contingent Facility Obligations under the Loan Documents shall have been paid in full; and

(iii) no Contingent Facility Obligation under the Loan Documents (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding.

(c) Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections and Exhibits shall be construed to refer to Sections of, and Exhibits to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2. Guarantees by Guarantors.

(a) Facility Guarantees. Subject to this Section 2, each of the Guarantors hereby, jointly and severally, and fully and unconditionally, guarantees to each of the Beneficiaries and each of their successors and permitted assigns, irrespective of the validity and enforceability of the Credit Agreement, the Notes, the other Loan Documents or the other Facility Agreements, that: (i) the Facility Obligations will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any of the Facility Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any Facility Obligation for whatever reason, each of the Guarantors agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Facility Agreement. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

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(b) Guarantees Unconditional. The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder shall be unconditional and absolute, irrespective of the validity, regularity or enforceability of the Facility Obligations, the absence of any action to enforce the same, any waiver or consent by any Beneficiary with respect to any provisions hereof or thereof, the recovery of any judgment against the Borrower, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense (other than defense of payment or performance) of a Guarantor. Without limiting the generality of the foregoing, the obligations of each Guarantor under its Facility Guarantee shall not be released, discharged or otherwise affected by:

(i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Facility Agreement, by operation of law or otherwise;

(ii) any modification or amendment of or supplement to any Facility Agreement;

(iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Facility Agreement;

(iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Facility Agreement;

(v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, any Beneficiary or any other Person, whether in connection with the Loan Documents or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Facility Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Facility Obligation by the Borrower, any other Guarantor or any other Person; or

(vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Facility Agreement, any Beneficiary or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense (other than defense of payment or performance) to any obligation of any Guarantor hereunder.

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(c) Waivers by Guarantors. Each Guarantor hereby irrevocably waives acceptance hereof, diligence, presentment, demand, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor or any other Person, and covenants that its Facility Guarantee shall not be discharged except by complete performance of the obligations contained in the Loan Documents and the other documents evidencing the Facility Obligations.

(d) Reinstatement of Guarantees. If at any time any payment of a Facility Obligation is rescinded or must be otherwise restored or returned (whether to the Borrower, a Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to the Borrower or any of the Guarantors or any other Person) upon the insolvency or receivership of the Borrower or otherwise, each Facility Guarantee, to the extent theretofore discharged, shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(e) Subrogation. Each Guarantor agrees that it shall not (i) be entitled to any right of subrogation in relation to the Beneficiaries in respect of any Facility Obligations, or (ii) enforce any payment by way of subrogation against the Borrower, or by reason of contribution against any other Guarantor of any Facility Obligation, in each case until all the Release Conditions have been satisfied. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Beneficiaries, on the other hand, (x) the maturity of the Facility Obligations may be accelerated as provided in Article 7 of the Credit Agreement for the purposes of such Guarantor’s Facility Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 7 of the Credit Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for the purpose of the Facility Guarantees. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Beneficiaries under the Facility Guarantees.

(f) Stay of Acceleration. If acceleration of the time for payment of any Facility Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Facility Obligations otherwise subject to acceleration under the terms of any Facility Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Collateral Agent.

(g) Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender, any Issuing Bank and each of their respective Affiliates is hereby authorized (but only with the consent of the Required Lenders, unless an Event of Default of the type described in paragraph (a), (b), (h) or (i) of Article 7 shall have occurred and be continuing or the maturity of the Loans shall have been accelerated pursuant to Article 7 of the Credit Agreement) at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, but excluding (i) trust accounts for the

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benefit of third parties that have been certified as such by a Financial Officer to the Administrative Agent and the Lender or Issuing Bank that is the depositary bank and (ii) unless the maturity of the Loans shall have been accelerated pursuant to Article 7 of the Credit Agreement, up to an aggregate amount of $60,000,000 held in payroll accounts of the Loan Parties that have been certified as such by a Financial Officer to the Administrative Agent and the Lender or Issuing Bank that is the depositary bank) at any time held and other obligations at any time owing by such Lender, such Issuing Bank or such Affiliate to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under its Facility Guarantee held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under the Facility Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such obligation. The rights of each Lender and Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or Issuing Bank and their respective Affiliates may have.

(h) Limitation on Guarantor Liability. Each Guarantor and each Beneficiary hereby confirms that it is the intention of all such parties that none of the Facility Guarantees constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary. To effectuate the foregoing intention, the Beneficiaries and the Guarantors hereby irrevocably agree that the Facility Guarantee of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of its obligations under this Section 2, result in the obligations of such Guarantor under its Facility Guarantee not constituting a fraudulent transfer or conveyance or an unlawful distribution or otherwise render such Facility Guarantee subject to avoidance.

(i) Continuing Guarantee. Each Facility Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns with the same effect as if it had been named herein as a Guarantor, and shall be enforceable by the Collateral Agent or the Beneficiaries. Without limiting the generality of the foregoing, any Facility Guarantee issued pursuant to Section 7 shall in all respects have the same legal rank and benefit hereunder as the Facility Guarantees theretofore and thereafter issued in accordance with the terms hereof as though all of such Facility Guarantees had been issued at the date of the execution hereof. If all or part of any Beneficiary’s interest in any Facility Obligation is validly and effectively assigned or otherwise transferred, the transferor’s rights under each Facility Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.

Section 3. Representations and Warranties. Each Guarantor represents and warrants that:

(a) Such Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

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(b) The execution and delivery of this Agreement by such Guarantor and the performance by it of its obligations hereunder are (i) within its corporate (or other organizational) powers and have been duly authorized by all necessary corporate (or other organizational) action; (ii) do not require any material Governmental Authorization, except (A) such as have been or prior to or concurrently with the Sixth ARCA Effective Date will be obtained or made and are or prior to or concurrently with the Sixth ARCA Effective Date will be in full force and effect and (B) notices required to be filed with the FCC or any applicable PUC after the Sixth ARCA Effective Date; (iii) will not violate (A) any applicable law or regulation applicable to any Wireline Company, (B) the charter, by-laws or other organizational documents of any Wireline Company or (C) any material Governmental Authorization in any material respect; (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Wireline Company or any of its assets, or give rise to a right thereunder to require any payment to be made by any Wireline Company or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder; and (v) will not result in the creation or imposition of any Lien (other than the Transaction Liens) on any asset of any Wireline Company, except, with respect to clauses (iii)(A), (iv) and (v), to the extent any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(c) This Agreement constitutes a valid and binding agreement of such Guarantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 4. Fees and Expenses; Indemnification; Taxes. Each of the Guarantors agrees that Sections 2.16 and 9.03 of the Credit Agreement will apply, mutatis mutandis, with respect to the execution, delivery and performance of this Agreement, the Original Guarantee and the other Loan Documents by the Guarantors (including in connection with any payments hereunder or in respect of the Facility Guarantees).

Section 5. Rights and Duties of Collateral Agent. The provisions of Section 17 of the Security Agreement shall inure to the benefit of the Collateral Agent, and shall be binding upon all Guarantors and all Beneficiaries, in connection with this Agreement and the Original Guarantee. Without limiting the generality of the foregoing, (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Security Documents that the Collateral Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 of the Credit

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Agreement), and (c) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the validity or enforceability of any Facility Guarantee, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Collateral Agent shall be deemed not to have knowledge of any Event of Default unless and until notice thereof is given to the Collateral Agent by the Borrower or a Lender Party with respect thereto.

Section 6. Release of Guarantor. (a) A Guarantor shall be automatically released from its Facility Guarantee (i) upon the sale of all of the capital stock or all the assets of such Guarantor to a Person other than the Borrower or one of its Subsidiaries in a transaction permitted by the Credit Agreement (a “Sale of a Guarantor”), provided that such release shall not require the consent of any Beneficiary, and the Collateral Agent shall be fully protected in relying on a certificate of the Borrower as to whether any particular sale constitutes a Sale of Guarantor or (ii) with the prior written consent of the Required Lenders in accordance with Section 9.02 of the Credit Agreement, provided that any release of any material Guarantor from its Facility Guarantee pursuant to this clause (ii), or limitation of its liability in respect of its Facility Guarantee, shall require the consent of all the Lenders.

(b) Subject to Section 2(d), the Facility Guarantees shall be automatically released upon the satisfaction of all of the Release Conditions.

(c) Any Guarantor not released from its obligations under its Facility Guarantee shall remain liable for the full amount of its Facility Obligations as provided in Section 2.

Section 7. Additional Guarantors. Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Guarantee Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” as defined herein.

Section 8. Additional Facility Obligations. The Borrower may from time to time designate certain of its obligations as additional Facility Obligations for purposes of the Loan Documents as provided in Section 20 of the Security Agreement.

Section 9. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Guarantor other than the Borrower, shall be given to it in care of the Borrower.

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Section 10. No Implied Waivers; Remedies not Exclusive. No failure by the Collateral Agent or any Beneficiary to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Beneficiary of any right or remedy under any Facility Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 11. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Beneficiaries. If all or any part of any Beneficiary’s interest in any Facility Obligation is assigned or otherwise transferred to a permitted transferee, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Guarantors and the Collateral Agent and their respective successors and permitted assigns.

Section 12. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the parties hereto, with the consent of such Lenders as are required to consent thereto under Section 9.02 of the Credit Agreement and any applicable Guarantor.

Section 13. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

Section 14. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 15. Severability. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i)

9

the other provisions of this Agreement shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Beneficiaries in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

Section 16. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of Swap Obligations; provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 16 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 16, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 16 shall remain in full force and effect until a discharge of the Facility Obligations. Each Qualified ECP Guarantor intends that this Section 16 constitute, and this Section 16 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Remainder of page intentionally blank]

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EXHIBIT A

to Amended and Restated Guarantee Agreement

GUARANTEE AGREEMENT SUPPLEMENT

GUARANTEE AGREEMENT SUPPLEMENT dated as of             ,         , between [NAME OF GUARANTOR] (the “Guarantor”) and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

WHEREAS, Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.), the Guarantors party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent, are parties to an Amended and Restated Guarantee Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as heretofore amended and/or supplemented, the “Guarantee Agreement”) under which and the Guarantors guarantee the Facility Obligations;

WHEREAS, [NAME OF GUARANTOR] desires to become a party to the Guarantee Agreement as a Guarantor a thereunder; and

WHEREAS, terms defined in the Guarantee Agreement (or whose definitions are incorporated by reference in Section 1(a) of the Guarantee Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Guarantee. The Guarantor hereby, jointly and severally, and fully and unconditionally, guarantees to each of the Beneficiaries and each of their successors and permitted assigns, irrespective of the validity and enforceability of the Credit Agreement, the Notes, the other Loan Documents or the other Facility Agreements, that: (a) the Facility Obligations will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any of the Facility Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any Facility Obligation for whatever reason, the Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Facility Agreement. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection

The Guarantor acknowledges that, by signing this Guarantee Agreement Supplement and delivering it to the Collateral Agent, the Guarantor becomes a “Guarantor” for all purposes of the Guarantee Agreement and that its obligations under the Facility Guarantee are subject to all the provisions of the Guarantee Agreement (including those set forth in Section 2 thereof) applicable to the obligations of a Guarantor thereunder.

2. Party to Guarantee Agreement. Upon executing and delivering this Guarantee Agreement Supplement to the Collateral Agent, the Guarantor will become a party to the Guarantee Agreement and will thereafter have all the rights and obligations of a Guarantor thereunder and be bound by all the provisions thereof as fully as if the Guarantor were one of the original parties thereto.

3. Representations and Warranties. The Guarantor represents and warrants that:

(a) The Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

(b) The execution and delivery of this Guarantee Agreement Supplement by the Guarantor and the performance by it of its obligations hereunder are (i) within its corporate (or other organizational) powers and have been duly authorized by all necessary corporate (or other organizational) action; (ii) do not require any material Governmental Authorization, except (A) such as have been or prior to or concurrently with the execution and delivery of this Guarantee Agreement Supplement by the Guarantor will be obtained or made and are or prior to or concurrently with execution and delivery of this Guarantee Agreement Supplement by the Guarantor will be in full force and effect and (B) notices required to be filed with the FCC or any applicable PUC after the execution and delivery of this Guarantee Agreement Supplement by the Guarantor; (iii) will not violate (A) any applicable law or regulation applicable to any Wireline Company, (B) the charter, by-laws or other organizational documents of any Wireline Company or (C) any material Governmental Authorization in any material respect; (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Wireline Company or any of its assets, or give rise to a right thereunder to require any payment to be made by any Wireline Company or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder; and (v) will not result in the creation or imposition of any Lien (other than the Transaction Liens) on any asset of any Wireline Company, except, with respect to clauses (iii)(A), (iv) and (v), to the extent any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(c) The Guarantee Agreement as supplemented hereby constitutes a valid and binding agreement of the Guarantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4. Governing Law. This Guarantee Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

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EXHIBIT C

FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

[See attached]

14

AMENDED AND RESTATED SECURITY AGREEMENT

originally dated as of

July 17, 2006

and amended and restated as of April 24, 2015

among

WINDSTREAM SERVICES, LLC

(formerly known as Windstream Corporation,

and successor to ALLTEL Holding Corp.),

THE GUARANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Collateral Agent

TABLE OF CONTENTS

		PAGE

Section 1.	Definitions.	1
Section 2.	Guarantees by Guarantors	3
Section 3.	Representations and Warranties	6
Section 4.	Fees and Expenses; Indemnification; Taxes	7
Section 5.	Rights and Duties of Collateral Agent	7
Section 6.	Release of Guarantor	8
Section 7.	Additional Guarantors	8
Section 8.	Additional Facility Obligations	8
Section 9.	Notices	8
Section 10.	No Implied Waivers; Remedies not Exclusive	9
Section 11.	Successors and Assigns	9
Section 12.	Amendments and Waivers	9
Section 13.	Choice of Law	9
Section 14.	Waiver of Jury Trial	9
Section 15.	Severability	9
Section 16.	Keepwell	10
Section 17.	Definitions	2
Section 18.	Grant of Transaction Liens	10
Section 19.	General Representations and Warranties	11
Section 20.	Further Assurances; General Covenants	13
Section 21.	Recordable Intellectual Property	14
Section 22.	Investment Property	15
Section 23.	Controlled Deposit Accounts	17
Section 24.	Cash Collateral Accounts	17
Section 25.	Operation of Collateral Accounts	18
Section 26.	Transfer of Record Ownership	19
Section 27.	Right to Vote Securities	19
Section 28.	Remedies	20
Section 29.	Application of Proceeds	22
Section 30.	Fees and Expenses; Indemnification	24
Section 31.	Authority to Administer Collateral	24
Section 32.	Limitation on Duty in Respect of Collateral	25
Section 33.	General Provisions Concerning the Collateral Agent	25
Section 34.	Termination of Transaction Liens; Release of Collateral	26
Section 35.	Additional Guarantors and Lien Grantors	27
Section 36.	Additional Secured Obligations	27
Section 37.	Notices	27
Section 38.	No Implied Waivers; Remedies Not Exclusive	27
Section 39.	Successors and Assigns	27
Section 40.	Amendments and Waivers	28
Section 41.	Choice of Law	28
Section 42.	Waiver of Jury Trial	28
Section 43.	Severability	28

SCHEDULES:

Schedule 1	Equity Interests in Subsidiaries and Affiliates Owned by Original Lien Grantors

Schedule 2	Other Investment Property Owned by Original Lien Grantors

Schedule 3	Regulated Subsidiaries

Schedule 4	Description of Aircraft

EXHIBITS:

Exhibit A	Security Agreement Supplement

Exhibit B	Copyright Security Agreement

Exhibit C	Patent Security Agreement

Exhibit D	Trademark Security Agreement

Exhibit E	Perfection Certificate

Exhibit F	Issuer Control Agreement

AMENDED AND RESTATED SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT originally dated as of July 17, 2006 and amended as of September 17, 2010 and August 11, 2011, as amended and restated as of April 24, 2015 as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.), as Borrower, the GUARANTORS party hereto and JPMORGAN CHASE BANK, N.A., as Collateral Agent.

WHEREAS, substantially simultaneously with but sequentially after the Spinoff, the Borrower is entering into the Credit Agreement defined in Section 17 hereof on the date hereof, pursuant to which, subject to the terms set forth therein, the Lenders have agreed to make Loans to, and issue and participate in Letters of Credit for the account of, the Borrower for the purposes set forth therein;

WHEREAS, the Borrower and each of the Guarantors entered into that certain Security Agreement dated as of July 17, 2006 in favor of the Collateral Agent (as amended as of September 17, 2010 and August 11, 2011 and as further amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Security Agreement”) and the parties thereto have agreed to amend and restate, without novation, the Original Security Agreement in the form of this Agreement in connection with its entry into the Credit Agreement;

WHEREAS, the Borrower is willing to secure the Facility Obligations by granting Liens on the collateral owned by it to the Collateral Agent as provided in the Security Documents;

WHEREAS, the Borrower is willing to cause certain of its Subsidiaries to guarantee the Facility Obligations as provided in the Guarantee Agreement and to secure such guarantees by granting Liens on the Collateral owned by such Subsidiaries to the Collateral Agent as provided in the Security Documents;

WHEREAS, the obligations of the Lenders to make Loans and participate in Letters of Credit, and the obligations of the Issuing Bank to issue Letters of Credit, under the Credit Agreement are conditioned upon, among other things, the execution and delivery of this Agreement and the Guarantee Agreement;

WHEREAS, the AC Holdings Indenture requires the AC Holdings Bonds to be secured on an equal and ratable basis with the obligations of AC Holdings and its “Restricted Subsidiaries” (as defined in the AC Holdings Indenture) in respect of the Credit Agreement; and

WHEREAS, upon any foreclosure or other enforcement of the Security Documents, the net proceeds of the relevant Collateral are to be received by or paid over to the Collateral Agent and applied as provided herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 17. Definitions.

(a) Terms Defined in Credit Agreement. Terms defined in the Credit Agreement and not otherwise defined in subsection (b) or (c) of this Section have, as used herein, the respective meanings provided for therein.

(b) Terms Defined in the UCC. As used herein, each of the following terms has the meaning specified in the UCC (and if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Authenticate, Certificated Security, Chattel Paper, Commodity Account, Commodity Customer, Deposit Account, Document, Entitlement Holder, Entitlement Order, Equipment, Financial Asset, General Intangibles, Goods, Instrument, Inventory, Investment Property, Proceeds, Record, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations and Uncertificated Security.

(c) Additional Definitions. The following additional terms, as used herein, have the following meanings:

“AC Holdings Trustee” means U.S. Bank National Association, in its capacity as the trustee under the AC Holdings Bonds, and its successors in such capacity.

“Borrower” means Windstream Services, LLC, a Delaware limited liability company (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.), together with its successors.

“Cash Collateral Account” has the meaning specified in Section 24.

“Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Collateral Agent pursuant to the Security Documents. When used with respect to a specific Lien Grantor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.

“Collateral Accounts” means the Cash Collateral Accounts, the Controlled Deposit Accounts and the Controlled Securities Accounts.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Loan Documents.

“Contingent Secured Obligation” means, at any time, any Secured Obligation (or portion thereof) that is contingent in nature at such time, including any Secured Obligation that is:

(i) an obligation to reimburse an Issuing Bank for drawings not yet made under a Letter of Credit issued by it;

(ii) an obligation under a Swap Agreement to make payments that cannot be quantified at such time;

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(iii) any other obligation (including any guarantee) that is contingent in nature at such time; or

(iv) an obligation to provide collateral to secure any of the foregoing types of obligations.

“Contributed Assets” means the assets contributed or otherwise transferred on the Sixth ARCA Effective Date by certain of the Wireline Companies to one or more subsidiaries of Propco immediately prior to the effectiveness of this Agreement pursuant to certain assignment and assumption agreements dated the date hereof.

“Control” has the following meanings:

(a) when used with respect to any Security or Security Entitlement, the meaning specified in UCC Section 8-106; and

(b) when used with respect to any Deposit Account, the meaning specified in UCC Section 9-104.

“Controlled Deposit Account” means any Deposit Account that is subject to a Deposit Account Control Agreement.

“Controlled Securities Account” means any Securities Account that (i) is maintained in the name of a Lien Grantor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Lien Grantor, the Collateral Agent and such Securities Intermediary.

“Copyright License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use, copy, reproduce, distribute, prepare derivative works, display or publish any records or other materials on which a Copyright is in existence or may come into existence, including any agreement identified in Schedule 1 to any Copyright Security Agreement.

“Copyrights” means all of the following: (i) all copyrights under the laws of the United States or any other country (whether or not the underlying works of authorship have been published), all registrations and recordings thereof, all copyrightable works of authorship (whether or not published), and all applications for copyrights under the laws of the United States or any other country, including registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Copyright Security Agreement, (ii) all renewals of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing, and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

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“Copyright Security Agreement” means a Copyright Security Agreement, substantially in the form of Exhibit B, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Credit Agreement” means the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015, by and among the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and the other agents party thereto, as amended, supplemented or otherwise modified from time to time.

“Deposit Account Control Agreement” means, with respect to any Deposit Account of any Lien Grantor, a Deposit Account Control Agreement in form and substance reasonably acceptable to the Collateral Agent, among such Lien Grantor, the Collateral Agent and the relevant Depository Bank, (i) providing that, after receipt of a Notice of Exclusive Control by the Depository Bank, and so long as the Collateral Agent has not delivered an Exclusive Control Termination Notice to the Depository Bank, such Depository Bank will comply with instructions originated by the Collateral Agent directing disposition of the funds in such Deposit Account without further consent by the Borrower or other applicable Lien Grantor and (ii) subordinating to the relevant Transaction Lien all claims of the Depository Bank to such Deposit Account (except its right to deduct its normal operating charges and any uncollected funds previously credited thereto).

“Depository Bank” means a bank at which a Controlled Deposit Account is maintained.

“Enforcement Notice” means a notice delivered to the Collateral Agent (which the Collateral Agent agrees to promptly forward to the Borrower) (i) by the Required Lenders or the Administrative Agent at any time after the maturity of the Loans has been accelerated pursuant to Article 7 of the Credit Agreement and/or the principal of the Loans shall not have been paid at maturity or (ii) by the AC Holdings Trustee at any time after the maturity of the AC Holdings Bonds has been accelerated pursuant to Section 5.1 of the AC Holdings Indenture and/or the principal of the AC Holdings Bonds shall not have been paid at maturity, in each case directing the Collateral Agent to exercise one or more specific rights or remedies under the Security Documents.

“Equity Interest” means (i) in the case of a corporation, any shares of its capital stock, (ii) in the case of a limited liability company, any membership interest therein, (iii) in the case of a partnership, any partnership interest (whether general or limited) therein, (iv) in the case of any other business entity, any participation or other interest in the equity thereof, (v) any warrant, option or other right to acquire any Equity Interest described in this definition or (vi) any Security Entitlement in respect of any Equity Interest described in this definition.

“Exclusive Control Termination Notice” means, with respect to any Notice of Exclusive Control delivered in respect of a Collateral Account or the securities subject to an Issuer Control Agreement, a written notice from the Collateral Agent to the Depository Bank, the Securities Intermediary or the Issuer, as the case may be, stating that the Event of Default described in such Notice of Exclusive Control shall have been cured or waived or otherwise ceased to exist.

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“Facility Guarantee” means, with respect to each Guarantor, its guarantee of the Facility Obligations under the Guarantee Agreement or Section 1 of a Guarantee Agreement Supplement.

“Guarantors” means each Subsidiary party to the Guarantee Agreement and each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 5.10 of the Credit Agreement or Section 7 of the Guarantee Agreement.

“Intellectual Property Filing” means (i) with respect to any Patent, Patent License, Trademark (excluding any “intent to use” trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark application, or is prohibited, under applicable law) or Trademark License, in each case constituting Recordable Intellectual Property, the filing of the applicable Patent Security Agreement or Trademark Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any Copyright or Copyright License, in each case constituting Recordable Intellectual Property, the filing of the applicable Copyright Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Collateral Agent in such Recordable Intellectual Property.

“Intellectual Property Security Agreement” means a Copyright Security Agreement, a Patent Security Agreement or a Trademark Security Agreement.

“International Registry” means the registry established pursuant to the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on November 16, 2001.

“Issuer” means any issuer of Uncertificated Securities party to an Issuer Control Agreement.

“Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit F (with any changes that the Collateral Agent shall have reasonably approved).

“Lien Grantors” means the Borrower and the Guarantors.

“LLC Interest” means a membership interest or similar interest in a limited liability company.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System.

“Non-Contingent Secured Obligation” means at any time any Secured Obligation (or portion thereof) that is not a Contingent Secured Obligation at such time.

“Notice of Exclusive Control” means, with respect to any Collateral Account or the securities subject to an Issuer Control Agreement of any Lien Grantor, a written

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notice from the Collateral Agent to the Depository Bank, the Securities Intermediary or the Issuer, as the case may be, stating that an Event of Default has occurred and is continuing, and instructing such Depository Bank, Securities Intermediary or Issuer, as the case may be, to comply with instructions originated by the Collateral Agent with respect to such Collateral Account or Issuer, as applicable, without further consent by such Lien Grantor.

“Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Lien Grantor or other counsel) reasonably acceptable to the Collateral Agent) addressed and delivered to the Collateral Agent.

“Original Lien Grantor” means any Lien Grantor that has granted a Lien on any of its assets hereunder as of the Sixth ARCA Effective Date.

“own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of any such rights.

“Partnership Interest” means a partnership interest, whether general or limited.

“Patent License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right under any patent or patent application.

“Patents” means (i) all letters patent and design letters patent of the United States or any other country and all applications for letters patent or design letters patent of the United States or any other country, including applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Patent Security Agreement, (ii) all reissues, divisions, continuations, continuations in part, revisions and extensions of any of the foregoing, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Patent Security Agreement” means a Patent Security Agreement, substantially in the form of Exhibit C, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“Perfection Certificate” means, with respect to any Lien Grantor, a certificate substantially in the form of Exhibit E, completed and supplemented with the schedules contemplated thereby to the reasonable satisfaction of the Collateral Agent, and signed by an officer of such Lien Grantor.

“Permitted Liens” means (i) the Transaction Liens and (ii) any other Liens on the Collateral permitted to be created or assumed or to exist pursuant to Section 6.02 of the Credit Agreement.

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“Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.

“Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Lien Grantors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.

“Recordable Intellectual Property” means (i) any Patent filed with the United States Patent and Trademark Office, and any material Patent License with respect to a Patent so filed (but only in cases where such Patent License consists of a material exclusive license by a third party to a Lien Grantor of all or substantially all rights in such Patent so filed), (ii) any Trademark filed with the United States Patent and Trademark Office (excluding any “intent to use” trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark application, or is prohibited, under applicable law), and any material Trademark License with respect to a Trademark so filed (but only in cases where such Trademark License consists of a material exclusive license by a third party to a Lien Grantor of all or substantially all rights in such Trademark so filed), (iii) any Copyright filed with the United States Copyright Office and any material Copyright License with respect to a Copyright so filed (but only in cases where such Copyright License consists of a material exclusive license by a third party to a Lien Grantor of all or substantially all rights in such Copyright so filed), and (iv) all rights in or under any of the foregoing.

“Regulated Subsidiary” means a Subsidiary as to which the consent of a Governmental Authority is required for any acquisition of control or change of control thereof.

“Release Conditions” means the following conditions for terminating all the Transaction Liens:

(i) all Commitments under the Credit Agreement shall have expired or been terminated;

(ii) all Non-Contingent Secured Obligations under the Loan Documents shall have been paid in full; and

(iii) no Contingent Secured Obligation under the Loan Documents (other than contingent indemnification and expense reimbursement obligations as to which no claim shall have been asserted) shall remain outstanding; and

(iv) either (x) all Secured Bond Obligations have been paid or (y) the Collateral Agent has received an Opinion of Counsel to the Lien Grantors in form and substance reasonably satisfactory to the Collateral Agent that the Secured Bond Obligations are no longer required to be secured under the Security Documents by any of the Collateral.

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“Restricted Collateral” means any Collateral consisting of any property or assets of AC Holdings or any of its “Restricted Subsidiaries” (as defined in the AC Holdings Indenture).

“RUS Pledged Deposit Account” means any deposit account of a RUS Grantee that is required to be pledged to the RUS under a RUS Grant and Security Agreement, but only if such deposit account holds only (i) RUS Grant Funds and (ii) additional funds required to be contributed by the Grantees under the RUS Grant and Security Agreement, such amount not to exceed 25% of the average aggregate amount of funds under clauses (i) and (ii) of this definition.

“Secured Agreement”, when used with respect to any Secured Obligation, refers collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a guarantor and/or rights of the holder with respect to such Secured Obligation.

“Secured Bond Obligations” means the obligations described in clause (b)(ii) of the definition of “Secured Obligations”.

“Secured Obligations” means (a) in the case of the Borrower, the Facility Obligations and (b) in the case of each other Lien Grantor, (i) its Facility Guarantee and (ii) only in the case of a Lien Grantor that is the issuer of the AC Holdings Bonds or one of its “Restricted Subsidiaries” (as defined in the AC Holdings Bonds), the obligations of AC Holdings with respect to the AC Holdings Bonds (including, in each case under the foregoing clauses (a) and (b), Post-Petition Interest).

“Secured Parties” means the holders from time to time of the Secured Obligations.

“Secured Party Requesting Notice” means, at any time, a Secured Party that has, at least five Business Days prior thereto, delivered to the Collateral Agent (with a copy to the Borrower) a written notice (i) stating that it holds one or more Secured Obligations and wishes to receive copies of the notices referred to in Section 33(e) and (ii) setting forth its address, facsimile number and e-mail address to which copies of such notices should be sent.

“Securities Account Control Agreement” means, when used with respect to a Securities Account required to subject to a Securities Account Control Agreement hereunder, a Securities Account Control Agreement in form and substance reasonably acceptable to the Collateral Agent, among the relevant Securities Intermediary, the relevant Lien Grantor and the Collateral Agent to the effect that, after receipt of a Notice of Exclusive Control by the Securities Intermediary and so long as no Exclusive Control Termination Notice has been delivered by the Collateral Agent to the Securities Intermediary, such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent with respect to such Securities Account without further consent by the relevant Lien Grantor.

“Security Agreement Supplement” means a Security Agreement Supplement, substantially in the form of Exhibit A, signed and delivered to the Collateral Agent for the purpose of adding a Subsidiary as a party hereto pursuant to Section 35 and/or adding additional property to the Collateral.

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“Security Documents” means this Agreement, the Security Agreement Supplements, the Deposit Account Control Agreements, the Issuer Control Agreements, the Securities Account Control Agreements, the Intellectual Property Security Agreements and all other agreements or instruments delivered pursuant this Agreement or Section 5.10 or 5.11 of the Credit Agreement.

“Trademark License” means any agreement now or hereafter in existence granting to any Lien Grantor, or pursuant to which any Lien Grantor grants to any other Person, any right to use any trademark, including any agreement identified in Schedule 1 to any Trademark Security Agreement.

“Trademarks” means: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, brand names, trade dress, prints and labels on which any of the foregoing have appeared or appear, and all other source or business identifiers, and all general intangibles of like nature, and the rights in any of the foregoing which arise under applicable law, (ii) the goodwill of the business symbolized thereby or associated with each of them, (iii) all registrations and applications in connection therewith, including registrations and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, including those described in Schedule 1 to any Trademark Security Agreement, (iv) all renewals of any of the foregoing, (v) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (vi) all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing, including damages and payments for past or future infringements thereof.

“Trademark Security Agreement” means a Trademark Security Agreement, substantially in the form of Exhibit D, executed and delivered by a Lien Grantor in favor of the Collateral Agent for the benefit of the Secured Parties.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unrestricted Collateral” means all Collateral other than Restricted Collateral.

(d) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and

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effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 18. Grant of Transaction Liens.

(a) The Borrower and each Guarantor listed on the signature pages hereof, in order to secure its Secured Obligations, (i) reaffirms the security interest granted pursuant to the Original Security Agreement (but, for the avoidance of doubt, excluding any security interest granted in the Contributed Assets) and (ii) hereby grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of its right, title and interest in the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property);

(vii) all Instruments;

(viii) all Inventory;

(ix) all Investment Property;

(x) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) pertaining to any Collateral;

(xi) ownership interests in (1) Collateral Accounts, (2) all Financial Assets credited to Collateral Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in Collateral Accounts from time to time and (4) all other money in the possession of the Collateral Agent; and

(xii) all Proceeds of the Collateral described in the foregoing clauses (i) through (xi);

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provided that the following property is excluded from the Collateral (and no Lien Grantor shall be deemed to have granted a security interest in): (A) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction; (B) voting Equity Interests in any Foreign Subsidiary in excess of 66% of all voting Equity Interests in such Foreign Subsidiary; (C) Equipment or Goods leased by any Lien Grantor under a lease that prohibits the granting of a Lien on such Equipment or Goods and any general intangibles or other rights arising under any contract, lease, health care insurance receivable, General Intangible, instrument, license or other document, in each such case if (but only to the extent that) the grant of a security interest therein would constitute or result in (x) the abandonment, invalidation or unenforceability of any right, title or interest of such Lien Grantor therein, (y) a violation of a valid and effective restriction in favor of a third party or under any law, regulation, permit, order or decree of any Governmental Authority, unless and until all required consents shall have been obtained or (z) the termination of (or any party thereto having a right to terminate) such contract, lease, health care insurance receivable, General Intangible, instrument, license or other document; (D) any “intent to use” trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such “intent to use” trademark application, or is prohibited, under applicable law; (E) any assets encumbered by liens permitted by Section 6.02(e), 6.02(m), 6.02(p) or 6.02(q) of the Credit Agreement; (F) Margin Stock; (G) Contributed Assets; (H) RUS Pledged Deposit Accounts; and (I) Notes Escrow Accounts.

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

(c) The Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Lien Grantor with respect to any of the Collateral or any transaction in connection therewith or constitute a “change of control” with respect to any Person for purposes of the Communications Act or any similar state law.

Section 19. General Representations and Warranties. Each Original Lien Grantor represents and warrants that:

(a) Such Lien Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in its Perfection Certificate (as supplemented by written notice to the Collateral Agent from time to time).

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(b) Schedule 1 lists all Equity Interests in Subsidiaries and Affiliates owned by such Lien Grantor as of the Sixth ARCA Effective Date. Except as set forth on Schedule 1, such Lien Grantor holds all such Equity Interests directly (i.e., not through a Subsidiary, a Securities Intermediary or any other Person).

(c) Schedule 2 lists, as of the Sixth ARCA Effective Date, (i) all Securities owned by such Lien Grantor (except Securities evidencing Equity Interests in Subsidiaries and Affiliates) and (ii) all Securities Accounts to which Financial Assets are credited in respect of which such Lien Grantor owns Security Entitlements having an individual average daily balance in excess of $15,000,000. Such Lien Grantor owns no Commodity Account in respect of which such Lien Grantor is the Commodity Customer.

(d) All Pledged Equity Interests owned by such Lien Grantor are owned by it free and clear of any Lien other than (i) the Transaction Liens, (ii) Liens permitted pursuant to clauses (c) and (d) of Section 6.02 and (iii) any inchoate tax liens. All shares of capital stock included in such Pledged Equity Interests (including shares of capital stock in respect of which such Lien Grantor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and (if applicable) non-assessable. None of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person.

(e) The Transaction Liens on all Collateral owned by such Lien Grantor (i) have been validly created, (ii) will have attached to each item of such Collateral as of the Sixth ARCA Effective Date (or, if such Lien Grantor first obtains rights thereto on a later date, will attach on such later date) and (iii) when so attached, will secure all such Lien Grantor’s Secured Obligations.

(f) Such Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the Original Closing Date (or on the effective date of such Lien Grantor’s Security Agreement Supplement, if applicable).

(g) When UCC financing statements describing the Collateral as “all personal property” or “all assets” have been filed in the offices specified for such Lien Grantor in the applicable Perfection Certificate (as supplemented by written notice to the Collateral Agent from time to time), the Transaction Liens will constitute perfected security interests in the Collateral owned by such Lien Grantor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. When, in addition to the filing of such UCC financing statements and except for any filings required under the laws of a jurisdiction outside the United States with respect to intellectual property, the applicable Intellectual Property Filings have been made with respect to such Lien Grantor’s Recordable Intellectual Property (including any future filings required pursuant to Section 20(a) and Section 21(a)), the Transaction Liens will constitute perfected security interests in all right, title and interest of such Lien Grantor in its Recordable Intellectual Property to the extent that security interests therein may be perfected by such filings, prior to all Liens and rights of others therein except Permitted Liens. Except for (i) the filing of such UCC financing statements and (ii) such Intellectual Property Filings, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of the Security Documents or is necessary for

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the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or (except with respect to the capital stock of any Regulated Subsidiary) for the enforcement of the Transaction Liens.

Section 20. Further Assurances; General Covenants. Each Lien Grantor covenants as follows:

(a) Subject to the other terms and conditions hereof, such Lien Grantor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing and any filing of financing or continuation statements under the UCC) that from time to time may be necessary, or that the Collateral Agent may reasonably request, in order to:

(i) create, preserve, perfect, confirm or validate the Transaction Liens on such Lien Grantor’s Collateral;

(ii) in the case of Pledged Deposit Accounts and Pledged Investment Property, cause the Collateral Agent to have Control thereof;

(iii) enable the Collateral Agent and the other Secured Parties to obtain the full benefits of the Security Documents; or

(iv) enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies with respect to any of such Lien Grantor’s Collateral.

To the extent permitted by applicable law, such Lien Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Lien Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Such Lien Grantor authorizes the Collateral Agent to use collateral descriptions such as “all personal property” or “all assets”, in each case “whether now owned or hereafter acquired”, words of similar import or any other description the Collateral Agent, in its sole discretion, so chooses in any such financing statements. Such Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement for filing or recording purposes. Such Lien Grantor appoints the Collateral Agent its attorney-in-fact to execute and file all Intellectual Property Filings and other filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until all the Transaction Liens granted by such Lien Grantor terminate pursuant to Section 34. The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.

(b) Such Lien Grantor will comply with Section 5.03 of the Credit Agreement with respect to any change in (i) its legal name, (ii) its jurisdiction of organization or other location (determined as provided in UCC Section 9-307) or the location of its chief executive office or principal place of business, (iii) its identity or form of organization or (iv) its federal Taxpayer Identification Number.

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(c) Such Lien Grantor will, promptly upon request, provide to the Collateral Agent all information and evidence concerning such Lien Grantor’s Collateral that the Collateral Agent may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.

(d) From time to time upon any reasonable request by the Collateral Agent after the occurrence and during the continuance of an Event of Default or in connection with any event described in Section 20(b), such Lien Grantor will, at the Borrower’s expense, cause to be delivered to the Secured Parties an Opinion of Counsel reasonably satisfactory to the Collateral Agent as to such matters relating to the transactions contemplated hereby as the Collateral Agent may reasonably request.

(e) As of the Sixth ARCA Effective Date, the Borrower will, at its expense, have caused aircraft mortgages in form and substance reasonably satisfactory to the Collateral Agent and otherwise in appropriate form for filing with the Federal Aviation Administration to be filed with the Federal Aviation Administration and cause the security interest created pursuant to such aircraft mortgages to be registered with the International Registry, and have taken all such other actions as may be necessary or reasonably requested by the Collateral Agent in order to create, perfect and record the Transaction Lien in the aircraft described on Schedule 4.

Section 21. Recordable Intellectual Property. Each Lien Grantor covenants as follows:

(a) As of the Sixth ARCA Effective Date (in the case of an Original Lien Grantor) or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will have signed and delivered (in the case of an Original Lien Grantor) or will sign and deliver (in the case of any other Lien Grantor) to the Collateral Agent Intellectual Property Security Agreements with respect to all Recordable Intellectual Property then owned by it. Within 30 days after the end of each Fiscal Year thereafter, it will sign and deliver to the Collateral Agent an appropriate Intellectual Property Security Agreement covering any Recordable Intellectual Property owned by it on such date that is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it. In each case, it will promptly make (or provide to the Collateral Agent all information required or reasonably requested by the Collateral Agent for it to make) all Intellectual Property Filings necessary to record the Transaction Liens on such Recordable Intellectual Property.

(b) Such Lien Grantor will notify the Collateral Agent promptly if it knows that any application or registration relating to any Recordable Intellectual Property owned or licensed by it may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any adverse determination or development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Lien Grantor’s ownership of such Recordable Intellectual Property, its right to register or patent the

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same, or its right to keep and maintain the same, in each case that would reasonably be expected to have a material impact on the overall value of all of the Collateral. If any of such Lien Grantor’s rights to any Recordable Intellectual Property are infringed, misappropriated or diluted by a third party and such infringement, misappropriation or dilution would reasonably be expected to have a material impact on the overall value of all of the Collateral, such Lien Grantor will notify the Collateral Agent within 30 days after it learns thereof and will, unless such Lien Grantor shall elect not to do so in its reasonable business judgment (including because it reasonably determines that such action would not be of sufficient value, economic or otherwise), promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and/or take such other actions as such Lien Grantor shall reasonably deem appropriate under the circumstances to protect such Recordable Intellectual Property.

Section 22. Investment Property. Each Lien Grantor represents, warrants and covenants as follows:

(a) Certificated Securities. As of the Sixth ARCA Effective Date (in the case of an Original Lien Grantor) or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will have delivered (in the case of an Original Lien Grantor) or will deliver (in the case of any other Lien Grantor) to the Collateral Agent as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Lien Grantor. Thereafter, whenever such Lien Grantor acquires any other certificate representing a Pledged Certificated Security, such Lien Grantor will immediately deliver such certificate to the Collateral Agent as Collateral hereunder. The provisions of this subsection are subject to the limitation in Section 6(j) in the case of voting Equity Interests in a Foreign Subsidiary.

(b) Uncertificated Securities. As of the Sixth ARCA Effective Date (in the case of an Original Lien Grantor) or on the date on which it signs and delivers its first Security Agreement Supplement (in the case of any other Lien Grantor), such Lien Grantor will have entered into (and will have caused the relevant issuer to enter into) (in the case of an Original Lien Grantor) or will enter into (and will cause the relevant issuer to enter into) (in the case of any other Lien Grantor) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Lien Grantor and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). Thereafter, whenever such Lien Grantor acquires any other Pledged Uncertificated Security, such Lien Grantor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such Issuer Control Agreement to the Collateral Agent (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 6(j) in the case of voting Equity Interests in a Foreign Subsidiary.

(c) Security Entitlements. As of the Sixth ARCA Effective Date, such Lien Grantor will, with respect to each Securities Account in respect of which it owns Securities Entitlements in excess of $15,000,000, have entered into (and will have caused the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which

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the underlying Financial Asset is credited and will have delivered such Securities Account Control Agreement to the Collateral Agent (which shall have entered into the same); provided the aggregate amount of Securities Entitlements in respect of Securities Accounts that are not Controlled Securities Accounts shall not at any time exceed $25,000,000 for all Lien Grantors.

(d) Perfection as to Certificated Securities. When such Lien Grantor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Agent, together with an effective endorsement (as defined in UCC Sections 8-102(a)(ii) and 8-107), including an appropriate stock power, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no Liens, other than Permitted Liens, and (ii) the Collateral Agent will have Control of such Pledged Certificated Security.

(e) Regulated Subsidiaries. If the Collateral includes any capital stock of a Regulated Subsidiary (other than a Regulated Subsidiary set forth on Schedule 3) that is not represented by certificates, if and to the extent such capital stock is represented by certificates after the Sixth ARCA Effective Date, the relevant Lien Grantor shall promptly upon receipt thereof deliver such certificates to the Collateral Agent. No Lien Grantor shall hold any capital stock of a Regulated Subsidiary in a Securities Account.

(f) Perfection as to Uncertificated Securities. When such Lien Grantor, the Collateral Agent and the issuer of any Pledged Uncertificated Security owned by such Lien Grantor enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no Liens, other than Permitted Liens, and (ii) the Collateral Agent will have Control of such Pledged Uncertificated Security.

(g) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by such Lien Grantor is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no Liens, other than Permitted Liens, and (ii) the Collateral Agent will have Control of such Security Entitlement.

(h) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements owned by such Lien Grantor, and all Securities Accounts to which the related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the United States.

(i) Delivery of Pledged Certificates. All Pledged Certificates, when delivered to the Collateral Agent, will be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent.

(j) Foreign Subsidiaries. A Lien Grantor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary if and to the extent (but only to the extent) that such voting Equity Interest is excluded from the Transaction Liens at such time pursuant to clause (B) of the proviso at the end of Section 18(a) and/or the comparable provisions of one or more Security Agreement Supplements.

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Section 23. Controlled Deposit Accounts. Each Lien Grantor represents, warrants and covenants as follows:

(a) All cash owned by such Lien Grantor and held in such Lien Grantor’s Deposit Accounts will be periodically transferred (in accordance with such Lien Grantor’s past practice, or more frequently as such Lien Grantor may reasonably determine) to one or more Controlled Deposit Accounts, provided that this Section 7(a) shall not apply to any cash held in a RUS Pledged Deposit Account that is required to be so held pursuant to the RUS Grant and Security Agreement or to any cash held in a Notes Escrow Account to the extent constituting Notes Escrowed Proceeds; provided further that the Deposit Account into which the “basis proceeds” in connection with the Spinoff are deposited shall not be required to be a Controlled Deposit Account until the date that is 60 days following the Sixth ARCA Effective Date (or such later date as agreed by the Collateral Agent in its discretion). Each Controlled Deposit Account will be operated as provided in Section 25.

(b) In respect of each Controlled Deposit Account, the Depository Bank’s jurisdiction (determined as provided in UCC Section 9-304) will at all times be a jurisdiction in which Article 9 of the Uniform Commercial Code is in effect.

(c) So long as the Collateral Agent has Control of a Controlled Deposit Account, the Transaction Lien on such Controlled Deposit Account will be perfected, subject to no Liens, except for (i) the Depository Bank’s right to deduct its normal operating charges and any uncollected funds previously credited thereto or as otherwise provided under applicable law and (ii) inchoate tax liens.

Section 24. Cash Collateral Accounts. (a) If and when required for purposes hereof, the Collateral Agent will establish with respect to each Lien Grantor an account (its “Cash Collateral Account”), in the name and under the exclusive control of the Collateral Agent, into which all amounts owned by such Lien Grantor that are to be deposited therein pursuant to the Loan Documents shall be deposited from time to time. Each Cash Collateral Account will be operated as provided in this Section and Section 25.

(b) The Collateral Agent shall deposit the following amounts, as and when received by it, in the Borrower’s Cash Collateral Account:

(i) each amount required by Section 2.04(j) of the Credit Agreement to be deposited therein to cover outstanding LC Reimbursement Obligations and any amounts deposited under Section 2.04(c) of the Credit Agreement; and

(ii) each amount realized or otherwise received by the Collateral Agent with respect to assets of the Borrower upon any exercise of remedies pursuant to any Security Document.

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(c) The Collateral Agent shall deposit in the Cash Collateral Account of each Lien Grantor (other than the Borrower) each amount realized or otherwise received by the Collateral Agent with respect to assets of such Lien Grantor upon any exercise of remedies pursuant to any Security Document.

(d) The Collateral Agent shall maintain such records and/or establish such sub-accounts as shall be required to enable it to identify the amounts held in each Cash Collateral Account from time to time pursuant to each clause of subsection (b) and subsection (c) above, as applicable.

(e) Unless (x) an Event of Default shall have occurred and be continuing and the Required Lenders shall have instructed the Collateral Agent to stop withdrawing amounts from the Cash Collateral Accounts pursuant to this subsection or (y) the maturity of the Loans shall have been accelerated pursuant to Article 7 of the Credit Agreement, any amount deposited pursuant to Section 2.04(j) of the Credit Agreement to cover outstanding LC Reimbursement Obligations shall be withdrawn and applied to pay such LC Reimbursement Obligations as they become due; provided that such amount (to the extent not theretofore so applied) shall be withdrawn and returned to the Borrower if and when permitted by said Section 2.04(j).

Section 25. Operation of Collateral Accounts. (a) [Reserved]

(b) Funds held in any Collateral Account may, until withdrawn, be invested and reinvested in such Cash Equivalents as the relevant Lien Grantor shall determine in its sole discretion; provided that, if (i) an Event of Default of the type described in paragraph (a), (b), (h) or (i) of Article 7 of the Credit Agreement shall have occurred and be continuing, or (ii) any other Event of Default shall have occurred and be continuing and an Enforcement Notice is in effect, the Collateral Agent may select such Cash Equivalents.

(c) With respect to each Collateral Account (except a Cash Collateral Account, as to which Section 24 applies), the Collateral Agent will instruct the relevant Securities Intermediary or Depository Bank that the relevant Lien Grantor may withdraw, or direct the disposition of, funds held therein unless and until the Collateral Agent delivers a Notice of Exclusive Control to such Depository Bank or Securities Intermediary, as the case may be; provided that the Collateral Agent will not deliver a Notice of Exclusive Control unless an Event of Default shall have occurred and be continuing; and provided further that, promptly following any request therefor from the applicable Lien Grantor after such Event of Default has been cured, waived, or otherwise ceases to exist, and so long as no other Event of Default shall have occurred and be continuing, the Collateral Agent shall deliver an Exclusive Control Termination Notice to the Depository Bank or Securities Intermediary, as the case may be.

(d) If an Event of Default shall have occurred and be continuing, the Collateral Agent may (i) retain, or instruct the relevant Securities Intermediary or Depository Bank to retain, all cash and investments then held in any Collateral Account, (ii) liquidate, or instruct the relevant Securities Intermediary or Depository Bank to liquidate, any or all investments held therein and/or (iii) withdraw any amounts held therein and apply such amounts as provided in Section 29.

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(e) If immediately available cash on deposit in any Collateral Account is not sufficient to make any distribution or withdrawal required or permitted to be made pursuant hereto, the Collateral Agent will cause to be liquidated, as promptly as practicable, such investments held in or credited to such Collateral Account as shall be required to obtain sufficient cash to make such distribution or withdrawal and, notwithstanding any other provision hereof, such distribution or withdrawal shall not be made until such liquidation has taken place.

Section 26. Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing, but subject to Section 12(e), the Collateral Agent may (and to the extent that action by it is required, the relevant Lien Grantor, if directed to do so by the Collateral Agent, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Collateral Agent or its nominee. Each Lien Grantor will take any and all actions reasonably requested by the Collateral Agent to facilitate compliance with this Section. If the provisions of this Section are implemented, Section 22(b) shall not thereafter apply to any Pledged Security that is registered in the name of the Collateral Agent or its nominee. The Collateral Agent will promptly give to the Borrower and the relevant Lien Grantor copies of any notices and other communications received by the Collateral Agent with respect to Pledged Securities registered in the name of the Collateral Agent or its nominee.

Section 27. Right to Vote Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Lien Grantors that their rights under this Section 11 are being suspended, each Lien Grantor will have the right to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Collateral Agent will, upon receiving a written request from such Lien Grantor, deliver to such Lien Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of the Collateral Agent or its nominee or any such Pledged Security Entitlement as to which the Collateral Agent or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance reasonably satisfactory to the Collateral Agent. Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Lien Grantors that their rights under this Section 11 are being suspended, the Collateral Agent will have no right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.

(b) Subject to Section 12(e), if an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Lien Grantors that their rights under this Section 11 are being suspended, the Collateral Agent will have the right to the

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extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Pledged Investment Property, the other Pledged Equity Interests (if any) and the Financial Assets underlying the Pledged Security Entitlements, with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof, and each Lien Grantor will take all such action as the Collateral Agent may reasonably request from time to time to give effect to such right; provided that the Collateral Agent shall have the right but not the obligation, from time to time, during the continuation of an Event of Default, to permit the Lien Grantors to exercise such rights.

(c) AFTER ANY AND ALL EVENTS OF DEFAULT HAVE BEEN CURED OR WAIVED, (I) EACH LIEN GRANTOR SHALL HAVE THE RIGHT TO EXERCISE THE VOTING, MANAGERIAL AND OTHER CONSENSUAL RIGHTS AND POWERS THAT IT WOULD OTHERWISE BE ENTITLED TO EXERCISE PURSUANT TO THE LOAN DOCUMENTS AND TO RECEIVE AND RETAIN THE PAYMENTS, PROCEEDS, DIVIDENDS, DISTRIBUTIONS, MONIES, COMPENSATION, PROPERTY, ASSETS, INSTRUMENTS OR RIGHTS THAT IT WOULD BE AUTHORIZED TO RECEIVE AND RETAIN PURSUANT TO THE LOAN DOCUMENTS; AND (II) PROMPTLY FOLLOWING ANY REQUEST THEREFOR FROM ANY LIEN GRANTOR AFTER SUCH CURE OR WAIVER, (A) THE COLLATERAL AGENT SHALL REPAY AND DELIVER TO EACH LIEN GRANTOR ALL CASH AND MONIES THAT SUCH LIEN GRANTOR IS ENTITLED TO RETAIN PURSUANT TO THE LOAN DOCUMENTS WHICH HAVE NOT BEEN APPLIED TO THE REPAYMENT OF THE SECURED OBLIGATIONS AND (B) AS APPLICABLE, THE COLLATERAL AGENT SHALL RESTORE THE RECORD OWNERSHIP OF ANY SUCH COLLATERAL TO EACH LIEN GRANTOR.

Section 28. Remedies. (a) If an Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect, the Collateral Agent may exercise (or cause its sub-agents to exercise) any or all of the remedies available to it (or to such sub-agents) under the Security Documents.

(b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect, the Collateral Agent may exercise on behalf of the Secured Parties all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) with respect to any Collateral and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, withdraw all cash held in the Collateral Accounts and apply such cash as provided in Section 29 and, if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell, lease, license or otherwise dispose of the Collateral or any part thereof. Notice of any such sale or other disposition shall be given to the relevant Lien Grantor(s) as required by Section 31.

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(c) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect:

(i) the Collateral Agent may license or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Pledged intellectual property (including any Pledged Recordable Intellectual Property) for such term or terms, on such conditions and in such manner as the Collateral Agent shall in its reasonable discretion determine; provided that such licenses or sublicenses do not conflict with any existing license of which the Collateral Agent shall have received a copy;

(ii) the Collateral Agent may (without assuming any obligation or liability thereunder), at any time and from time to time, in its sole and reasonable discretion, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Lien Grantor in, to and under any of its Pledged intellectual property and take or refrain from taking any action under any thereof, and each Lien Grantor releases the Collateral Agent and each other Secured Party from liability for, and agrees to hold the Collateral Agent and each other Secured Party free and harmless from and against any claims and expenses arising out of, any lawful action so taken or omitted to be taken with respect thereto, except for claims and expenses arising from the Collateral Agent’s or such Secured Party’s gross negligence, bad faith or willful misconduct; and

(iii) upon request by the Collateral Agent (which shall not be construed as implying any limitation on its rights or powers), each Lien Grantor will execute and deliver to the Collateral Agent a power of attorney, in form and substance reasonably satisfactory to the Collateral Agent, for the implementation of any sale, lease, license or other disposition of any of such Lien Grantor’s Pledged intellectual property or any action related thereto. In connection with any such disposition, but subject to any confidentiality restrictions imposed on such Lien Grantor in any license or similar agreement, such Lien Grantor will supply to the Collateral Agent its know-how and expertise relating to the relevant intellectual property or the products or services made or rendered in connection with such intellectual property, and its customer lists and other records relating to such intellectual property and to the distribution of said products or services.

(d) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, each Lien Grantor will, if requested to do so by the Collateral Agent, promptly notify (and such Lien Grantor authorizes the Collateral Agent so to notify) each account debtor in respect of any of its Accounts that such Accounts have been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Accounts are to be made directly to the Collateral Agent or its designee.

(e) Notwithstanding any other provision hereof or of any other Security Document, any enforcement of the Transaction Liens with respect to the shares of capital stock of any Regulated Subsidiary or with respect to any Regulatory Authorization shall be effected in accordance with the Communications Act, any applicable state law governing telecommunications, the terms of any Governmental Authorizations and any

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other applicable laws, rules and regulations. In particular, neither the Collateral Agent nor any other Secured Party shall enforce any of the Transaction Liens with respect to the shares of capital stock of any Regulated Subsidiary or with respect to any Regulatory Authorization if such enforcement would constitute or result in an assignment of such Regulatory Authorization or a change of control of such Regulated Subsidiary as to which the prior approval of such Governmental Authority is required (under then-current law), unless such approval has been obtained; provided that if any approval of any Governmental Authority is required for the enforcement of any Transaction Lien by the Collateral Agent, promptly upon the relevant Lien Grantor’s receipt of notice thereof, such Lien Grantor shall use its best efforts to obtain all such approvals.

Section 29. Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect, the Collateral Agent shall, in the discretion of the Collateral Agent, either hold as collateral for the Secured Obligations or at any time apply in whole or in part (i) any cash held in the Collateral Accounts and (ii) the proceeds of any sale or other disposition of all or any part of the Collateral, in the following order of priorities:

first, to pay the expenses of such sale or other disposition, including reasonable compensation to agents of and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection with the Security Documents, and any other amounts then due and payable to the Collateral Agent pursuant to Section 30 or pursuant to Section 9.03 of the Credit Agreement (other than contingent indemnification obligations as to which no claim shall have been asserted);

second, to pay the unpaid principal of the Secured Obligations and any breakage, termination or other payments due under Swap Agreements and Cash Management Agreements (including without limitation, but only to the extent of, any cash constituting, or proceeds of, Restricted Collateral, the Secured Bond Obligations secured thereby), ratably (or provide for the payment thereof pursuant to Section 29(b), including without limitation in respect of the aggregate undrawn amount of all outstanding Letters of Credit or the obligations to make payments under Swap Agreements that cannot be quantified at such time), until payment in full of the principal of all such Secured Obligations shall have been made (or so provided for);

third, to pay ratably all interest (including Post-Petition Interest) on the Secured Obligations (including without limitation, but only to the extent of, any cash constituting, or proceeds of, Restricted Collateral, the Secured Bond Obligations secured thereby), payable under the Credit Agreement and the AC Holdings Indenture, as applicable, until payment in full of all such interest and fees shall have been made;

fourth, to pay all other Secured Obligations ratably (or provide for the payment thereof pursuant to Section 29(b)), until payment in full of all such other Secured Obligations shall have been made (or so provided for); and

finally, to pay to the relevant Lien Grantor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;

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provided that Collateral owned by a Guarantor and any proceeds thereof shall be applied pursuant to the foregoing clauses first, second, third and fourth only to the extent permitted by the limitation in Section 2(h) of the Guarantee Agreement. The Collateral Agent may make such distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

(b) If at any time any portion of any monies collected or received by the Collateral Agent would, but for the provisions of this Section 29(b), be payable pursuant to Section 29(a) in respect of a Contingent Secured Obligation, the Collateral Agent shall not apply any monies to pay such Contingent Secured Obligation but instead shall request the holder thereof, at least 10 days before each proposed distribution hereunder, to notify the Collateral Agent as to the maximum amount of such Contingent Secured Obligation if then ascertainable (e.g., in the case of a letter of credit, the maximum amount available for subsequent drawings thereunder). If the holder of such Contingent Secured Obligation does not notify the Collateral Agent of the maximum ascertainable amount thereof at least two Business Days before such distribution, such holder will not be entitled to share in such distribution. If such holder does so notify the Collateral Agent as to the maximum ascertainable amount thereof, the Collateral Agent will allocate to such holder a portion of the monies to be distributed in such distribution, calculated as if such Contingent Secured Obligation were outstanding in such maximum ascertainable amount. However, the Collateral Agent will not apply such portion of such monies to pay such Contingent Secured Obligation, but instead will hold such monies or invest such monies in Cash Equivalents. All such monies and Cash Equivalents and all proceeds thereof will constitute Collateral hereunder, but will be subject to distribution in accordance with this Section 29(b) rather than Section 29(a). The Collateral Agent will hold all such monies and Cash Equivalents and the net proceeds thereof in trust until all or part of such Contingent Secured Obligation becomes a Non-Contingent Secured Obligation, whereupon the Collateral Agent at the request of the relevant Secured Party will apply the amount so held in trust to pay such Non-Contingent Secured Obligation; provided that, if the other Secured Obligations theretofore paid pursuant to the same clause of Section 29(a) (i.e., clause second or fourth) were not paid in full, the Collateral Agent will apply the amount so held in trust to pay the same percentage of such Non-Contingent Secured Obligation as the percentage of such other Secured Obligations theretofore paid pursuant to the same clause of Section 29(a). If (i) the holder of such Contingent Secured Obligation shall advise the Collateral Agent that no portion thereof remains in the category of a Contingent Secured Obligation and (ii) the Collateral Agent still holds any amount held in trust pursuant to this Section 29(b) in respect of such Contingent Secured Obligation (after paying all amounts payable pursuant to the preceding sentence with respect to any portions thereof that became Non-Contingent Secured Obligations), such remaining amount will be applied by the Collateral Agent in the order of priorities set forth in Section 29(a).

(c) In making the payments and allocations required by this Section, the Collateral Agent may rely upon information supplied to it pursuant to Section 33(c). All distributions made by the Collateral Agent pursuant to this Section shall be final (except in the event of manifest error) and the Collateral Agent shall have no duty to inquire as to the application by any Secured Party of any amount distributed to it.

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Section 30. Fees and Expenses; Indemnification. Each of the Lien Grantors agrees that Sections 2.16 and 9.03 of the Credit Agreement will apply, mutatis mutandis, with respect to the execution, delivery and performance of this Agreement, the Original Security Agreement and the other Security Documents (including in connection with any payments hereunder or thereunder), including without limitation any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Collateral Agent may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Collateral Agent of any of its rights or powers under the Security Documents.

Section 31. Authority to Administer Collateral. Each Lien Grantor irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of such Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect, all or any of the following powers with respect to all or any of such Lien Grantor’s Collateral:

(a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof, and

(d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Agent will give the relevant Lien Grantor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.

24

Section 32. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any sub-agent or bailee or any income therefrom or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any sub-agent or bailee selected by the Collateral Agent in good faith, except to the extent that such liability arises from the Collateral Agent’s gross negligence, bad faith or willful misconduct or from the Collateral Agent’s breach of its obligations under this Agreement or the Original Security Agreement.

Section 33. General Provisions Concerning the Collateral Agent.

(a) The provisions of Article 8 of the Credit Agreement shall inure to the benefit of the Collateral Agent, and shall be binding upon all Lien Grantors and all Secured Parties, in connection with this Agreement and the other Security Documents. Without limiting the generality of the foregoing, (i) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default (or any default or event of default under the AC Holdings Bonds) has occurred and is continuing and/or an Enforcement Notice is in effect, (ii) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Security Documents that the Collateral Agent is required in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02 of the Credit Agreement), and (iii) except as expressly set forth in the Loan Documents, the Collateral Agent shall not have any duty to disclose, and shall not be liable for any failure to disclose, any information relating to the Borrower that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be responsible for the existence, genuineness or value of any Collateral or for the validity, perfection, priority or enforceability of any Transaction Lien, whether impaired by operation of law or by reason of any action or omission to act on its part under the Security Documents. The Collateral Agent shall be deemed not to have knowledge of any Event of Default (or any default or event of default under the AC Holdings Bonds) unless and until an Enforcement Notice is given to the Collateral Agent by the Borrower or a Secured Party with respect thereto. Except for the obligation of the Collateral Agent to make distributions in respect of the Secured Bond Obligations under Section 13, none of the Lender Parties shall be under any fiduciary, contractual or other duty to any holder of Secured Bond Obligations or any trustee on any of their behalf.

25

(b) Sub-Agents and Related Parties. The Collateral Agent may perform any of its duties and exercise any of its rights and powers through one or more sub-agents appointed by it. The Collateral Agent and any such sub-agent may perform any of its duties and exercise any of its rights and powers through its Related Parties. The exculpatory provisions of Section 32 and this Section shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

(c) Information as to Secured Obligations and Actions by Secured Parties. For all purposes of the Security Documents, including determining the amounts of the Secured Obligations and whether a Secured Obligation is a Contingent Secured Obligation or not, or whether any action has been taken under any Secured Agreement, the Collateral Agent will be entitled to rely on information from (i) its own records for information as to the Lender Parties, their Secured Obligations and actions taken by them, (ii) any Secured Party for information as to its Secured Obligations and actions taken by it, to the extent that the Collateral Agent has not obtained such information from its own records, and (iii) the Borrower, to the extent that the Collateral Agent has not obtained information from the foregoing sources.

(d) Refusal to Act. The Collateral Agent may refuse to act on any notice, consent, direction or instruction from any Secured Parties or any agent, trustee or similar representative thereof that, in the Collateral Agent’s good faith opinion, (i) is contrary to law or the provisions of any Security Document, (ii) may expose the Collateral Agent to liability (unless the Collateral Agent shall have been indemnified, to its reasonable satisfaction, for such liability by the Secured Parties that gave such notice, consent, direction or instruction) or (iii) is unduly prejudicial to Secured Parties not joining in such notice, consent, direction or instruction.

(e) Copies of Certain Notices. Within two Business Days after it receives or sends any notice referred to in this subsection, the Collateral Agent shall send to the Lenders and each Secured Party Requesting Notice copies of any certificate designating additional obligations as Secured Obligations received by the Collateral Agent pursuant to Section 36 and any notice given by the Collateral Agent to any Lien Grantor, or received by it from any Lien Grantor, pursuant to Section 28, 29, 31 or 34.

Section 34. Termination of Transaction Liens; Release of Collateral. (a) The Transaction Liens granted by each Guarantor shall automatically terminate when its Facility Guarantee is released pursuant to the Guarantee Agreement, including upon a “Sale of such Guarantor” (as defined therein).

(b) The Transaction Liens granted by the Borrower shall automatically terminate when all the Release Conditions are satisfied.

(c) Upon any sale or other transfer by any Lien Grantor of any Collateral that is permitted under the Loan Documents, the Transaction Lien in such Collateral shall be automatically released.

(d) At any time before the Transaction Liens granted by the Borrower terminate, the Collateral Agent may, at the written request of the Borrower, (i) release any Collateral (but not all or substantially all the Collateral) with the prior written consent of the Required Lenders or (ii) release all or substantially all the Collateral with the prior written consent of all Lenders.

26

(e) Upon any termination of a Transaction Lien or release of Collateral pursuant to this Section 18, the Collateral Agent will promptly (without the vote or consent of any other Secured Party, in such capacity), at the expense of the relevant Lien Grantor, execute and deliver to such Lien Grantor such documents, and take such other actions, as such Lien Grantor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be. In connection with any such termination or release, the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any certificate of the Borrower or the applicable Lien Grantor.

Section 35. Additional Guarantors and Lien Grantors. Any Subsidiary may become a party hereto by signing and delivering to the Collateral Agent a Security Agreement Supplement, whereupon such Subsidiary shall become a “Guarantor” and a “Lien Grantor” as defined herein.

Section 36. Additional Secured Obligations. The Borrower may from time to time designate its obligations under any Cash Management Agreement or Swap Agreement, in each case with a Lender or an Affiliate of a Lender, as additional Facility Obligations for purposes of the Loan Documents by delivering to the Collateral Agent a certificate signed by a Financial Officer that (i) identifies such Cash Management Agreement or Swap Agreement, specifying the name and address of the other party thereto, the notional principal amount thereof and the expiration date thereof, and (ii) states that the Borrower’s obligations thereunder are designated as Facility Obligations for purposes of the Loan Documents.

Section 37. Notices. Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 9.01 of the Credit Agreement, and in the case of any such notice, request or other communication to a Lien Grantor other than the Borrower, shall be given to it in care of the Borrower.

Section 38. No Implied Waivers; Remedies Not Exclusive. No failure by the Collateral Agent or any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Secured Party of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.

Section 39. Successors and Assigns. This Agreement is for the benefit of the Collateral Agent and the Secured Parties. If all or any part of any Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred to a

27

permitted assignee, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on the Lien Grantors and the Collateral Agent and their respective successors and permitted assigns.

Section 40. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, with the consent of such Lenders as are required to consent thereto under Section 9.02 of the Credit Agreement and the Borrower. No such waiver, amendment or modification shall be binding upon any Lien Grantor, except with its written consent.

Section 41. Choice of Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

Section 42. Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURITY DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 43. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.

[Remainder of page intentionally blank]

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SCHEDULE 1

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES

OWNED BY ORIGINAL LIEN GRANTORS

(as of the Sixth ARCA Effective Date)

*	Denotes Guarantor.

Direct Wholly-Owned Subsidiaries of Windstream Services, LLC (100% ownership)

Subsidiary	Jurisdiction of Incorporation

Windstream Holding of the Midwest, Inc. (f/k/a ALLTEL Communication Holdings of the Midwest, Inc.)*	Nebraska

Windstream Accucomm Telecommunications, LLC (f/k/a Windstream Accucomm Telecommunications, Inc., f/k/a Accucomm Telecommunications, Inc.)	Georgia

Windstream Accucomm Networks, LLC (f/k/a Windstream Accucomm Networks, Inc., f/k/a Accucomm Networks, Inc.)	Georgia

Windstream Kentucky East, LLC (f/k/a Windstream Kentucky East, Inc., f/k/a Kentucky ALLTEL, Inc.)	Delaware

Windstream Communications, LLC (f/k/a Windstream Communications, Inc., f/k/a Alltel Holding Corporate Services, Inc.)	Delaware

Windstream Supply, LLC (f/k/a Windstream Supply, Inc., f/k/a ALLTEL Communications Products, Inc.)*	Ohio

Teleview, LLC (f/k/a Teleview, Inc.)*	Georgia

TriNet, LLC (f/k/a TriNet, Inc.)	Georgia

Windstream Alabama, LLC (f/k/a Windstream Alabama, Inc., f/k/a ALLTEL Alabama, Inc.) *	Alabama

Windstream Arkansas, LLC (f/k/a Windstream Arkansas, Inc., f/k/a ALLTEL Arkansas, Inc.)*	Delaware

Windstream North Carolina, LLC (f/k/a Windstream North Carolina, Inc., f/k/a ALLTEL Carolina, Inc.)	North Carolina

Windstream Florida, LLC (f/k/a Windstream Florida, Inc., f/k/a ALLTEL Florida, Inc.)	Florida

Windstream Kentucky West, LLC (f/k/a Windstream Kentucky West, Inc., f/k/a ALLTEL Kentucky, Inc.)	Kentucky

Windstream Mississippi, LLC (f/k/a Windstream Mississippi, Inc., f/k/a ALLTEL Mississippi, Inc.)	Mississippi

Windstream Missouri, LLC	Delaware

Oklahoma Windstream, LLC (f/k/a Oklahoma Windstream, Inc., f/k/a Oklahoma ALLTEL, Inc.)*	Oklahoma

Windstream New York, Inc. (f/k/a ALLTEL New York, Inc.)	New York

S-1-1

Subsidiary	Jurisdiction of Incorporation

Windstream Ohio, LLC (f/k/a Windstream Ohio, Inc., f/k/a ALLTEL Ohio, Inc.)	Ohio

Windstream Oklahoma, LLC (f/k/a Windstream Oklahoma, Inc., f/k/a ALLTEL Oklahoma, Inc.)*	Delaware

Windstream Pennsylvania, LLC (f/k/a Windstream Pennsylvania, Inc., f/k/a ALLTEL Pennsylvania, Inc.)	Pennsylvania

Windstream South Carolina, LLC (f/k/a Windstream South Carolina, Inc., f/k/a ALLTEL South Carolina, Inc.)*	South Carolina

Windstream Western Reserve, LLC (f/k/a Windstream Western Reserve, Inc., f/k/a The Western Reserve Telephone Company)	Ohio

Windstream Standard, LLC (f/k/a Windstream Standard, Inc., f/k/a Standard Telephone Company)	Georgia

Windstream Georgia Telephone, LLC (f/k/a Windstream Georgia Telephone Inc., f/k/a Georgia Telephone Corporation)	Georgia

Windstream Georgia Communications, LLC (f/k/a Windstream Georgia Communications Corp., f/k/a ALLTEL Georgia Communications Corp.)	Georgia

Georgia Windstream, LLC (f/k/a Georgia Windstream, Inc., f/k/a Georgia ALLTEL Telecom, Inc.)	Michigan

Windstream Georgia, LLC (f/k/a Windstream Georgia, Inc., f/k/a ALLTEL Georgia, Inc.)	Georgia

Texas Windstream, LLC (f/k/a Texas Windstream, Inc., f/k/a Texas ALLTEL, Inc.)*	Texas

Windstream Sugar Land, LLC (f/k/a Windstream Sugar Land, Inc., f/k/a Sugar Land Telephone Company)*	Texas

Windstream Iowa Communications, LLC*	Delaware

Valor Telecommunications of Texas, LLC*	Delaware

Windstream Southwest Long Distance, LLC*	Delaware

Southwest Enhanced Network Services, LLC*	Delaware

Windstream Lexcom Communications, LLC	North Carolina

Windstream Kerrville Long Distance, LLC*	Texas

Windstream Communications Kerrville, LLC*	Texas

Windstream Communications Telecom, LLC*	Texas

BOB, LLC	Illinois

D&E Communications, LLC*	Delaware

Equity Leasing, Inc.*	Nevada

PAETEC Holding, LLC	Delaware

Progress Place Realty Holding Company, LLC*	North Carolina

WaveTel NC License Corporation	Delaware

S-1-2

Subsidiary	Jurisdiction of Incorporation

Windstream CTC Internet Services, Inc.*	North Carolina

Windstream Intellectual Property Services, Inc.*	Delaware

Windstream KDL, LLC	Kentucky

Windstream Leasing, LLC*	Delaware

Windstream NuVox, LLC	Delaware

Windstream NuVox Arkansas, LLC*	Delaware

Windstream NuVox Illinois, LLC*	Delaware

Windstream NuVox Indiana, LLC*	Delaware

Windstream NuVox Kansas, LLC*	Delaware

Windstream Missouri, LLC	Delaware

Windstream NuVox Ohio, LLC	Delaware

Windstream NuVox Oklahoma, LLC*	Delaware

Windstream NTI, LLC	Wisconsin

Windstream Norlight, LLC	Kentucky

Windstream Hosted Solutions, LLC*	Delaware

Windstream Finance Corp.*	Delaware

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC
Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

Windstream Systems of the Midwest, Inc. (f/k/a ALLTEL Systems of the Midwest, Inc.)	Windstream Holding of the Midwest, Inc.	Nebraska

Windstream of the Midwest, Inc. (f/k/a ALLTEL Communications of the Midwest, Inc.)	Windstream Holding of the Midwest, Inc.	Nebraska

Windstream Network Services of the Midwest, Inc. (f/k/a ALLTEL Network Services of the Midwest, Inc.)*	Windstream Holding of the Midwest, Inc.	Nebraska

Windstream Nebraska, Inc. (f/k/a Alltel Nebraska, Inc.)	Windstream Holding of the Midwest, Inc.	Delaware

Windstream Lexcom Entertainment, LLC*	Windstream Lexcom Communications, LLC	North Carolina

Windstream Lexcom Long Distance, LLC*	Windstream Lexcom Communications, LLC	North Carolina

Windstream Lexcom Wireless, LLC*	Windstream Lexcom Communications, LLC	North Carolina

S-1-3

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC
Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

Norlight Telecommunications of Virginia, LLC*	Windstream NTI, LLC	Virginia

Cinergy Communications Company of Virginia, LLC*	Windstream Norlight, LLC	Virginia

Hosted Solutions Charlotte, LLC*	Windstream Hosted Solutions, LLC	Delaware

Hosted Solutions Raleigh, LLC*	Windstream Hosted Solutions, LLC	Delaware

Windstream D&E, Inc.	D&E Communications, LLC	Pennsylvania

D&E Wireless, Inc.	D&E Communications, LLC	Pennsylvania

D&E Networks, Inc.*	D&E Communications, LLC	Pennsylvania

Windstream D&E Systems, LLC	D&E Communications, LLC	Delaware

Conestoga Enterprises, Inc.*	D&E Communications, LLC	Pennsylvania

D&E Management Services, Inc.*	Windstream D&E, Inc.	Nevada

PCS Licenses, Inc.*	D&E Wireless, Inc.	Nevada

Infocore, Inc.	Conestoga Enterprises, Inc.	Pennsylvania

Windstream Conestoga, Inc.	Conestoga Enterprises, Inc.	Pennsylvania

Conestoga Wireless Company	Conestoga Enterprises, Inc.	Pennsylvania

Windstream Buffalo Valley, Inc.	Conestoga Enterprises, Inc.	Pennsylvania

Conestoga Management Services, Inc.*	Windstream Conestoga, Inc.	Delaware

Buffalo Valley Management Services, Inc.*	Windstream Buffalo Valley, Inc.	Delaware

Heart of the Lakes Cable Systems, Inc.*	Windstream Iowa Communications, LLC	Minnesota

IWA Services, LLC*	Windstream Iowa Communications, LLC	Iowa

Windstream Baker Solutions, Inc.*	Windstream Iowa Communications, LLC	Iowa

Iowa Telecom Technologies, LLC*	Windstream Iowa Communications, LLC	Iowa

Iowa Telecom Data Services, L.C.*	Windstream Iowa Communications, LLC	Iowa

Windstream Lakedale, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Windstream Montezuma, LLC*	Windstream Iowa Communications, LLC	Iowa

S-1-4

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC
Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

WIN Sales & Leasing, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Windstream Iowa-Comm, LLC*	Windstream Iowa Communications, LLC	Iowa

Windstream Lakedale Link, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Windstream NorthStar, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream EN-TEL, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream SHAL Networks, Inc.*	Windstream Iowa Communications, LLC	Minnesota

Windstream SHAL, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream Direct, LLC*	Windstream Iowa Communications, LLC	Minnesota

Windstream IT-Comm, LLC	Windstream Iowa-Comm, LLC	Iowa

Birmingham Data Link, LLC	Windstream KDL, LLC	Alabama

Windstream KDL-VA, LLC*	Windstream KDL, LLC	Virginia

KDL Holdings, LLC*	Windstream KDL, LLC	Delaware

Nashville Data Link, LLC	Windstream KDL, LLC	Tennessee

MPX, Inc.	PAETEC Holding, LLC	Delaware

PAETEC, LLC	PAETEC Holding, LLC	Delaware

Allworx Corp.	PAETEC Holding, LLC	Delaware

PaeTec Communications of Virginia, LLC	PAETEC, LLC	Virginia

PaeTec Communications, LLC	PAETEC, LLC	Delaware

PAETEC Realty, LLC	PAETEC, LLC	New York

Windstream Cavalier, LLC	PAETEC, LLC	Delaware

XETA Technologies, Inc.	PAETEC, LLC	Oklahoma

RevChain Solutions, LLC (this entity has a foreign presence as RevChain Solutions, LLC Sucursal Columbia)	PAETEC, LLC	Delaware

US LEC Communications, LLC	PAETEC, LLC	North Carolina

McLeodUSA Telecommunications Services, L.L.C.	PAETEC, LLC	Iowa

S-1-5

Indirect Wholly-Owned Subsidiaries of Windstream Services, LLC
Subsidiary	Direct Parent Company (100% ownership)	Subsidiary Jurisdiction of Incorporation

McLeodUSA Information Services, LLC	PAETEC, LLC	Delaware

US LEC of Florida, LLC	PAETEC, LLC	North Carolina

US LEC of Georgia, LLC	PAETEC, LLC	Delaware

US LEC of South Carolina, LLC	PAETEC, LLC	Delaware

US LEC of Tennessee, LLC	PAETEC, LLC	Delaware

US LEC of Alabama, LLC	PAETEC, LLC	North Carolina

US LEC of Maryland, LLC	PAETEC, LLC	North Carolina

US LEC of North Carolina, LLC	PAETEC, LLC	North Carolina

US LEC of Pennsylvania, LLC	PAETEC, LLC	North Carolina

US LEC of Virginia, LLC	PAETEC, LLC	Delaware

PAETEC iTel, L.L.C.	US LEC Communications, LLC	North Carolina

McLeodUSA Purchasing, L.L.C.	McLeodUSA Telecommunications Services, L.L.C.	Iowa

Cavalier Telephone, L.L.C.	Windstream Cavalier, LLC	Virginia

Talk America of Virginia, LLC	Windstream Cavalier, LLC	Virginia

Talk America, LLC	Windstream Cavalier, LLC	Delaware

The Other Phone Company, LLC	Windstream Cavalier, LLC	Florida

Cavalier Services, LLC	Windstream Cavalier, LLC	Delaware

Cavalier IP TV, LLC	Windstream Cavalier, LLC	Delaware

SM Holdings, LLC (this entity has a foreign presence as RPK (B.V.A.) Limited in the British Virgin Islands	Windstream Cavalier, LLC	Delaware

Intellifiber Networks, LLC	Windstream Cavalier, LLC	Virginia

Cavalier Telephone Mid-Atlantic, L.L.C.	Cavalier Telephone, L.L.C.	Delaware

LDMI Telecommunications, LLC	Talk America, LLC	Michigan

Network Telephone, LLC	Talk America, LLC	Florida

S-1-6

SCHEDULE 2

INVESTMENT PROPERTY

(other than Equity Interests in Subsidiaries and Affiliates)

OWNED BY ORIGINAL LIEN GRANTORS

(as of the Effective Date)

PART 1 — Securities

None.

PART 2 — Securities Accounts

The Original Lien Grantors own Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:9

None.

[9]	If any such Securities Account holds material long-term investments and is not a trading account, more detailed information as to such investments could appropriately be required to be disclosed in this Schedule.

S-2-1

SCHEDULE 3

REGULATED SUBSIDIARIES

Each subsidiary listed in Schedule 1 that is not denoted as a Guarantor is incorporated by reference into this Schedule 3.

S-3-1

SCHEDULE 4

DESCRIPTION OF AIRCRAFT

One (1) Cessna model 560XL airframe bearing manufacturer’s serial number 560-5239 and U.S. Registration No. N626AT and two (2) Pratt & Whitney of Canada model PW545A aircraft engines bearing manufacturer’s serial numbers PCE-DB0492 and PCE-DB0493 (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof).

One (1) 2004 Cessna model Citation XLS airframe bearing manufacturer’s serial number 560-5531 and U.S. Registration No. N748W and two (2) Pratt & Whitney model PW545B aircraft engines bearing manufacturer’s serial numbers DD0063 and DD0062.

S-4-1

EXHIBIT A

to Amended and Restated Security Agreement

SECURITY AGREEMENT SUPPLEMENT

SECURITY AGREEMENT SUPPLEMENT dated as of             ,         , between [NAME OF LIEN GRANTOR] (the “Lien Grantor”) and JPMORGAN CHASE BANK, N.A., as Collateral Agent (the “Collateral Agent”).

WHEREAS, Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.) (the “Borrower”), the Guarantors party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent, are parties to the Amended and Restated Security Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as heretofore amended and/or supplemented, the “Security Agreement”) under which the Borrower and the Guarantors secure certain of their respective obligations (the “Secured Obligations”);

WHEREAS, [Name of Lien Grantor] [desires to become] [is] a party to the Security Agreement as a Lien Grantor thereunder;1 and

WHEREAS, terms defined in the Security Agreement (or whose definitions are incorporated by reference in Section 17 of the Security Agreement) and not otherwise defined herein have, as used herein, the respective meanings provided for therein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Transaction Liens. (a) In order to secure its Secured Obligations, the Lien Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of its right, title and interest in the following property of the Lien Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

[describe property being added to the Collateral]2

(b) With respect to each right to payment or performance included in the Collateral from time to time, the Transaction Lien granted therein includes a continuing security interest in (i) any Supporting Obligation that supports such payment or performance and (ii) any Lien that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation.

[1]	If the Lien Grantor is the Borrower, delete this recital.
[2]	If the Lien Grantor is not already a party to the Security Agreement, clauses (i) through (xii) of, and the proviso to, Section 2(a) of the Security Agreement (modified to replace references to “Original Lien Grantor” with the Lien Grantor) may be appropriate.

(c) The foregoing Transaction Liens are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Lien Grantor with respect to any of the New Collateral or any transaction in connection therewith or constitute a “change of control” with respect to any Person for purposes of the Communications Act of 1934, as amended, or any similar state law.

2. Delivery of Collateral. Concurrently with delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor is complying with the provisions of Section 22 of the Security Agreement with respect to Investment Property, in each case if and to the extent included in the New Collateral at such time.

3. Party to Security Agreement. Upon executing and delivering this Security Agreement Supplement to the Collateral Agent, the Lien Grantor will become a party to the Security Agreement and will thereafter have all the rights and obligations of a Lien Grantor thereunder and be bound by all the provisions thereof as fully as if the Lien Grantor were one of the original parties thereto.3 The Lien Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of the Lien Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Security Agreement Supplement. The Lien Grantor authorizes the Collateral Agent to use collateral descriptions such as “all personal property” or “all assets”, in each case “whether now owned or hereafter acquired”, words of similar import or any other description the Collateral Agent, in its sole discretion, so chooses in any such financing statements. The Lien Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Security Agreement Supplement or of a financing statement is sufficient as a financing statement for filing and recording purposes.

4. Representations and Warranties. (a) The Lien Grantor is duly organized, validly existing and in good standing under the laws of [jurisdiction of organization].

(a) The Lien Grantor has delivered a Perfection Certificate to the Collateral Agent. The information set forth therein is correct and complete as of the date hereof.

(b) The execution and delivery of this Security Agreement Supplement by the Lien Grantor and the performance by it of its obligations under the Security Agreement as supplemented hereby are within its corporate or other powers, have been duly authorized by all necessary corporate or other action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents, or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien (except a Transaction Lien) on any of its assets.

[3]	Delete Section 3 if the Lien Grantor is already a party to the Security Agreement.

(c) The Security Agreement as supplemented hereby constitutes a valid and binding agreement of the Lien Grantor, enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.

(d) Each of the representations and warranties set forth in Sections 19 through 26 of the Security Agreement is true as applied to the Lien Grantor and the New Collateral. For purposes of the foregoing sentence, references in said Sections to a “Lien Grantor” shall be deemed to refer to the Lien Grantor, references to Schedules to the Security Agreement shall be deemed to refer to the corresponding Schedules to this Security Agreement Supplement, references to “Collateral” shall be deemed to refer to the New Collateral, and references to the “Sixth ARCA Effective Date” shall be deemed to refer to the date on which the Lien Grantor signs and delivers this Security Agreement Supplement.

5. [Compliance with Foreign Law. The Lien Grantor represents that it has taken, and agrees that it will continue to take, all actions required under the laws (including the conflict of laws rules) of its jurisdiction of organization to ensure that the Transaction Liens on the New Collateral rank prior to all Liens and rights of others therein.4]

6. Governing Law. This Security Agreement Supplement shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

[4]	Include Section 5 if the Lien Grantor is organized under the laws of a jurisdiction outside the United States.

Schedule 1

to Security Agreement

Supplement

EQUITY INTERESTS IN SUBSIDIARIES AND AFFILIATES

OWNED BY LIEN GRANTOR

Issuer	Jurisdiction of Organization	Percentage Owned	Number of Shares or Units

Schedule 2

to Security Agreement

Supplement

INVESTMENT PROPERTY

(other than Equity Interests in Subsidiaries and Affiliates)

OWNED BY LIEN GRANTOR

PART 1 — Securities

Issuer	Jurisdiction of Organization	Amount Owned	Type of Security

PART 2 — Securities Accounts

The Lien Grantor owns Security Entitlements with respect to Financial Assets credited to the following Securities Accounts:1

Securities Intermediary	Account Number

[1]	If any such Securities Account holds material long-term investments and is not a trading account, more detailed information as to such investments could appropriately be required to be disclosed in this Schedule.

Schedule 3

to Security Agreement

Supplement

REGULATED SUBSIDIARIES

Schedule 4

to Security Agreement

Supplement

DESCRIPTION OF AIRCRAFT

EXHIBIT B

to Amended and Restated Security Agreement

COPYRIGHT SECURITY AGREEMENT

(Copyrights, Copyright Registrations, Copyright

Applications and Copyright Licenses)

WHEREAS, [NAME OF LIEN GRANTOR], a                     corporation1 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Copyright Collateral (as defined below);

WHEREAS, Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.) (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, are parties to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Amended and Restated Security Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrower, the Guarantors party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), the Lien Grantor has secured certain of its obligations (its “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest (the “Transaction Liens”) in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Copyright Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure its Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following to the extent it constitutes Collateral (including giving effect to the proviso in Section 2(a) thereof) (all of the following items or types of Collateral being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Copyright owned by the Lien Grantor, including, without limitation, each Copyright registration or application therefor referred to in Schedule 1 hereto;

(ii) each Copyright License to which the Lien Grantor is a party, including, without limitation, each Copyright License identified in Schedule 1 hereto; and

(iii) all Proceeds of the foregoing.

[1]	Modify as needed if the Lien Grantor is not a corporation.

The Lien Grantor irrevocably appoints the Grantee its true and lawful attorney, with full power of substitution, in the name of the Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while any Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect, all or any of the powers provided for in Section 15 of the Security Agreement with respect to all or any of the Copyright Collateral.

The foregoing security interest has been granted under the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict between the Security Agreement and this Copyright Security Agreement, the terms of the Security Agreement shall control.

Upon termination of the Transaction Liens in the Copyright Collateral pursuant to the Security Agreement, the security interests granted hereby shall automatically terminate and be released, and the Grantee will, at the expense of the Lien Grantor, execute and deliver to the Lien Grantor such documents, and take such other actions, as the Lien Grantor shall reasonably request to evidence the termination of the security interests granted hereby.

Capitalized terms used but not defined herein but defined in the Security Agreement are used herein with the respective meanings provided for therein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of             ,         .

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

I,                     , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                     ,                      of [NAME OF LIEN GRANTOR] (the “Company”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                     , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this      day of             ,         .

[Seal]

Signature of notary public
My Commission expires

Schedule 1

to Copyright

Security Agreement

[NAME OF LIEN GRANTOR]

COPYRIGHT REGISTRATIONS

Registration No.	Registration Date	Title	Expiration Date

COPYRIGHT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

COPYRIGHT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT C

to Amended and Restated Security Agreement

PATENT SECURITY AGREEMENT

(Patents, Patent Applications and Patent Licenses)

WHEREAS, [NAME OF LIEN GRANTOR], a                      corporation1 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Patent Collateral (as defined below);

WHEREAS, Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.) (the “Borrower”), the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, are parties to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Amended and Restated Security Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrower, the Guarantors party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), the Lien Grantor has secured certain of its obligations (its “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest (the “Transaction Liens”) in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Patent Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure its Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following to the extent it constitutes Collateral (including giving effect to the proviso in Section 2(a) thereof) (all of the following items or types of Collateral being herein collectively referred to as the “Patent Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Patent owned by the Lien Grantor, including, without limitation, each Patent referred to in Schedule 1 hereto;

(ii) each Patent License to which the Lien Grantor is a party, including, without limitation, each Patent License identified in Schedule 1 hereto; and

(iii) all Proceeds of the foregoing.

[1]	Modify as needed if the Lien Grantor is not a corporation.

The Lien Grantor irrevocably appoints the Grantee its true and lawful attorney, with full power of substitution, in the name of the Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while any Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect, all or any of the powers provided for in Section 15 of the Security Agreement with respect to all or any of the Patent Collateral.

The foregoing security interest has been granted under the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict between the Security Agreement and this Patent Security Agreement, the terms of the Security Agreement shall control.

Upon termination of the Transaction Liens in the Patent Collateral pursuant to the Security Agreement, the security interests granted hereby shall automatically terminate and be released, and the Grantee will, at the expense of the Lien Grantor, execute and deliver to the Lien Grantor such documents, and take such other actions, as the Lien Grantor shall reasonably request to evidence the termination of the security interests granted hereby.

Capitalized terms used but not defined herein but defined in the Security Agreement are used herein with the respective meanings provided for therein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Patent Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of             ,     .

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

I,                     , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                     ,                      of [NAME OF LIEN GRANTOR] (the “Company”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                     , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this      day of             ,         .

[Seal]

Signature of notary public
My Commission expires

Schedule 1

to Patent

Security Agreement

[NAME OF LIEN GRANTOR]

PATENTS AND DESIGN PATENTS

Patent No.	Issued	Expiration	Country	Title

PATENT APPLICATIONS

Case No.	Serial No.	Country	Date	Filing Title

PATENT LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

EXHIBIT D

to Amended and Restated Security Agreement

TRADEMARK SECURITY AGREEMENT

(Trademarks, Trademark Registrations, Trademark

Applications and Trademark Licenses)

WHEREAS, [NAME OF LIEN GRANTOR], a                      corporation1 (herein referred to as the “Lien Grantor”) owns, or in the case of licenses is a party to, the Trademark Collateral (as defined below);

WHEREAS, Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.) (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, are parties to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended from time to time, the “Credit Agreement”); and

WHEREAS, pursuant to the Amended and Restated Security Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 (as amended and/or supplemented from time to time, the “Security Agreement”) among the Borrower, the Guarantors party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent for the Secured Parties referred to therein (in such capacity, together with its successors in such capacity, the “Grantee”), the Lien Grantor has secured certain of its obligations (its “Secured Obligations”) by granting to the Grantee for the benefit of such Secured Parties a continuing security interest (the “Transaction Liens”) in personal property of the Lien Grantor, including all right, title and interest of the Lien Grantor in, to and under the Trademark Collateral (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lien Grantor grants to the Grantee, to secure its Secured Obligations, a continuing security interest in all of the Lien Grantor’s right, title and interest in, to and under the following to the extent it constitutes Collateral (including giving effect to the proviso in Section 2(a) thereof) (all of the following items or types of Collateral being herein collectively referred to as the “Trademark Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each Trademark owned by the Lien Grantor, including, without limitation, each Trademark registration and application referred to in Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark;

(ii) each Trademark License to which the Lien Grantor is a party, including, without limitation, each Trademark License identified in

[1]	Modify as needed if the Lien Grantor is not a corporation.

D-1

Schedule 1 hereto, and all of the goodwill of the business connected with the use of, or symbolized by, each Trademark licensed pursuant thereto; and

(iii) all Proceeds of the foregoing.

The Lien Grantor irrevocably appoints the Grantee its true and lawful attorney, with full power of substitution, in the name of the Lien Grantor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while any Event of Default shall have occurred and be continuing and/or an Enforcement Notice is in effect, all or any of the powers provided for in Section 15 of the Security Agreement with respect to all or any of the Trademark Collateral.

The foregoing security interest has been granted under the Security Agreement. The Lien Grantor acknowledges and affirms that the rights and remedies of the Grantee with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event of a conflict between the Security Agreement and this Trademark Security Agreement, the terms of the Security Agreement shall control.

Upon termination of the Transaction Liens in the Trademark Collateral pursuant to the Security Agreement, the security interests granted hereby shall automatically terminate and be released, and the Grantee will, at the expense of the Lien Grantor, execute and deliver to the Lien Grantor such documents, and take such other actions, as the Lien Grantor shall reasonably request to evidence the termination of the security interests granted hereby.

Capitalized terms used but not defined herein but defined in the Security Agreement are used herein with the respective meanings provided for therein.

IN WITNESS WHEREOF, the Lien Grantor has caused this Trademark Security Agreement to be duly executed by its officer thereunto duly authorized as of the      day of             ,         .

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

D-2

Acknowledged:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

D-3

STATE OF	)
) ss.:
COUNTY OF	)

I,                     , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that                     ,                      of [NAME OF LIEN GRANTOR] (the “Company”), personally known to me to be the same person whose name is subscribed to the foregoing instrument as such                     , appeared before me this day in person and acknowledged that (s)he signed, executed and delivered the said instrument as her/his own free and voluntary act and as the free and voluntary act of said Company, for the uses and purposes therein set forth being duly authorized so to do.

GIVEN under my hand and Notarial Seal this      day of             ,         .

[Seal]

Signature of notary public
My Commission expires

D-4

Schedule 1

to Trademark

Security Agreement

[NAME OF LIEN GRANTOR]

U.S. TRADEMARK REGISTRATIONS

TRADEMARK	REG. NO.	REG. DATE

U.S. TRADEMARK APPLICATIONS

TRADEMARK	REG. NO.	REG. DATE

TRADEMARK LICENSES

Name of Agreement	Parties Licensor/Licensee	Date of Agreement	Subject Matter

D-5

EXHIBIT E

to Amended and Restated Security Agreement

PERFECTION CERTIFICATE

The undersigned is a duly authorized officer of [NAME OF LIEN GRANTOR] (the “Lien Grantor”). With reference to the Amended and Restated Security Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 among Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.), the Guarantors party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent (terms defined therein being used herein as therein defined), the undersigned certifies to the Collateral Agent and each other Secured Party as follows:

A.	Information Required for Filings and Searches for Prior Filings.

1. Jurisdiction of Organization. The Lien Grantor is a corporation2 organized under the laws of             .

2. Name. The exact legal name of the Lien Grantor as it appears in its [certificate of incorporation] is as follows:

3. Prior Names. (a) Set forth below is each other legal name that the Lien Grantor has had since its organization, together with the date of the relevant change:

(b) Except as set forth in Schedule 1 hereto, the Lien Grantor has not changed its structure3 in any way within the past five years.

(c) None of the Lien Grantor’s Collateral was acquired from another Person within the past five years, except

(i) property sold to the Lien Grantor by another Person in the ordinary course of such other Person’s business;

(ii) property with respect to which the Transaction Liens are to be perfected by taking possession or control thereof;

[2]	Modify as needed if the Lien Grantor is not a corporation.
[3]	Changes in structure would include mergers and consolidations, as well as any change in the Lien Grantor’s form of organization. If any such change has occurred, include in Schedule the information required by Part A of this certificate as to each constituent party to a merger or consolidation and any other predecessor organization.

(iii) property acquired in transactions described in Schedule 2 hereto; and

(iv) other property having an aggregate fair market value not exceeding $        .

4. Filing Office. In order to perfect the Transaction Liens granted by the Lien Grantor, a duly completed financing statement on Form UCC-1, with the collateral described as set forth on Schedule 3 hereto, should be on file in the office of              in             5

B.	Additional Information Required for Lien Searches.

1. Current Locations. (a) The chief executive office of the Lien Grantor is located at the following address:

Mailing Address	County	State

The Lien Grantor [does] [does not] have a place of business in another county of the State listed above.

(b) The following are all places of business of the Lien Grantor not identified above:

Mailing Address	County	State

(c) The following are all locations not identified above where the Lien Grantor maintains any Inventory:

Mailing Address	County	State

(d) The following are the names and addresses of all Persons (other than the Lien Grantor) that have possession of any of the Lien Grantor’s Inventory:

Mailing Address	County	State

[5]	Insert Lien Grantor’s “location” determined as provided in UCC Section 9-307.

2. Prior Locations. (a) Set forth below is the information required by paragraphs (a) and (b) of Part B–1 above with respect to each other location or place of business maintained by the Lien Grantor at any time during the past five years:

(b) Set forth below is the information required by paragraphs (c) and (d) of Part B–1 above with respect to each other location or bailee where or with whom any of the Lien Grantor’s Inventory has been lodged at any time during the past four months:

C.	Search Reports.

Attached hereto as Schedule 4A is a true copy of a file search report from the central UCC filing office in each jurisdiction identified in Part A–4 and Part B above with respect to each name set forth in Part A–2 and Part A–3 above (searches in local filing offices, if any, are not required). Attached hereto as Schedule      is a true copy of each financing statement or other filing identified in such file search reports.

D.	UCC Filings.

Attached hereto as Schedule 5A is a schedule setting forth filing information with respect to the filings referred to in Part A–4 and Part B above. Attached hereto as Schedule 5B is a true copy of each such filing. All filing fees and taxes payable in connection with such filings will be paid by the Lien Grantor.

E.	Absence of Certain Property.

The Lien Grantor does not own any assets of material value which constitute commercial tort claims, farm products, electronic chattel paper, letter-of-credit rights which are not supporting obligations or as-extracted collateral, as each of the foregoing terms is defined in the UCC.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of             ,         .

Name:
Title:

Schedule 3

to Perfection Certificate

DESCRIPTION OF COLLATERAL

All personal property.

Schedule 5A to

Perfection Certificate

SCHEDULE OF FILINGS

AGAINST              ,

AS DEBTOR

Filing Office	File Number	Date of Filing[9]

[9]	Also indicate lapse date, if other than fifth anniversary.

EXHIBIT F

to Amended and Restated Security Agreement

ISSUER CONTROL AGREEMENT

ISSUER CONTROL AGREEMENT dated as of             ,          among [NAME OF LIEN GRANTOR] (the “Lien Grantor”), JPMORGAN CHASE BANK, N.A., as Collateral Agent (the “Secured Party”), and [NAME OF ISSUER] (the “Issuer”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of organization]. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Security Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Lien Grantor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);

WHEREAS, pursuant to the Amended and Restated Security Agreement originally dated as of July 17, 2006 and amended and restated as of April 24, 2015 among Windstream Services, LLC (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.), the Guarantors party thereto and JPMorgan Chase Bank, N.A., as Collateral Agent (as such agreement may be amended and/or supplemented from time to time, the “Security Agreement”), and subject to the terms and provisions set forth therein, the Lien Grantor has granted to the Secured Party a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Lien Grantor in, to and under the Securities, whether now existing or hereafter arising; and

WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Nature of Securities. The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Lien Grantor is registered on the books of the Issuer as the registered holder of the Securities.

Section 2. Instructions. The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Secured Party and relating to the Securities without further consent by the Lien Grantor or any other person. The Lien Grantor consents to the foregoing agreement by the Issuer.

Section 3. Waiver of Lien; Waiver of Set-off. To the extent permitted by applicable law, the Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Party.

Section 4. Choice of Law. This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].

Section 5. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Lien Grantor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Lien Grantor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 6. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.

Section 7. Notice of Adverse Claims. Except for the claims and interests of the Secured Party and the Lien Grantor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Secured Party and the Lien Grantor thereof.

Section 8. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:

(i) Lien Grantor Instructions; Notice of Exclusive Control. (A) So long as (x) the Issuer has not received a Notice of Exclusive Control (as defined below), or (y) if a Notice of Exclusive Control has been received, an Exclusive Control Termination Notice has thereafter been delivered and no subsequent Notice of Exclusive Control has been received, the Issuer may comply with instructions of the Lien Grantor or any agent of the Lien Grantor in respect of the Securities.

(B) After the Issuer receives a written notice from the Secured Party stating that an Event of Default has occurred and is continuing, and instructing the Issuer to comply with instructions originated by the Secured Party with respect to the Securities without further consent by the Lien Grantor (a “Notice of Exclusive Control”), and until the Issuer thereafter receives a written notice from the Secured Party, substantially in the form of Exhibit A hereto, stating that the Event of Default described in such Notice of Exclusive Control shall have been cured or waived or otherwise ceased to exist (“Exclusive Control Termination Notice”). the Issuer will cease complying with instructions of the Lien Grantor or any of its agents.

(ii) Statements and Confirmations. During any period described in subsection 8(i)(B) above, the Issuer will promptly send copies of all statements

7

and other correspondence concerning the Securities simultaneously to each of the Lien Grantor and the Secured Party at their respective addresses specified in Section 11 hereof.

Section 9. Representation and, Warranties of the Issuer. The Issuer makes the following representations and warranties:

(i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms, enforceable in accordance with its terms, except as limited by (x) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (y) general principles of equity.

(ii) The Issuer has not entered into any agreement with any other person relating to the Securities pursuant to which it has agreed to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Lien Grantor or the Secured Party purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.

Section 10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 11. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, or (iii) ten days after being sent to (or, if earlier, when received by) such party by certified or registered United States mail, addressed to it at its address specified below, with first class or airmail postage prepaid:

Lien Grantor:

Secured Party:

Issuer:

Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.

Section 12. Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Lien Grantor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Secured Party notifies the Issuer that the Transaction Lien on the Securities has been terminated or released pursuant to the Security Agreement, unless this Agreement is otherwise terminated by the Secured Party in its sole discretion.

8

Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF LIEN GRANTOR]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

[NAME OF ISSUER]

By:
Name:
Title:

9

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Issuer]

Attention:

Re:	Notice of Exclusive Control

Ladies and Gentlemen:

As referenced in the Issuer Control Agreement dated as of             ,          among [name of Lien Grantor], us and you (a copy of which is attached), we notify you that that an Event of Default has occurred and is continuing, and we will hereafter exercise exclusive control over [specify Pledged Uncertificated Securities] registered in the name of [name of Lien Grantor] (the “Securities”). You are instructed to comply with instructions originated by the undersigned with respect to the Securities and not to accept any directions or instructions with respect to the Securities from any other person unless otherwise ordered by a court of competent jurisdiction.

You are instructed to deliver a copy of this notice by facsimile transmission to [name of Lien Grantor].

Very truly yours,

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name:
Title:

cc:	[name of Lien Grantor]

10

EXHIBIT D

[FORM OF]

PARI PASSU INTERCREDITOR AGREEMENT

Among

WINDSTREAM SERVICES, LLC

(formerly known as Windstream Corporation,

and successor to ALLTEL Holding Corp.),

the other Grantors party hereto,

[            ],16

as Collateral Agent for the Pari Passu Secured Parties,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and Authorized Representative for the Existing Secured Parties

[            ]

as the Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

dated as of [    ], 20[    ]

[16]	This form assumes that a single Collateral Agent shall be appointed to hold all Liens granted in favor of the Pari Passu Secured Parties under the Pari Passu Security Documents. If the Collateral Agent is other than JPMorgan Chase Bank, N.A., appropriate arrangements will be made with respect to Possessory Collateral to ensure the continued perfection by possession of the Liens on the Possessory Collateral. If instead of a single Collateral Agent, one or more separate collateral agents with respect to one or more Series of Additional Pari Passu Obligations are appointed, this form shall be modified solely to the extent necessary to accommodate such structure.

PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among WINDSTREAM SERVICES, LLC, a Delaware limited liability company (formerly known as Windstream Corporation, and successor to ALLTEL Holding Corp.) (the “Borrower”), the other Grantors (as defined below) party hereto, [            ], as collateral agent for the Pari Passu Secured Parties (as defined below) (together with its successors in such capacity, the “Collateral Agent”), JPMORGAN CHASE BANK, N.A., as Administrative Agent and Authorized Representative for the Existing Secured Parties, [INSERT NAME AND CAPACITY], as Authorized Representative for the Initial Additional Pari Passu Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Additional Pari Passu Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Existing Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Pari Passu Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Pari Passu Secured Parties of the applicable Series) agree as follows:

ARTICLE 10

DEFINITIONS

SECTION 10.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Pari Passu Documents” means, with respect to any Series of Pari Passu Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Pari Passu Obligations, including the Initial Additional Pari Passu Agreement and each other agreement entered into for the purpose of securing any Series of Additional Pari Passu Obligations.

“Additional Pari Passu Obligations” means, with respect to any Series of Additional Pari Passu Obligations, (a) all principal of, and interest (including, without limitation, any Post-Petition Interest) payable with respect to, such Additional Pari Passu Obligations, (b) all other amounts payable to the related Additional Pari Passu Secured Parties under the related Additional Pari Passu Documents and (c) any renewals of extensions of the foregoing.

“Additional Pari Passu Secured Party” means the holders of any Additional Pari Passu Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional Pari Passu Secured Parties.

“Administrative Agent” means JPMorgan Chase Bank, N.A. and its successors and assigns, in its capacity as administrative agent under the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Existing Secured Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Existing Secured Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Existing Secured Obligations or the Existing Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Pari Passu Obligations or the Initial Additional Pari Passu Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional Pari Passu Obligations or Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 11.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph hereof.

“Collateral” means all assets and properties subject to Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph hereof.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of Pari Passu Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015 (and as further amended, restated, supplemented or otherwise modified, Refinanced or replaced from time to time), among the Borrower, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto.

“DIP Financing” has the meaning assigned to such term in Section 11.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 11.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 11.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu Obligations, that such Series of Pari Passu Obligations is no longer secured by such Shared Collateral pursuant to the terms of the applicable Secured Credit Documents. The term “Discharged” shall have a corresponding meaning.

“Discharge of Existing Secured Obligations” means, with respect to any Shared Collateral, the Discharge of the Existing Secured Obligations with respect to such Shared Collateral; provided that the Discharge of Existing Secured Obligations shall not be deemed to have occurred in connection with a Refinancing of such Existing Secured Obligations with additional Pari Passu Obligations secured by such Shared Collateral under an Additional Pari Passu Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“Event of Default” means an “Event of Default” as defined in any Secured Credit Document.

“Existing Bond Secured Parties” means the holders from time to time of the Existing Secured Bond Obligations.

“Existing Secured Bond Documents” means the notes, indentures, security documents and other operative agreement evidencing or governing the Existing Secured Bond Obligations.

“Existing Secured Bond Obligations” means the “Secured Bond Obligations” as defined in the Security Agreement.

“Existing Secured Obligations” means the “Secured Obligations” as defined in the Security Agreement. For the avoidance of doubt, the Existing Secured Bond Obligations shall constitute Existing Secured Obligations only to the extent set forth in the definition of “Secured Obligations” in the Security Agreement.

“Existing Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“Grantors” means the Borrower and each Subsidiary of the Borrower which has granted a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 10.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional Pari Passu Documents” means that certain [[Indenture] dated as of [            ], 20[    ], among the Borrower, [the Guarantors identified therein,] [            ], as [trustee], and [            ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Pari Passu Obligations.

“Initial Additional Pari Passu Obligations” means the Additional Pari Passu Obligations pursuant to the Initial Additional Pari Passu Documents.

“Initial Additional Pari Passu Secured Parties” means the holders of any Initial Additional Pari Passu Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 14.13 hereof in order to establish an additional Series of Additional Pari Passu Obligations and become Additional Pari Passu Secured Parties hereunder.

“Lien” shall mean (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Pari Passu Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Pari Passu Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Pari Passu Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Pari Passu Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Pari Passu Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Pari Passu Obligations” means, collectively, (i) the Existing Secured Obligations and (ii) each Series of Additional Pari Passu Obligations.

“Pari Passu Secured Parties” means (i) the Existing Secured Parties and (ii) the Additional Pari Passu Secured Parties with respect to each Series of Additional Pari Passu Obligations.

“Pari Passu Security Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of Pari Passu Obligations.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Pari Passu Security Documents.

“Proceeds” has the meaning assigned to such term in Section 11.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part, whether pursuant to one or more agreements), including by adding or replacing lenders, creditors, agents, the Borrower and/or the guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) the Existing Secured Bond Documents, (iii) each Initial Additional Pari Passu Document and (iv) each Additional Pari Passu Document.

“Security Agreement” means the “Security Agreement” as defined in the Credit Agreement.

“Senior Class Debt” shall have the meaning assigned to such term in Section 14.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 14.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 14.13.

“Senior Lien” means the Liens on the Collateral in favor of the Pari Passu Secured Parties under the Pari Passu Security Documents.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Existing Secured Parties (in their capacities as such), (ii) the Initial Additional Pari Passu Secured Parties (in their capacity as such) and (iii) the Additional Pari Passu Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Secured Parties) and (b) with respect to any Pari Passu Obligations, each of (i) the Existing Secured Obligations, (ii) the Initial Additional Pari Passu Obligations and (iii) the Additional Pari Passu Obligations incurred pursuant to any Additional Pari Passu

Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Pari Passu Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Passu Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 10.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (e) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) the term “or” is not exclusive.

SECTION 10.03. Impairments. It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (a) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of the Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (b) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (a) or (b) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series). In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such

Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 11.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Pari Passu Obligations or the Pari Passu Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.

ARTICLE 11

PRIORITIES AND AGREEMENTS WITH RESPECT TO SHARED COLLATERAL

SECTION 11.01. Priority of Claims. (a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Passu Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 10.03), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Obligations on any Shared Collateral shall be of equal priority and, with respect to that portion of the Shared Collateral securing the Existing Secured Bond Obligations pursuant to any Pari Passu Security Document, the Liens securing each Series of Pari Passu Obligations shall be of equal priority.

(b) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 10.03), if an Event of Default has occurred and is continuing and (i) the Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral (an “Enforcement Action”), (ii) any distribution is made to the Collateral Agent or any Pari Passu Secured Party in respect of any Shared Collateral in any Bankruptcy Case of the Borrower or any other Grantor (a “Bankruptcy Distribution”) or (iii) the Collateral Agent or any Pari Passu Secured Party receives any payment in respect of Pari Passu Obligations pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral (an “Other Intercreditor Payment”), then the proceeds of (A) any such Enforcement Action, (B) any such Bankruptcy Distribution and/or (C) any such Other Intercreditor Payment (subject, in the case of each of clauses (A), (B) and (C), to the sentence immediately following) (all proceeds described in the preceding clauses (A), (B) and (C), and all proceeds thereof being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 10.03, to the payment in full of the Pari Passu Obligations of each Series, but in the case of the Existing Secured Bond Obligations only to the extent secured by such Shared Collateral on a ratable basis in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all Pari Passu Obligations, to the Borrower and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment exists.

(c) It is acknowledged that the Pari Passu Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01 or the provisions of this Agreement defining the relative rights of the Pari Passu Secured Parties of any Series.

(d) Notwithstanding anything in this Agreement or any other Pari Passu Security Documents to the contrary, Collateral consisting of cash collateral pledged to secure Existing Secured Obligations consisting of LC Reimbursement Obligations or otherwise held in the Cash Collateral Account pursuant to Section 2.04(j) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

SECTION 11.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Pari Passu Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Pari Passu Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable Pari Passu Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party, Collateral Agent or Authorized Representative with respect to any collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of Pari Passu Obligations other than pursuant to the Pari Passu Security Documents (except (i) for funds deposited for the discharge or defeasance of any Additional Pari Passu Agreement and (ii) pursuant to Section 2.04(j) of the Credit Agreement (or any equivalent successor provision)), and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of Pari Passu Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other Pari Passu Security Documents applicable to it.

SECTION 11.03. No Interference; Payment Over. (a) Each of the Pari Passu Secured Parties agrees that (i) it will not (and hereby waives any right to) challenge, question or contest, or support any other Person in challenging, questioning or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding) (x) the perfection, priority, validity, attachment or enforceability any Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, (y) the validity or enforceability of any Pari Passu Obligations of any Series or any Pari Passu Security Document or (z) the validity or enforceability of the priorities, rights or duties established by, or any other provision of, this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 11.02, it shall have no right to (A) direct the Collateral Agent or any other Pari Passu Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party to enforce this Agreement.

(b) Each Pari Passu Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Pari Passu Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of the Pari Passu Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 11.01 hereof.

SECTION 11.04. Automatic Release of Liens; Amendments to Pari Passu Security Documents. (a) If, at any time the Collateral Agent, acting in accordance with this Agreement and the applicable Secured Credit Documents, forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 11.01 hereof.

(b) Each Pari Passu Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security Document, so long as the Collateral Agent receives a certificate of the Borrower stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each Pari Passu Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security Document solely as such Pari Passu Security Document relates to a particular Series of Pari Passu Obligations so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of Pari Passu Obligations was incurred and (y) such amendment does not adversely affect the Pari Passu Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any Pari Passu Security Document provided for in this Section.

SECTION 11.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Borrower or any of its Subsidiaries

(b) If the Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Pari Passu Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral (or portion thereof, in the case of the Existing Bond Secured Parties) pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series (but in the case of the Existing Bond Secured Parties, only to the extent required pursuant to the Existing Secured Bond Documents) are granted Liens on any additional collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Pari Passu Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to Section 11.01 of this Agreement, and (D) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 11.01 of this Agreement; provided that the Pari Passu Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 11.06. Reinstatement. In the event that any of the Pari Passu Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article 2 shall be fully applicable thereto until all such Pari Passu Obligations shall again have been paid in full in cash.

SECTION 11.07. Insurance. As between the Pari Passu Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 11.08. Refinancings. The Pari Passu Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 11.09. Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 11.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 11.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 11.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties therein.

ARTICLE 12

EXISTENCE AND AMOUNTS OF LIENS AND OBLIGATIONS

SECTION 12.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such determination.

ARTICLE 13

THE COLLATERAL AGENT

SECTION 13.01. Appointment and Authority. (a) Each of the Pari Passu Secured Parties hereby irrevocably appoints [                    ] to act on its behalf as the Collateral Agent hereunder and under each of the other Pari Passu Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Pari Passu Obligations, together with such powers and discretion as are reasonably incidental thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Passu Security Documents, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations held by them. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the Pari Passu Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any Pari Passu Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement or the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 11.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Passu Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 14.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 13.02. Rights as a Pari Passu Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Collateral Agent, and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Existing Secured Party”, “Existing Secured Parties”, “Additional Pari Passu Secured Party” or “Additional Pari Passu Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

SECTION 13.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Pari Passu Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Pari Passu Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Pari Passu Security Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Pari Passu Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an Responsible Officer stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until written notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such Pari Passu Obligations or the Borrower; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (v) the value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (vi) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 13.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 13.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari Passu Security Document by or through one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent.

SECTION 13.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Pari Passu Security Documents to each Authorized Representative and the Borrower. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Borrower, to appoint a successor. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, the retiring Collateral Agent may then, on behalf of the Pari Passu Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York or an Affiliate of any such bank; provided that if the Collateral Agent shall notify the Borrower and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Pari Passu Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Pari Passu Secured Parties under any of the Pari Passu Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Pari Passu Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other Pari Passu Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Pari Passu Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Pari Passu Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder, the provisions of this Article and Article 9 of the Credit Agreement and the equivalent provision of any Additional Pari Passu Agreement shall continue in effect for the benefit of such retiring or retired Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other Pari Passu Security Documents, the Borrower agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Pari Passu Security Documents to the successor Collateral Agent.

SECTION 13.07. Non-Reliance on Collateral Agent and Other Pari Passu Secured Parties. Each Pari Passu Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Pari Passu Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Pari Passu Secured

Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 13.08. Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Pari Passu Security Document in accordance with Section 11.04 or upon receipt of a written request from the Borrower stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document;

(b) to release any Grantor from its obligations under the Pari Passu Security Documents upon receipt of a written request from the Borrower stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE 14

MISCELLANEOUS

SECTION 14.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent, to it at [            ]

(b) if to the Authorized Representative for the Existing Secured Parties, to it at [            ];

(c) if to the Initial Additional Authorized Representative, to it at [            ];

(d) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 14.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 14.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 14.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).

(c) Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 14.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional Pari Passu Secured Parties and Additional Pari Passu Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other Pari Passu Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or Pari Passu Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Pari Passu Obligations in compliance with the Credit Agreement.

SECTION 14.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 14.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 14.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 14.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 14.07. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

SECTION 14.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding arising out of or relating to this Agreement and the Pari Passu Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the United States District Court for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Pari Passu Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 14.08 any indirect, consequential or punitive damages (as opposed to direct or actual damages).

SECTION 14.09. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 14.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 14.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other Pari Passu Security Documents or Additional Pari Passu Agreements the provisions of this Agreement shall control.

SECTION 14.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 11.04, 11.05, 11.08, 11.09 or Article 14) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Pari Passu Documents), and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 11.04, 11.05, 11.08, 11.09 or Article 14). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 14.13. Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional Pari Passu Documents, the Borrower may incur Additional Pari Passu Obligations. Any such additional class or series of Additional Pari Passu Obligations (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Pari Passu Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

(ii) the Borrower shall have delivered to the Collateral Agent true and complete copies of each of the Additional Pari Passu Documents relating to such Senior Class Debt, certified as being true, correct and complete by a Responsible Officer;

(iii) all filings, recordations and/or amendments or supplements to the Pari Passu Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent); and

(iv) the Additional Pari Passu Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 14.14. Integration. This Agreement together with the other Secured Credit Documents and the Pari Passu Security Documents represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Pari Passu Security Documents.

SECTION 14.15. Further Assurances. Each Grantor will do or cause to be done all acts and things that may be required, or that the Collateral Agent may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Pari Passu Obligations, duly created and enforceable and perfected Liens on the Collateral, in each case as contemplated by (and to the extent required by) the Secured Credit Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

[ ], as Collateral Agent,

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Authorized Representative for the Existing Secured Parties,

By:
Name:
Title:

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

By:
Name:
Title:

[ ], as Initial Additional Authorized Representative

By:
Name:
Title:

ANNEX I

Grantors

[                    ]

D-I-1

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[    ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Pari Passu Intercreditor Agreement”), among Windstream Services, LLC, a Delaware corporation (“the Borrower”), certain subsidiaries of the Borrower (each a “Grantor”), [                    ], as Collateral Agent for the Pari Passu Secured Parties under the Pari Passu Security Documents (in such capacity, the “Collateral Agent”), JPMorgan Chase Bank, N.A., as Authorized Representative for the Existing Secured Parties, [                    ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Intercreditor Agreement.

B. As a condition to the ability of the Borrower or any Grantor to incur Additional Pari Passu Obligations and to secure such Senior Class Debt with the Senior Lien, in each case under and pursuant to the Pari Passu Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Intercreditor Agreement. Section 14.13 of the Pari Passu Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Pari Passu Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 14.13 of the Pari Passu Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the Pari Passu Intercreditor Agreement.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 14.13 of the Pari Passu Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Pari Passu Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional Pari Passu Secured Parties. Each reference to a “Authorized Representative” in the Pari Passu Intercreditor Agreement shall be deemed to include the New Representative. The Pari Passu Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other Pari Passu Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by

D-II-1

it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional Pari Passu Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Pari Passu Intercreditor Agreement as Additional Pari Passu Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 14.01 of the Pari Passu Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the Pari Passu Intercreditor Agreement as of the day and year first above written.

D-II-2

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:

Telecopy:

D-II-3

Acknowledged by:

[ ], as Collateral Agent,

By:
Name:
Title:

WINDSTREAM SERVICES, LLC

By:
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

D-II-4

EXHIBIT E

FORM OF RECOGNITION AGREEMENT

[See attached]

RECOGNITION AGREEMENT

This Recognition Agreement (this “Agreement”) dated as of April 24, 2015, is entered into by and among CSL NATIONAL, LP, a Delaware limited partnership (“CS&L”), and THE OTHER LANDLORD ENTITIES SET FORTH ON THE SIGNATURE PAGE HERETO (together with CS&L, collectively, “Landlord”), WINDSTREAM HOLDINGS, INC., a Delaware corporation (“Tenant”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent (“Administrative Agent”) on behalf of the Lenders (as hereinafter defined).

RECITALS

WHEREAS, Landlord and Tenant entered into that certain Master Lease, dated as of the date hereof (as the same may be amended or restated from time to time, the “Lease”) pursuant to which Landlord granted to Tenant a leasehold estate in and to the Leased Property.

WHEREAS, Windstream Services, LLC, a Delaware limited liability company (f/k/a Windstream Corporation) (“Windstream Services”) is a subsidiary of Tenant.

WHEREAS, pursuant to the terms of that certain Sixth Amended and Restated Credit Agreement, dated as of the date hereof, by and among Windstream Services, the lenders party thereto (together with their successors and/or assigns, the “Lenders”), Administrative Agent, and the documentation agents referred to therein (as the same may be amended, restated, modified, renewed or replaced from time to time, the “Credit Agreement”) and the other documents executed in connection therewith, the Lenders agreed to make certain loan proceeds available to Windstream Services.

WHEREAS, Administrative Agent, acting on behalf of the Lenders, has requested that Tenant agree to certain matters and Landlord provide certain rights to Administrative Agent with respect to the Lease as more particularly described herein.

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

AGREEMENTS

NOW, THEREFORE, the parties agree as follows:

1. Loan Documents.

a.	Tenant, upon being requested to do so by Landlord, shall with reasonable promptness cause Windstream Services to provide Landlord with a copy of the Credit Agreement. If requested to do so by Landlord, Tenant shall thereafter also cause Windstream Services to provide to Landlord from time to time with a copy of each written amendment or other modification or supplement to such agreement.

b.	Administrative Agent acknowledges that (i) it does not and will not have a lien on all or any portion of the Leased Property and (ii) any liens granted to Administrative Agent with respect to Tenant’s Property shall be subject to the terms of the Lease, including without limitation, Sections 6.2 (Tenant’s Property) and 11.1 (Liens) thereof.

c.	Administrative Agent acknowledges that pursuant to the Lease, (i) Tenant shall have the right to receive all rents, profits and charges arising from the Primary Intended Use of the Leased Property or any sublease of the Leased Property, including but not limited to: (A) contract charges and tariffed rates to third parties on a wholesale basis, (B) rents collected from Pole Agreements, and (C) payments from customer or carriers for dark or dim fiber services, and (ii) notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default that is monetary in nature, Landlord shall have the right to receive all rents, profits and charges arising from any sublease of the Leased Property (including, but not limited to, any rights granted pursuant to a dark fiber agreement, a dim fiber agreement or a collocation agreement) subject to applicable law, and apply such rents, profits and charges to Rent as set forth in Section 22.3 of the Lease. Landlord acknowledges and agrees that (x) Tenant (and Tenant’s Subsidiaries) may charge contract and/or tariff rates to other carriers in such amounts as Tenant deems appropriate (subject to Legal Requirements) in performing its obligations under the Communication Regulations (including Tenant’s collocation obligations) and that Landlord has no rights to the amounts that Tenant collects from such carriers in connection therewith during the Term, and (y) any right of Landlord to any such rents, profits and charges arising from any sublease of the Leased Property upon an Event of Default shall be subject to the rights of the Administrative Agent pursuant to this Agreement (including the right to notice and opportunity to cure defaults).

2. Default Notice. Landlord, upon providing Tenant any notice of: (i) default under the Lease or (ii) a termination of the Lease, shall at the same time provide a copy of such notice to Administrative Agent. No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been sent to Administrative Agent in accordance with the notice provisions set forth in Section 14 hereof. From and after such notice has been sent to Administrative Agent, Administrative Agent shall have the same period, after the giving of such notice, as is given Tenant after the giving of such notice to Tenant, plus in each instance, the additional periods of time specified in Sections 3 and 4 hereof to remedy, commence remedying or cause to be remedied the defaults or acts or omissions which are specified in any such notice. Landlord shall accept such performance by or at the instigation of Administrative Agent as if the same had been done by Tenant. Tenant authorizes Administrative Agent to take any such action at Administrative Agent’s option and does hereby authorize entry upon the Leased Property by Administrative Agent for such purpose.

3. Notice to Administrative Agent. If an Event of Default shall occur which entitles Landlord to terminate the Lease, Landlord shall have no right to terminate the Lease on account of such Event of Default unless, following the expiration of the period of time given Tenant to cure such Event of Default or the act or omission which gave rise to such Event of Default, Landlord shall notify Administrative Agent of Landlord’s intent to so terminate at least thirty (30)

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days in advance of the proposed effective date of such termination if such Event of Default is capable of being cured by the payment of money, and at least ninety (90) days in advance of the proposed effective date of such termination if such Event of Default is not capable of being cured by the payment of money (“Termination Notice”). The provisions of this Section 3 shall apply if, during such thirty (30) or ninety (90) day (as the case may be) Termination Notice period, Administrative Agent shall:

a. notify Landlord of Administrative Agent’s desire to nullify such Termination Notice;

b. pay or cause to be paid all Rent, Additional Charges, and other payments (i) then due and in arrears as specified in the Termination Notice and (ii) which may become due during such thirty (30) or ninety (90) day (as the case may be) period (as the same may become due);

c. comply or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of the Lease then in default and reasonably susceptible of being complied with by Administrative Agent; and

d. during such thirty (30) or ninety (90) day period, Administrative Agent shall respond, with reasonable diligence, to requests for information from Landlord as to Administrative Agent’s (and Lenders’) intent to pay such Rent and other charges and comply with the Lease.

4. Procedure on Default. If Landlord shall elect to terminate the Lease by reason of any Event of Default that has occurred and is continuing, and Administrative Agent shall have proceeded in the manner provided for by Section 3 hereof, the specified date for the termination of the Lease as fixed by Landlord in its Termination Notice shall be extended for a period of six (6) months; provided that Administrative Agent shall, during such six-month period (i) pay or cause to be paid the Rent, Additional Charges and other monetary obligations of Tenant under the Lease as the same become due, and continue its good faith efforts to perform or cause to be performed all of Tenant’s other obligations under the Lease, excepting past nonmonetary obligations then in default and not reasonably susceptible of being cured by Administrative Agent and (ii) if not enjoined or stayed pursuant to a bankruptcy or insolvency proceeding or other judicial order, commence and diligently pursue its remedies against Windstream Services and/or its affiliates under the Credit Agreement and the other documents executed in connection therewith and diligently prosecute the same to completion. Nothing in this Section 4, however, shall be construed to extend the Lease beyond the original term thereof as extended by any options to extend the term of the Lease properly exercised by Tenant in accordance with Section 1.4 of the Lease. If the Event of Default shall be cured pursuant to the terms and within the time periods allowed in Section 3 hereof and this Section 4, the Lease shall continue in full force and effect as if Tenant had not defaulted under the Lease.

5. New Lease. In the event of the termination of the Lease other than due to a default as to which Administrative Agent had the opportunity to, but did not, cure such default as set forth in Sections 3 and 4 above, Landlord shall provide Administrative Agent with written notice that the Lease has been terminated (“Notice of Termination”), together with a statement of all sums which would at that time be due under the Lease but for such termination, and of all other defaults, if any, then known to Landlord. Provided that no Permitted Leasehold Mortgage that complies with the terms set forth in Section 17.1 of the Lease is then in effect, Landlord agrees to enter into a new lease (“New Lease”) of the Leased Property then subject to the terms

3

of the Lease with the Administrative Agent or its designee (in each case if a Discretionary COC Transferee) for the remainder of the term of the Lease, effective as of the date of termination, at the rent and additional rent, and upon the terms, covenants and conditions (including all options to renew but excluding requirements which have already been fulfilled) of the Lease, provided:

a.	Administrative Agent or its designee shall make a binding, written, irrevocable commitment to Landlord for such New Lease within thirty (30) days after the date that Administrative Agent receives Landlord’s Notice of Termination of this Lease given pursuant to this Section 5;

b.	Administrative Agent or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums which would at the time of execution and delivery thereof be due pursuant to the Lease but for such termination and, in addition thereto, all reasonable expenses, including reasonable attorney’s fees, which Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and which have not otherwise been received by Landlord from Tenant or other party in interest under Tenant; and

c.	Administrative Agent or its designee shall agree to remedy any of Tenant’s defaults of which Administrative Agent was notified by Landlord’s Notice of Termination (or in any subsequent notice) and which can be cured through the payment of money or are reasonably susceptible of being cured by Administrative Agent or its designee.

6. Administrative Agent Need Not Cure Specified Defaults. Nothing herein contained shall require Administrative Agent as a condition to its exercise of the right hereunder to cure any default of Tenant not reasonably susceptible of being cured by Administrative Agent or its designee (including but not limited to the defaults referred to in clauses (b) (as related to agreements with the Administrative Agent and/or the Lenders), (c), (d), (e), (f) (if the levy or attachment is (A) in favor of the Administrative Agent and/or the Lenders, or (B) would be extinguished upon a New Lease being provided to the Administrative Agent or its designee), (l) (as related to the Indebtedness to the Lenders or that that would be extinguished upon a New Lease being provided to the Administrative Agent or its designee), of Section 16.1 of the Lease and any other sections of the Lease which may impose conditions of default not susceptible to being cured by Administrative Agent or its designee) in order to comply with the provisions of Sections 3 and 4 hereof, or as a condition of entering into the New Lease provided for by Section 5 hereof.

7. Insurance. The Administrative Agent may be added as an additional insured to any and all insurance policies required to be carried by Tenant under the Lease on the condition that the insurance proceeds are to be applied in the manner specified in the Lease.

8. Arbitration; Legal Proceedings. Landlord shall give prompt notice to Administrative Agent of any arbitration or legal proceedings between Landlord and Tenant involving obligations or rights under the Lease.

9. Limitation of Liability. Notwithstanding any other provision hereof to the contrary, (i) each of Landlord and Tenant hereby agree that it shall not assert, and hereby waives, any claim against any Indemnitee (as defined in the Credit Agreement), on any theory of liability,

4

for damages arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Lease or the Propco Transactions (as defined in the Credit Agreement), and (ii) Administrative Agent, for itself and on behalf of the Lenders, agrees that Landlord’s liability to Administrative Agent and the Lenders hereunder howsoever arising shall be limited to and enforceable only against Landlord’s interest in the Leased Property, and no recourse against Landlord shall be had against any other assets of Landlord whatsoever.

10. Sale Procedure.

a.	Administrative Agent shall have the right to select the highest Qualified Communications Assets Bid on behalf of Tenant solely under the circumstances and pursuant to the terms expressly set forth in Section 36.2(c)(ii) of the Lease.

b.	If Tenant’s obligation to transfer the Communication Assets to a Successor Tenant is triggered as a result of a Non-Renewal Event, the delivery of a Lease Termination Notice or a Final Lease Expiration as described in Section 36.1(a) of the Lease, Tenant shall notify Administrative Agent no later than five (5) Business Days after the occurrence of such event and such notice shall include in bold-faced capitalized font the following: THIS NOTICE REQUIRES A RESPONSE WITHIN TEN (10) BUSINESS DAYS. No later than ten (10) Business Days after Administrative Agent’s receipt of Tenant’s notice, Administrative Agent shall deliver notice (the “Required Credit Agreement Agent Notice”) to Landlord and Tenant which specifies whether a Credit Agreement Agent Trigger Event exists and the Administrative Agent’s best estimate of the Credit Agreement Payoff Amount. If the Administrative Agent fails to deliver the Required Credit Agreement Notice within such ten (10) Business Day period, either Tenant or Landlord may deliver a second notice to Administrative Agent which notice shall include in bold-faced capitalized font the following: THIS IS A SECOND NOTICE. YOUR RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS SECOND NOTICE. Notwithstanding anything to the contrary contained herein or in the Lease, but subject to the terms of Section 10(a) above, if Administrative Agent fails to deliver the Required Credit Agreement Agent Notice within five (5) Business Days after receipt of the second notice from either Landlord or Tenant, Administrative Agent shall be deemed to have waived its right to make any determinations and agreements on behalf of Tenant under Article XXXVI of the Lease (including, without limitation, the selection of the highest Qualified Communications Assets Bid).

11. Tenant and Landlord Agreements.

a.	Tenant hereby consents to the agreements made by Landlord in this Agreement.

b.	Tenant hereby consents to the rights of the Administrative Agent and the Lenders pursuant to this Agreement.

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c.	Tenant shall provide written notice to Administrative Agent of any amendment or modification to the Lease, and if requested to do so by Administrative Agent, Tenant shall provide to the Administrative Agent from time to time a copy of each written amendment or other modification or supplement to the Lease.

d.	Notwithstanding anything to the contrary contained in the Lease, so long as the Credit Agreement remains outstanding, Tenant hereby waives its right to enter into a Permitted Leasehold Mortgage without the prior written consent of Administrative Agent and Landlord hereby acknowledges that Landlord shall not recognize any Permitted Leasehold Mortgage or Permitted Leasehold Mortgagee without prior written notice from Tenant that Administrative Agent has consented to such Permitted Leasehold Mortgage.

12. Recognition/Non-Disturbance. Landlord shall, and shall cause any holder of a Facility Mortgage, to acknowledge and agree to recognize the rights of the Administrative Agent and the Lenders pursuant to this Agreement. In the event that Landlord grants any Facility Mortgage, Landlord shall cause the holder of such Facility Mortgage to deliver a Subordination, Non-Disturbance and Attornment Agreement that (i) runs in favor of Tenant and parties in possession claiming through Tenant or its affiliates, including Windstream Services and the Administrative Agent or its designee pursuant to this Agreement and (ii) is substantially in the form of Exhibit C to the Lease or such other forms as is reasonably acceptable to Tenant, Administrative Agent and the Lenders.

13. Representation. Each of Landlord and Tenant (a) represents that (i) a complete copy of the Lease has been delivered to the Administrative Agent, (ii) the Lease is unmodified and in full force and effect, (iii) no Event of Default has occurred under the Lease, and (iv) no Rent or Additional Charges payable thereunder are due but remain unpaid, and (b) agrees to deliver to the Administrative Agent an Officer’s Certificate in accordance with the terms set forth in Section 23.1(a) of the Lease upon not less than ten (10) Business Days’ prior written request of Administrative Agent, but in no event shall Landlord or Tenant be required to deliver an Officer’s Certificate to Administrative Agent more than two (2) times in any calendar year.

14. Notices. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid and return receipt requested, by hand delivery or express courier service or by an overnight express service to the following address:

To Landlord:	c/o Communications Sales & Leasing, Inc. 10802 Executive Center Drive Benton Building, Suite 300 Little Rock, AR 72211 Attention: Controller

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With copies to:	c/o Communications Sales & Leasing, Inc. 10802 Executive Center Drive Benton Building, Suite 300 Little Rock, AR 72211 Attention: General Counsel

To Tenant:	Windstream Holdings, Inc. 4001 Rodney Parham Road Little Rock, AR 72212 Attention: Chief Financial Officer

With copies to:	Windstream Holdings, Inc. 4001 Rodney Parham Road Mailstop: B1F03-71A Little Rock, AR 72212 Attention: Legal Department

To Administrative Agent:

JPMorgan Chase Bank, N.A.

Floor 3

500 Stanton Christiana Road, Ops 2

Newark, DE 19713

Attention of George D. Ionas

Telecopy No. 302-634-3301

email: george.d.ionas@jpmorgan.com

copy to:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 24th Floor

New York, New York 10179

Attention of Timothy D. Lee

Telecopy No. 212-270-5100

email: timothy.d.lee@jpmorgan.com

With a copy to:	Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Attention: Kenneth Steinberg, Esq.

15. Further Assurances; Entire Agreement. Each party shall execute, acknowledge and deliver, upon the reasonable request of the other party, any and all agreements or other instruments that may reasonably be required for carrying out the purposes and intent of this Agreement in strict accordance with the terms and conditions hereof. This Agreement constitutes the entire and final agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties.

7

16. Successors and Assigns; Landlord Transfers. This Agreement shall bind each party’s successors and assigns. Without limiting the generality of the foregoing, Landlord agrees that any assignment agreement delivered pursuant to Section 18.1 of the Lease shall include an agreement by the buyer to perform all of the obligations, terms, covenants and conditions of this Agreement binding on Landlord as well as those pursuant to the Lease from and after the effective date of the purchase of the Leased Property by such buyer.

17. General Terms.

a.	This Agreement shall be governed by and construed under the laws of the State of New York, except to the extent preempted by federal law, in which case federal law shall control.

b.	Each party to this Agreement has substantial experience with the subject matter of this Agreement and has each fully participated in the negotiation and drafting of this Agreement and has been advised by counsel of its choice with respect to the subject matter hereof. Accordingly, this Agreement shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

c.	The Recitals to this Agreement are incorporated as a part of this Agreement. The captions and headings of various sections of this Agreement are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions of this Agreement.

d.	This Agreement may be signed in multiple counterparts with the same effect as if all signatories had executed the same instrument.

e.	This Agreement may be amended by an instrument executed and delivered by the parties hereto.

18. No Third Party Beneficiaries. The parties hereto acknowledge and agree that there are no third party beneficiaries of this Agreement for all purposes.

19. Termination. Upon the full satisfaction of the Obligations (as defined in the Credit Agreement), this Agreement and the rights granted to Administrative Agent hereunder shall automatically terminate.

[Remainder of Page Intentionally Left Blank]

8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LANDLORD:

CSL NATIONAL, LP,

By:
Name:
Title:

CSL ALABAMA SYSTEM, LLC
CSL ARKANSAS SYSTEM, LLC
CSL FLORIDA SYSTEM, LLC
CSL GEORGIA SYSTEM, LLC
CSL IOWA SYSTEM, LLC
CSL KENTUCKY SYSTEM, LLC
CSL MISSISSIPPI SYSTEM, LLC
CSL MISSOURI SYSTEM, LLC
CSL NEW MEXICO SYSTEM, LLC
CSL OHIO SYSTEM, LLC
CSL OKLAHOMA SYSTEM, LLC
CSL TEXAS SYSTEM, LLC
CSL REALTY, LLC
CSL GEORGIA REALTY, LLC
CSL NORTH CAROLINA SYSTEM, LP
CSL NORTH CAROLINA REALTY, LP
CSL TENNESSEE REALTY, LLC

By:
Name:
Title:

TENANT:

WINDSTREAM HOLDINGS, INC.,

By:
Name:
Title:

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

D-II-10

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Windstream Services, LLC (formerly known as Windstream Corporation), each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and Bank of America, N.A. and [            ], as Co-Documentation Agents.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

F-1-1

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Windstream Services, LLC (formerly known as Windstream Corporation), each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and Bank of America, N.A. and [            ], as Co-Documentation Agents.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

F-2-1

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Windstream Services, LLC (formerly known as Windstream Corporation), each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and Bank of America, N.A. and [            ], as Co-Documentation Agents.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

F-3-1

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Sixth Amended and Restated Credit Agreement originally dated as of July 17, 2006, as amended and restated as of April 24, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Windstream Services, LLC (formerly known as Windstream Corporation), each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, and Bank of America, N.A. and [            ], as Co-Documentation Agents.

Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or Form W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

F-4-1